UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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XPO, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

XPO, INC.
Five American Lane
Greenwich, Connecticut 06831
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 19, 2026
To the Stockholders of XPO:
Notice is hereby given that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of XPO, Inc. (“XPO” or the “company”) will be held on Tuesday, May 19, 2026, at 10:00 a.m. Eastern Time. The Annual Meeting will be conducted exclusively as a live webcast. You can access the Annual Meeting at meetnow.global/M6W4LLV with the unique control number that will be sent to you.
The Annual Meeting shall be held for the purposes summarized below and more fully described in the Proxy Statement accompanying this notice:
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To elect seven members of our Board of Directors for a term to expire at the 2027 Annual Meeting of Stockholders or until their successors are duly qualified and elected;

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To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2026;

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To conduct an advisory vote to approve the executive compensation of our named executive officers, as disclosed in the Proxy Statement; and

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To consider and transact other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Please note that we are furnishing proxy materials and access to our Proxy Statement to our stockholders electronically, and will only mail printed copies upon request. Beginning on or about April 7, 2026, we will distribute to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”), which contains instructions on how to access our proxy materials and vote online, as well as instructions on how to request a printed copy of our Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”). Stockholders who have communicated a preference for printed documents prior to the distribution of the Notice will not receive the Notice, and instead will receive printed documents by mail.
Only stockholders of record of XPO common stock as of the close of business on March 27, 2026, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting. A complete list of registered stockholders will be available under the “Documents” tab on your screen during the Annual Meeting.
Your vote is important. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. We ask that you vote your shares as soon as possible.
By order of the Board of Directors,
Mario Harik
Chairman and Chief Executive Officer
Greenwich, Connecticut
April 7, 2026
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to Be Held on May 19, 2026:
The Proxy Statement and our 2025 Form 10-K are available at investors.xpo.com.
© 2026 XPO, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 19, 2026:
This Proxy Statement and our 2025 Form 10-K are available at investors.xpo.com.
© 2026 XPO, Inc.

PROXY STATEMENT
SUMMARY
This Proxy Statement Summary highlights information contained in our Proxy Statement, which sets forth information relating to the solicitation of proxies by the Board of Directors of XPO, Inc. (the “Board of Directors” or the “Board”) in connection with our 2026 Annual Meeting of Stockholders. The summary does not reflect all information you should consider, and you are urged to read the proxy materials carefully in full before voting.
2026 ANNUAL MEETING OF STOCKHOLDERS
Our Notice of Internet Availability of Proxy Materials (the “Notice”) is first being distributed on or about April 7, 2026 to stockholders of record of our common stock as of the close of business on March 27, 2026 (the “Record Date”). The Notice provides instructions on how to access our proxy materials and vote online.
Date and Time	Place	Record Date
Tuesday, May 19, 2026 at 10:00 a.m. Eastern Time	Virtual Meeting Site: meetnow.global/M6W4LLV	You can vote if you were an XPO stockholder of record as of the close of business on March 27, 2026
Admission Using Your Control Number: The Annual Meeting will be conducted exclusively as a live webcast that you can access with the control number you receive on your proxy card. At the time of the Annual Meeting, go to meetnow.global/M6W4LLV and enter your control number. If the shares of common stock you hold are in an account at a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you will have to register in advance in order to participate and vote at the Annual Meeting and submit questions during the live webcast. To register in advance, you must obtain a legal proxy from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares. Requests for registration should be directed to our transfer agent, Computershare Trust Company, N.A. (“Computershare”), by email at legalproxy@computershare.com no later than 5:00 p.m. Eastern Time on Thursday, May 14, 2026. You will receive confirmation of your registration and your control number in an email from Computershare. Enter your control number at meetnow.global/M6W4LLV to access the Annual Meeting.
VOTING MATTERS AND BOARD RECOMMENDATIONS
The Board is not aware of any matter that will be presented for a vote at the Annual Meeting other than those shown below.
	Board Vote Recommendation	Page Reference (for more detail)
PROPOSAL 1: Election of Directors
To elect seven members of our Board of Directors for a term to expire at the 2027 Annual Meeting of Stockholders or until their successors are duly qualified and elected.
	FOR each Director Nominee	8-21, 60
PROPOSAL 2: Ratification of the Appointment of KPMG LLP as our Registered Independent Public Accounting Firm for Fiscal Year 2026
To ratify the appointment of KPMG LLP as the company’s independent registered public accounting firm for fiscal year 2026.
	FOR	54-55, 61
PROPOSAL 3: Advisory Vote to Approve Executive Compensation To conduct an advisory vote to approve the executive compensation of the company’s named executive officers.	FOR	62
ABOUT XPO
XPO, Inc. is a leading provider of freight transportation services, with company-specific avenues for value creation. We use our proprietary technology to move goods efficiently through supply chains for approximately 55,000 customers in North America and Europe. As of December 31, 2025, we had approximately 37,000 employees and 592 locations in 17 countries.
Our North American Less-Than-Truckload (“LTL”) segment is the largest component of our business, with an expansive network of professional drivers and owned trucks and service centers. Shippers value our premium service and network coverage, which extends to 99% of all U.S. postal codes and all 50 states, as well as Canada, Mexico and the Caribbean.
Our culture ensures a superior customer service experience by prioritizing the attributes that LTL customers value most, such as on-time performance and damage-free shipping. In addition, we are committed to continuously improving our network efficiency and labor productivity, while optimizing freight flows at all levels of demand. For the full year 2025, our customer-focused
1	© 2026 XPO, Inc.

organization of truck drivers, service center teams and sales professionals worked together to move approximately 16 billion pounds of freight through our LTL network.
2025 COMPANY PERFORMANCE HIGHLIGHTS
In 2025, our named executive officers (“NEOs”) were instrumental in driving XPO’s achievement of numerous strategic, financial and operational goals through the execution of our strategy and our LTL growth plan. Despite a soft freight market environment, the strong leadership of our NEOs delivered financial results that outpaced expectations, enhanced service quality, realized record levels of customer satisfaction and employee engagement, and positioned the business to generate sustainable long-term stockholder value:
Generated robust 2025 financial results company-wide:
Revenue $8.16B	Operating Income $656M	Adjusted EBITDA(1) $1.27B	Adjusted Diluted Earnings Per Share(1) $3.73
Achieved significant progress by executing all four levers of our LTL growth plan in 2025:
PROVIDE BEST-IN-CLASS SERVICE	INVEST IN NETWORK GROWTH FOR THE LONG TERM	ACCELERATE YIELD GROWTH	DRIVE COST EFFICIENCIES
■ Damage claims ratio of 0.3%, compared with 1.2% at year-end 2021 ■ Improved on-time performance from 2024 • Q4 2025 was the fifteenth consecutive quarter of year-over-year improvement	■ Added more than 1,200 tractors and 3,600 trailers • Reduced average tractor age to 3.7 years at year-end 2025, compared with 5.9 years at year-end 2022	■ Grew yield ex-fuel by 6.0% from 2024 • Driven by enhanced service quality, expansion of accessorial services and revenue growth from local customers
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Leveraged AI-based proprietary technology to capture productivity gains

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Reduced purchased transportation expense by more than 50% from 2024

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Exited the year with 5.1% of Q4 linehaul miles outsourced to third parties the most favorable level in company history

Delivered above-market LTL growth and profitability:

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Grew adjusted operating income(1) to $775 million, up 4% year-over-year

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Improved adjusted operating ratio(1) by 80 basis points year-over-year to 84%

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Grew adjusted EBITDA(1)(2) to $1.13 billion, up 4% year-over-year

(1) See Annex A for reconciliations of non-GAAP measures.
(2) Excluding gains on real estate transactions.
Delivered a 533% increase in total shareholder return (TSR) since becoming a standalone LTL company in 2022(1)

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XPO’s stock price has significantly outperformed the transportation sector and the broader market, generating over $19 billion in stockholder value creation since becoming a standalone company

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Over the same period, XPO was the top-performing transportation stock in the S&P Transportation Select Industry Index

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TSR was driven by a robust combination of financial results and operational improvements

(1) Through Q1 2026
2	© 2026 XPO, Inc.

Maintained focus on employee engagement:

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Global employee satisfaction was 7.9 among the company’s total “wired” employee population in 2025

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Most recent North American Dockworker, Driver and Manufacturing Survey response rate was 84%, with over 13,000 LTL employees participating

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Reduced voluntary turnover in three key LTL employee groups by year-end 2025: 6.2% decrease with dockworkers; 4.9% decrease with freight operations supervisors; and 2.2% decrease with driver sales representatives, reinforcing employee satisfaction

Enhanced brand reputation with external recognitions

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Fortune named XPO one of the World’s Most Admired Companies for 2026

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Forbes named XPO one of America’s Best Large Employers for 2026

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Newsweek named XPO one of America’s Most Reliable Companies for 2026

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FreightWaves named XPO to the 2026 FreightTech 25 for innovation in freight technology

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Viqtory designated XPO as a Military Friendly® Gold Employer for 2026

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VETS Indexes recognized XPO as a 2025 4-Star Employer for hiring and supporting veterans

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TIME magazine named XPO one of the World’s Best Companies for 2025

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Women in Trucking Association named XPO one of the Top Companies For Women to Work For in Transportation for the fifth year in a row

The chart below illustrates XPO’s Total Shareholder Return (TSR), as compared to the S&P 500 and the S&P Transportation Select Industry Index since we became a standalone LTL carrier in North America:
Our NEOs are moving XPO forward from a position of strength as one of the largest LTL networks in North America, with approximately 9% share of the $52 billion LTL market, based on 2025 industry revenue. We are making significant progress in executing our plan for profitable growth and margin expansion, and we see a long runway ahead to continue to deliver outsized stockholder value.
2026 BOARD OF DIRECTORS NOMINEES
Our Board aims to create a highly skilled team of directors who provide our company with valuable oversight, and engages in a purposeful process of regular refreshment. When selecting new directors, our Board considers, among other things, the nominee’s breadth of experience, financial expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment, skills in areas relevant to our growth drivers, and willingness to devote adequate time to Board duties — all in the
3	© 2026 XPO, Inc.

context of the needs of the Board at that point in time, and with the objective of ensuring a diversity of backgrounds, expertise and viewpoints. The composition of our Board as of the Record Date was as follows:
The following table provides summary information about each director nominee and their committee memberships as of the date of this Proxy Statement. Each director is elected annually by a majority of the votes cast.
					Committee Memberships
Name	Director Since	Age	Occupation	Independent	AC	CHCC	NCGSC	OEC
Mario Harik	2022	45	Chairman and Chief Executive Officer, XPO, Inc.					C
Bella Allaire	2022	72	Chief Administrative Officer, Raymond James Financial, Inc.	Y			C
J. Wes Frye	2023	78	Former Senior Vice President and Chief Financial Officer, Old Dominion Freight Line, Inc.	Y			✓	✓
Michael G. Jesselson	2011	74	President and Chief Executive Officer, Jesselson Capital Corporation	Y	✓
Allison Landry	2021	47	Former Senior Transportation Research Analyst, Credit Suisse	Y	✓	✓		✓
Irene Moshouris*	2022	65	Former Senior Vice President-Treasurer, United Rentals, Inc.	Y	C	✓	✓
Johnny C. Taylor, Jr.	2021	57	President and Chief Executive Officer, Society of Human Resources Management	Y		C
AC = Audit Committee CHCC = Compensation and Human Capital Committee	NCGSC = Nominating, Corporate Governance and Sustainability Committee OEC = Operational Excellence Committee	C = Committee Chair ✓ = Committee Member * = Audit Committee Financial Expert
4	© 2026 XPO, Inc.

SUMMARY OF QUALIFICATIONS AND EXPERIENCE OF DIRECTOR NOMINEES
	Mario Harik	Bella Allaire	J. Wes Frye	Michael G. Jesselson	Allison Landry	Irene Moshouris	Johnny C. Taylor, Jr.
BUSINESS OPERATIONS experience provides a practical understanding of developing, implementing and assessing our operating plan and business strategy.
CORPORATE GOVERNANCE experience bolsters Board and management accountability, transparency and a focus on stockholder interests.
ENVIRONMENTAL SUSTAINABILITY AND CORPORATE RESPONSIBILITY experience enables our Board’s oversight to guide long-term value creation for our stockholders in sustainable ways.
EFFECTIVE CAPITAL ALLOCATION experience is crucial to our Board’s evaluation of our financial statements and capital structure.
CRITICAL ANALYSIS OF CORPORATE FINANCIAL STATEMENTS AND CAPITAL STRUCTURES experience assists our Board in overseeing our financial reporting and internal controls.
HUMAN RESOURCES MANAGEMENT experience enables our Board to further our goals of making XPO an inclusive workplace and aligning human resources objectives with our strategic and operational priorities.
MULTINATIONAL CORPORATE MANAGEMENT experience informs the Board’s strategic thinking, given the global nature of our business.
RISK MANAGEMENT experience is critical to our Board’s role in overseeing the risks facing our company, including mitigation measures.
TALENT MANAGEMENT AND ENGAGEMENT experience helps our company attract, motivate and retain top candidates for leadership roles and innovation teams.
CUSTOMER SERVICE experience brings important perspectives to our Board, given the essential role of customer retention in our business model.
SALES AND MARKETING experience enables our Board to assist with our growth strategy, including the development of new services and customer sectors.
M&A, INTEGRATION AND OPTIMIZATION experience helps our company identify the optimal strategic opportunities for profitable growth and meaningful synergies.
TRANSPORTATION AND LOGISTICS INDUSTRY experience is important in understanding our competitive environment and market position from various industry perspectives.
TECHNOLOGY AND INFORMATION SYSTEMS experience provides our Board with valuable insights and best practices relevant to enhancing customer outcomes, internal efficiencies and cybersecurity.
5	© 2026 XPO, Inc.

GOVERNANCE HIGHLIGHTS
Board and Committee Independence
Six of our seven directors are independent. The Audit Committee, the Compensation and Human Capital Committee, and the Nominating, Corporate Governance and Sustainability Committee each consist entirely of independent directors.

Chairman and CEO Role
Effective January 1, 2026, Mr. Harik, who has been our chief executive officer (“CEO”) since 2022, also became our chairman. The Board believes that this structure ensures stability for the company after years of transformation as a pure-play LTL provider in North America. This leadership structure, coupled with a strong emphasis on directors’ independence, provides effective independent oversight and key support for management while allowing both the Board and management to benefit from Mr. Harik’s leadership and years of experience driving XPO’s strategic priorities.

Independent Board Oversight and Leadership Roles
We are committed to independent Board oversight. Our Board leadership structure includes a lead independent director and an independent vice chair. Our lead independent director is responsible for, among other duties, coordinating with the chairman with respect to meeting agendas, and calling and chairing sessions of the independent directors. Our vice chair is responsible for assisting the lead independent director in carrying out his duties and acting on his behalf when he is not present. The Board believes its leadership structure, as well as the leadership structure of the company, serve the best interests of our stockholders by functioning cohesively.

Board Refreshment
Our Board is committed to ensuring that its composition includes a range of expertise aligned with the company’s business, as well as fresh perspectives on strategy. One of the ways the Board acts on this commitment is through the thoughtful refreshment of directors when appropriate. The Board has seen significant refreshment since the Company became a pure-play LTL provider in North America, including appointments of multiple new independent directors with backgrounds directly relevant to LTL.

Committee Rotation
As part of its annual review of committee assignments, the Board reconstitutes its committees and committee chairs as needed to support the evolving needs of the company. The committees were most recently reconstituted in June 2024.

Director Elections	All directors of the Board are elected annually for one-year terms or until their successors are qualified and elected.
Majority Voting for Director Elections	Our bylaws provide for a majority voting standard in uncontested elections, and further require that a director who fails to receive a majority vote must tender his or her resignation to the Board.
Board Evaluation	Our Board reviews committee and director performance through an annual process of self-evaluation.
Risk Oversight and Financial Reporting
Our Board aims to provide robust oversight of current and potential risks facing our company by engaging in regular deliberations and participating in management meetings. Our Audit Committee contributes to strong financial reporting oversight through regular meetings with management and dialogue with our auditors.

Active Board Participation
Our Board held six meetings during 2025. Each person who served as a director during 2025 attended at least 75% of the aggregate meetings of the Board and any committee(s) on which he or she served while providing Board service.

Direct Oversight of Sustainability
The Nominating, Corporate Governance and Sustainability Committee is tasked in its charter with supporting the Board in its oversight of the company’s sustainability strategies and external disclosures; this includes engaging with management on material sustainability matters and stakeholder perspectives.

Political Activity Disclosure and Oversight
In December 2022, the company adopted a Political Activity Policy that gives the Nominating, Corporate Governance and Sustainability Committee final approval over all political contributions by the company. The Policy also includes a commitment to publicly disclose any political contributions by the company via a dedicated webpage that is easily accessible on the company’s website.

Established Operational Excellence Committee
In April 2023, the Board established the Operational Excellence Committee to review the company’s strategies and objectives with respect to continuous improvement of quality and service, operational efficiency, cost control, occupational safety, environmental compliance and technological innovation. Alongside management, the Committee also reviews reports and key performance indicators relating to the company’s trends in operational excellence and its achievements against strategies and objectives.

6	© 2026 XPO, Inc.

SUSTAINABILITY APPROACH
Our approach to sustainability is guided by our commitment to deliver long-term value to our stockholders. We regularly engage with our stockholders to obtain their input on evolving expectations related to sustainability. The key sustainability issues that we believe can have a meaningful impact on our delivery of stockholder value, and that align with stockholder feedback, include health and safety, employee engagement, talent management, data security and privacy, compliance with applicable laws and regulations related to the environment, fleet management and innovation, network optimization, corporate governance and ethical conduct.
The Nominating, Corporate Governance and Sustainability Committee of the Board oversees the company’s sustainability strategies, performance and disclosures, and engages with management to provide oversight in these areas.
STOCKHOLDER ENGAGEMENT AND RESPONSIVENESS
The Board considers engagement with stockholders on corporate governance, executive compensation and risk oversight to be a critical component of its stewardship responsibilities. We have established a robust, year-round stockholder engagement program to foster dialogue and seek stockholder perspectives on a broad range of topics, informing the Board’s decision-making.
At our 2025 Annual Meeting of Stockholders, our directors received 98% support on average, and our say-on-pay proposal received 99% support. These results reflect strong support for the Board and for XPO’s executive compensation program, which we designed in direct response to stockholder feedback. The Board is appreciative of our stockholders’ support and remains committed to ongoing engagement.
7	© 2026 XPO, Inc.

BOARD OF DIRECTORS
AND CORPORATE
GOVERNANCE
ALIGNMENT BETWEEN XPO’S BOARD COMPOSITION, MISSION AND BUSINESS STRATEGY
XPO’s mission is to be the customer service leader in providing freight transportation services, by helping shippers move goods efficiently through their supply chains. We have approximately 37,000 employees at 592 locations in 17 countries across North America and Europe, serving approximately 55,000 customers. We care deeply about our responsibilities to our stockholders, customers and employees, and we view safety, sustainability, strong governance, and a purpose-driven culture as essential components of our business.
Our company has two reportable segments: North American Less-Than-Truckload (“LTL”), the largest component of our business, and European Transportation. LTL is a bedrock industry providing a critical service to the economy, with favorable pricing dynamics and an established competitive landscape in North America. We have one of the largest LTL networks in North America, with approximately 9% share of the $52 billion LTL market, based on 2025 industry revenue. Our national network of service centers, drivers and fleet provides critical geographic density and day-definite domestic and cross-border services to approximately 99% of U.S. zip codes, as well as Canada, Mexico and the Caribbean. For the year ended December 31, 2025, our customer-focused organization of truck drivers, service center teams and sales professionals worked together to move approximately 16 billion pounds of freight through our network to its destinations.
Our company’s current needs and future potential are important considerations in determining the composition of our Board of Directors. XPO’s Board is comprised of a highly skilled group of leaders who share our values and reflect our culture. Many of our directors serve or have served as executive officers or board members of major public companies and have an extensive understanding of the principles of corporate governance. As summarized on page 5, our Board members have complementary expertise and skill sets, all of which are relevant to our company’s business, industry and strategy.
DIRECTORS
Our Board of Directors currently consists of seven members. The term of each of our directors will expire at the Annual Meeting. Our Board has nominated all of the current directors to stand for re-election at our Annual Meeting, as set forth in Proposal 1 on page 60 of this Proxy Statement.
Below is information regarding our seven director nominees, including the experience, qualifications, attributes and skills that led our Board to conclude each nominee should serve as a director.
Mario Harik Age: 45	Director since 2022 Chairman since 2026

Mr. Harik has served as a director and chief executive officer of the company since November 1, 2022 and as chairman of the board since January 1, 2026. Previously, he served as president of XPO’s North American Less-Than-Truckload business unit from October 2021 to October 2022, and additionally held roles as XPO’s chief information officer from November 2011 to October 2022 and chief customer officer from February 2021 to January 2022. Prior to XPO, he was chief information officer and senior vice president of research and development with Oakleaf Waste Management, chief technology officer with Tallan, Inc., and co-founder and chief architect of web and voice applications with G3 Analyst. Mr. Harik has served as a director of QXO, Inc. (NYSE: QXO) since June 2024. He holds a master’s degree in engineering, information technology from Massachusetts Institute of Technology, and a degree in engineering, computer and communications from the American University of Beirut in Lebanon.

Board Committees: ■ Chair of the Operational Excellence Committee
Other Public Company Boards: QXO, Inc. (NYSE: QXO)

Mr. Harik’s Skills and Experience Align with XPO’s Strategy:
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In-depth leadership of XPO’s North American LTL unit brings a comprehensive understanding of company-specific business opportunities to the Board, including strategic and operational execution, customer-centric culture-building and avenues for profitable growth within the LTL industry; and

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Extensive technical knowledge gained by Mr. Harik through his leadership of XPO’s global innovation strategy and proprietary technology development is directly relevant to the freight transportation sector and highly valuable to the Board.

8	© 2026 XPO, Inc.

Bella Allaire Age: 72	Independent Director since 2022

Ms. Allaire has served as a director of the company since November 1, 2022. She has served as chief administrative officer of Raymond James Financial, Inc. (NYSE: RJF) since October 2024, and earlier as Raymond James’ executive vice president of technology and operations from June 2011 to October 2024. Previously, she was managing director and chief information officer of UBS Wealth Management, Americas, and held a variety of technology roles at Prudential Securities, including executive vice president and chief information officer. Ms. Allaire holds a bachelor’s degree from Lviv University in Ukraine.

Board Committees: ■ Chair of the Nominating, Corporate Governance and Sustainability Committee
Other Public Company Boards: None

Ms. Allaire’s Skills and Experience Align with XPO’s Strategy:
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Deep technical knowledge gained through executive roles overseeing technological transformation and operations provides the Board with important expertise in operational excellence and technological innovation; and

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Ms. Allaire’s extensive experience with cybersecurity, enterprise risk management and talent management contribute valuable perspectives to the Board relevant to XPO’s technology and service ecosystems.

J. Wes Frye Age: 78	Independent Director since 2023

Mr. Frye has served as a director of the company since March 8, 2023. He retired from Old Dominion Freight Line, Inc. (NYSE: ODFL) in 2015, after serving as senior vice president and chief financial officer for the last 18 years of his 30-year tenure with the LTL transportation industry leader. Mr. Frye holds an MBA degree in finance from the University of North Carolina at Charlotte, and a bachelor’s degree in business administration from Appalachian State University.

Board Committees: ■ Member of the Nominating, Corporate Governance and Sustainability Committee ■ Member of the Operational Excellence Committee
Other Public Company Boards: None

Mr. Frye’s Skills and Experience Align with XPO’s Strategy:
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Thirty years of direct LTL operational experience brings important industry expertise to the Board as XPO executes its growth plan as a pure-play LTL business in North America; and

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Extensive finance and accounting knowledge gained through his role as an operationally oriented chief financial officer with Old Dominion Freight Line enables Mr. Frye to contribute important insights to the Board based on his understanding of financial undertakings and risks associated with XPO’s business and the industry at large.

9	© 2026 XPO, Inc.

Michael G. Jesselson Age: 74	Independent Director since 2011

Mr. Jesselson has served as a director of the company since September 2, 2011, and served as lead independent director from March 2016 to October 31, 2022. He has been president and chief executive officer of Jesselson Capital Corporation since 1994 and has served as a director of Centurion Acquisition Corp. (Nasdaq: ALF) since June 2024. Previously, Mr. Jesselson served as a director of Ascendant Digital Acquisition Corp. III from November 2021 to February 2023 and as a director of Ascendant Digital Acquisition Corp. I from July 2020 to July 2021. He was a director of American Eagle Outfitters, Inc. (NYSE: AEO) from November 1997 to May 2017, including a tenure as lead independent director. Earlier, he worked at Philipp Brothers, a division of Engelhard Industries, from 1972 to 1981, then at Salomon Brothers Inc., in the financial trading sector. He serves on the boards of private companies, as well as numerous philanthropic organizations. Mr. Jesselson also served as the chairman of Bar Ilan University in Israel. He attended New York University School of Engineering.

Board Committees: ■ Member of the Audit Committee
Other Public Company Boards: Centurion Acquisition Corp. (Nasdaq: ALF)

Mr. Jesselson’s Skills and Experience Align with XPO’s Strategy:
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Significant experience with public company governance through prior service on the board of directors of American Eagle Outfitters, including as its lead independent director, contributes to the effective, independent oversight of XPO’s Board and thoughtful approach to governance practices; and

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Mr. Jesselson’s extensive investment expertise is important to XPO’s business model as the company continues to invest in growth to generate value for its stockholders.

Allison Landry Age: 47	Independent Director since 2021 Vice Chair since 2022

Allison Landry has served as a director of the company since August 2, 2021, and as vice chair since November 1, 2022. From September 2005 to July 2021, she was a senior transportation research analyst with Credit Suisse, covering the trucking, railroad, airfreight and logistics industries. Previously, Ms. Landry served as a financial analyst and senior accountant with OneBeacon Insurance Company (now Intact Insurance Specialty Solutions). Ms. Landry has served as the lead independent director of QXO, Inc. (NYSE: QXO) since June 2024. She holds an MBA degree from Boston University’s Questrom School of Business, and a bachelor’s degree in psychology from College of the Holy Cross.

Board Committees: ■ Member of the Audit Committee ■ Member of the Compensation and Human Capital Committee ■ Member of the Operational Excellence Committee
Other Public Company Boards: QXO, Inc. (NYSE: QXO)

Ms. Landry’s Skills and Experience Align with XPO’s Strategy:
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More than 15 years of experience in the transportation sector, equity markets, research and analysis give Ms. Landry an invaluable investor perspective and understanding of stockholder value creation; and

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Significant experience in investments, financial analysis and valuation enables Ms. Landry to help guide XPO in identifying optimal strategic opportunities for profitable growth.

10	© 2026 XPO, Inc.

Irene Moshouris Age: 65	Independent Director since 2022

Ms. Moshouris has served as a director of the company since November 1, 2022. She served as senior vice president-treasurer of United Rentals, Inc. (NYSE: URI) from April 2011 until her retirement in June 2023, and previously held the position of vice president and treasurer from August 2006 to April 2011. Prior to United Rentals, Ms. Moshouris was vice president and deputy treasurer with Avon Products, Inc., corporate tax manager with GTE Corporation, tax director, pharmaceutical group with Sterling Winthrop Inc. and tax manager with Arthur Andersen & Co. She served as a member of the board of directors of Summit Materials, Inc. from January 2024 to February 2025. Ms. Moshouris holds a master of laws degree in taxation from New York University School of Law, a juris doctorate degree from Brooklyn Law School and a bachelor’s degree from Queens College.

Board Committees: ■ Chair of the Audit Committee ■ Member of the Compensation and Human Capital Committee ■ Member of the Nominating, Corporate Governance and Sustainability Committee
Other Public Company Boards: None

Ms. Moshouris’ Skills and Experience Align with XPO’s Strategy:
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Senior financial leadership experience gained through her roles with United Rentals, as well as her numerous treasury and tax management positions with global corporations, provide Ms. Moshouris with the strong oversight skills necessary to chair the Audit Committee; and

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International business experience, including roles in international treasury and global finance in Europe and Latin America, contributes to the Board’s oversight of strategy, given the global nature of XPO’s business.

Johnny C. Taylor, Jr. Age: 57	Independent Director since 2021 Lead Independent Director since 2022

Mr. Taylor has served as a director of the company since August 2, 2021 and as lead independent director since November 1, 2022. He has served as president and chief executive officer of the Society of Human Resources Management (SHRM) since December 2017. Previously, Mr. Taylor was president and chief executive officer of the Thurgood Marshall College Fund from May 2010 to December 2017. He has served as a member of the board of directors of Guild Education since February 2021, of Flores HR, LLC since January 2023, and of Jobs for America’s Graduates since January 2018. He served as a trustee of the University of Miami from June 2017 until June 2024 and as a member of the National Board of Governors of the American Red Cross from June 2018 until December 2024. Mr. Taylor also served as chairman of the President’s Advisory Board on Historically Black Colleges and Universities and on the White House American Workforce Policy Advisory Board from February 2018 to January 2021 and as a member of the board of directors of iCIMS, Inc. from March 2021 to January 2023. Mr. Taylor holds a juris doctorate degree and a master’s degree from Drake University, and a bachelor’s degree from the University of Miami.

Board Committees: ■ Chair of the Compensation and Human Capital Committee
Other Public Company Boards: None

Mr. Taylor’s Skills and Experience Align with XPO’s Strategy:
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More than 25 years of experience in senior human resources, legal and business roles across a variety of industries and organizations contributes to the Board’s oversight of business operations, while incorporating crucial legal and human capital considerations; and

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Expertise in human capital strategy and management, collective bargaining and labor relations, executive compensation, inclusion, workplace culture and leadership training comprise a critical skill set for the Board, given XPO’s continued focus on human capital oversight.

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ROLE OF THE BOARD
XPO’s business and affairs are managed under the direction of our Board of Directors, except with respect to those matters reserved to our stockholders. Our Board establishes our overall corporate policies, selects and evaluates our senior management team, monitors the performance of our company and management, and provides advice and counsel to management. Our directors have full access to our management, internal and external auditors, and outside advisors to assist them in fulfilling the Board’s responsibilities and furthering its mission to maximize long-term stockholder value.
BOARD LEADERSHIP STRUCTURE
Chairman
Effective on November 1, 2022, Mr. Brad Jacobs, our company’s founder, who had served as chairman and CEO since 2011, became executive chairman, and Mr. Harik became CEO. Our Board determined at such time that splitting the chairman and CEO roles would be in the best interests of the company and our stockholders during the initial years of Mr. Harik’s role as CEO in order to position the company for success as a pure-play LTL provider in North America. At the end of 2025, Mr. Jacobs stepped down as executive chairman and agreed to act as special advisor to the Board and the new chairman. Effective January 1, 2026, Mr. Harik assumed the role of chairman. The Board believes that this structure ensures stability for the company after years of transformation as a pure-play LTL provider in North America. This leadership structure, coupled with a strong emphasis on directors’ independence, provides effective independent oversight and key support for management while allowing both the Board and management to benefit from Mr. Harik’s leadership and years of experience driving XPO’s strategic priorities.
As chairman, Mr. Harik is responsible for leading the Board and overseeing overall corporate strategy. His duties include facilitating strategic investor and other key stakeholder relationships, overseeing corporate development, driving technological innovation, and leading strategic risk oversight for the organization by focusing company leadership on critical risks, including but not limited to cyber readiness. As chairman and CEO, Mr. Harik consults regularly with other members of management on growth strategies, human capital strategies, AI and other technology strategies, key stakeholder engagements and other strategic matters, and joins operating review meetings to provide direction to leaders across the business.
The Board regularly reviews XPO’s leadership structure to determine the most appropriate structure for the company and its stockholders at a given time, considering the company’s needs, circumstances and opportunities, in accordance with the Board’s fiduciary duty. Based on its review, the Board believes its leadership structure, as well as the leadership structure of the company, serve the best interests of our stockholders by functioning cohesively.
Lead Independent Director
Our Board is committed to providing effective independent oversight of our business. To strengthen its independent decision-making, our Board has approved Corporate Governance Guidelines (the “Guidelines”) which provide that the Board’s independent directors may appoint a lead independent director to preside over executive sessions of the independent directors. The position of lead independent director includes, among other duties:
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Presiding at executive sessions of outside directors and at meetings of the Board where the chairman is not present;

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Coordinating with the chairman with respect to meeting agendas and approving final meeting agendas, to maintain a focus on critical matters and ensure sufficient time for informed discussion of issues;

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Coordinating with the chairman as to appropriate Board meeting schedules to ensure sufficient time is available for discussion of all agenda items;

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Coordinating with the chairman on the materials sent to the Board, and approving final meeting materials;

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Calling and chairing sessions of the independent directors;

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Ensuring availability for consultation and direct communication as appropriate;

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Serving as a liaison between the chairman and the independent directors; and

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Meeting with major stockholders as required.

Mr. Taylor has served the Board as lead independent director since November 1, 2022.
Vice Chair
In addition, the Guidelines establish an independent vice chair position as a component of strong corporate governance. The Board’s vice chair is an independent director with authorities and duties that include, among others:
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Presiding at meetings of the Board when the chairman and lead independent director are not present;

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Assisting the chairman, when appropriate, in carrying out his or her duties;

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Assisting the lead independent director, when appropriate, in carrying out his or her duties; and

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■
Such other duties, responsibilities and assistance as the Board or the chairman may determine, including stockholder engagement.

Ms. Landry has served the Board as vice chair since November 1, 2022.
Further information regarding the positions of lead independent director and vice chair is set forth in the Guidelines, which are available on our Investor Relations website at investors.xpo.com under the heading Corporate Governance — Highlights.
BOARD EVALUATION PROCESS
The Board is responsible for conducting a self-evaluation as a whole and for each Board committee annually, for the purpose of determining whether the Board and the committees are functioning effectively. The Nominating, Corporate Governance and Sustainability Committee is responsible for establishing the evaluation criteria each year to reflect XPO’s business needs and evolving market practices, and for implementing the evaluation processes.
BOARD REFRESHMENT AND DIRECTOR SUCCESSION PLANNING
Our Board is committed to ensuring that its composition includes a range of expertise aligned with the company’s business, as well as providing fresh perspectives on strategy. One of the ways the Board acts on this commitment is through the thoughtful refreshment of directors when appropriate. When selecting new directors, the Board considers, among other things, the nominee’s breadth of experience, financial expertise, integrity, ability to make independent analytical inquiries, understanding of our business environment, skills in areas relevant to our growth drivers and willingness to devote adequate time to Board duties — all in the context of the needs of the Board at that point in time, and with the objective of ensuring a diversity of backgrounds, expertise, and viewpoints. Our Board has engaged in a purposeful process of regular refreshment through a smooth onboarding process, and endeavors to include highly qualified women and individuals from historically underrepresented groups in the candidate pool.
Upon becoming a pure-play LTL provider in North America in 2022, the composition of the Board changed to align more closely to the company’s business and strategy. Since that time the Board has seen significant refreshment including appointments of multiple new independent directors with backgrounds directly relevant to LTL. Each director brings valuable experience and perspectives that complement those of the other directors. The Board believes that the current mix of director tenures provides XPO with a balance of long-term institutional knowledge and fresh perspectives.
See Director Selection Process below for further information on the Board’s procedures in selecting director candidates.
OUTSIDE DIRECTORSHIPS
Each director on the Board is expected to ensure that current and future commitments outside of XPO, including employment responsibilities and service on the boards of other entities, do not materially interfere with the director’s service to our company. As codified in the Guidelines, directors are instructed to advise the chairman, the vice chair, the lead independent director and the chair of the Nominating, Corporate Governance and Sustainability Committee in advance of accepting an invitation to serve on another public company board.
The Nominating, Corporate Governance and Sustainability Committee regularly reviews each director’s ability to serve on XPO’s Board, taking into consideration the number of the director’s outside public company board commitments and conducting an in-depth review of a director’s availability to fulfill his or her responsibilities as a director if he or she serves on the boards of more than three other public companies. No members of XPO’s Board currently serve on more than three other public company boards. The Committee has reviewed XPO’s nominees for the Annual Meeting and has determined that all directors have the willingness and capacity to serve effectively on XPO’s Board.
SUCCESSION PLANNING AND MANAGEMENT DEVELOPMENT
XPO’s succession planning is a Board-driven, collaborative process. The Compensation and Human Capital Committee is responsible for conducting succession planning for the executive officers and for reviewing management’s succession planning and talent assessment for the company’s leadership team and other key employees. While the current CEO has an important role to play, the Board is also responsible for the succession plan and collaborates with the CEO in deciding the timing and the necessary qualifications. Additionally, the Board will determine policies regarding CEO succession in the event of an emergency or the retirement of the CEO.
COMMITTEES OF THE BOARD AND COMMITTEE MEMBERSHIP
The Audit Committee, the Compensation and Human Capital Committee, and the Nominating, Corporate Governance and Sustainability Committee have written charters that comply with applicable rules of the U.S. Securities and Exchange Commission (the “SEC”) and with the rules set forth in the Listed Company Manual (the “NYSE Rules”) of the New York Stock Exchange (the “NYSE”). The Operational Excellence Committee has a charter approved by the Board. These charters are available on our Investor Relations website at investors.xpo.com under the heading Corporate Governance — Highlights. You may obtain a printed
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copy of any of these charters, without charge, by sending a request to: Corporate Secretary, XPO, Inc., Five American Lane, Greenwich, Connecticut 06831.
The Audit Committee, the Compensation and Human Capital Committee, and the Nominating, Corporate Governance and Sustainability Committee are each comprised entirely of independent directors within all applicable standards, as discussed below. Our Board’s general policy is to review and approve committee assignments annually. After consulting with our chairman and considering director qualifications, the Nominating, Corporate Governance and Sustainability Committee is responsible for recommending to our Board all committee assignments, including the roles of committee chairs. Each committee is authorized to retain, in its sole authority, its own outside counsel and other advisors as it desires, at the company’s expense. Also, each committee may form and delegate authority to subcommittees when appropriate. Our Board may eliminate or create additional committees as it deems appropriate.
The following table sets forth the membership of each of our Board committees as of the date of this Proxy Statement.
Name	Audit Committee	Compensation and Human Capital Committee	Nominating, Corporate Governance and Sustainability Committee	Operational Excellence Committee
Mario Harik				C
Bella Allaire			C
J. Wes Frye			✓	✓
Michael G. Jesselson	✓
Allison Landry	✓	✓		✓
Irene Moshouris*	C	✓	✓
Johnny C. Taylor, Jr.		C
C = Committee chair	✓ = Committee member	* = Audit Committee Financial Expert
A summary of the committees’ responsibilities is as follows:
Audit Committee. Our Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to assist our Board in fulfilling its responsibilities in a number of areas, including, without limitation, oversight of: (i) our accounting and financial reporting processes, including our systems of internal controls and disclosure controls; (ii) the integrity of our financial statements; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent registered public accounting firm; (v) the performance of our independent registered public accounting firm and internal audit function; and (vi) related-party transactions. Each member of the Audit Committee satisfies all applicable independence standards, has not participated in the preparation of our financial statements at any time during the past three years, and is able to read and understand fundamental financial statements. From January 1, 2025 to the date of this Proxy Statement, the Audit Committee has been comprised of Ms. Moshouris (chair), Mr. Jesselson and Ms. Landry. Our Board has determined that Ms. Moshouris qualifies as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K under the Exchange Act. During 2025, the Audit Committee met six times and acted once via unanimous written consent.
Compensation and Human Capital Committee. The primary responsibilities of the Compensation and Human Capital Committee are, among other things: (i) to oversee the administration of our compensation programs; (ii) to review and approve the compensation of our executive management; (iii) to review company contributions to qualified and non-qualified plans; (iv) to prepare any report on executive compensation required by SEC rules and regulations; and (v) to retain independent compensation consultants and oversee the work of such consultants. During 2025, the Compensation and Human Capital Committee met six times and acted three times via unanimous written consent to deliberate on a range of matters relating to compensation, including:
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Certification of goal attainment for performance-based restricted stock unit (“PSU”) awards;

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Director and executive compensation benchmarking, compared to market levels of pay;

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Trends in executive pay practices and relevant developments within the regulatory landscape;

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Executive compensation decision frameworks and strategies for cash and long-term incentive compensation;

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Thresholds, targets and/or maximum values related to cash compensation;

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Risk assessment of incentive compensation plans;

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NEO performance evaluations with respect to financial and non-financial goals and expectations;

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Approval of compensation decisions for directors and executive officers;

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Evaluation of share utilization (i.e., burn rate and dilution) in our employee equity plan;

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Compliance with executive stock ownership guidelines;

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■
Material changes in benefit plans across the company;

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Cash bonus accruals for employees in our company’s annual incentive plan, based on financial performance of each business;

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Review and certification of compensation advisor independence; and

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Inclusion of the compensation, discussion and analysis disclosure in the company’s annual proxy statement and its incorporation by reference into the company’s 2025 Form 10-K.

From January 1, 2025 to the date of this Proxy Statement, the Compensation and Human Capital Committee has been comprised of Mr. Taylor (chair), Ms. Landry and Ms. Moshouris.
Nominating, Corporate Governance and Sustainability Committee. The primary responsibilities of the Nominating, Corporate Governance and Sustainability Committee are, among other things: (i) to identify individuals qualified to become Board members and recommend that our Board select such individuals to be presented for stockholder consideration at the Annual Meeting or to be appointed by the Board to fill a vacancy; (ii) to make recommendations to the Board concerning committee appointments; (iii) to develop, recommend to the Board and annually review the Guidelines and oversee corporate governance matters; (iv) to support the Board in its oversight of our company’s sustainability strategies, performance and external disclosures; and (v) to oversee an annual evaluation of our Board and its committees. From January 1, 2025 to the date of this Proxy Statement, the Nominating, Corporate Governance and Sustainability Committee has been comprised of Ms. Allaire (chair), Mr. Frye and Ms. Moshouris. The Nominating, Corporate Governance and Sustainability Committee met three times during 2025.
Operational Excellence Committee. The Operational Excellence Committee is a standing committee of the Board formed on April 12, 2023. The primary responsibilities of the Operational Excellence Committee are to review the company’s strategies and objectives with respect to operational excellence, including financial and operational performance, and continuous improvement of service quality, efficiency, cost control, safety and technological innovation. The Operational Excellence Committee will also review, with management, the reports and key performance indicators relating to our company’s progress with operational excellence and achievement against the company’s strategic expectations and objectives. From its inception in April 2023 to the date of this Proxy Statement, the Operational Excellence Committee has been comprised of Mr. Harik (chair), Mr. Frye and Ms. Landry. The Operational Excellence Committee met four times during 2025.
Our Board of Directors held six meetings during 2025 and acted three times via unanimous written consent. Each person who served as a director during 2025 attended at least 75% of the aggregate meetings of the Board and any committee(s) on which he or she served during the time he or she served on the Board or committee(s).
Our directors are expected to attend our annual meetings. Any director who is unable to attend is expected to notify our Board chairman in advance of the meeting date. All of our directors then serving and standing for re-election attended the 2025 Annual Meeting of Stockholders.
BOARD RISK OVERSIGHT
Our Board of Directors provides overall risk oversight, with a focus on the most significant risks facing our company. In addition, the Board is responsible for ensuring that appropriate crisis management and business continuity plans are in place. The management of risks to our business, and the execution of contingency plans, are primarily the responsibility of our senior management team.
Our Board and senior management team regularly discuss the company’s business strategy, operations, policies, controls, prospects, and current and potential risks. These discussions include approaches for assessing, monitoring, mitigating, and controlling risk exposure. The full Board oversees the company’s cybersecurity risk management program (see Board Oversight of Information Technology and Cybersecurity Risk Management below for more information). The Board has delegated responsibility for the oversight of other specific risks to its committees as follows:
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AUDIT COMMITTEE	COMPENSATION AND HUMAN CAPITAL COMMITTEE	NOMINATING, CORPORATE GOVERNANCE AND SUSTAINABILITY COMMITTEE

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Oversees the policies that govern the process by which our exposure to risk is assessed and managed by management. In this role, the Audit Committee discusses major financial risk exposures with management and discusses the steps that management has taken to monitor and control these exposures.

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Reviews risks arising from related-party transactions involving our company, and for overseeing our company-wide Code of Business Ethics and overall compliance with legal and regulatory requirements.

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Monitors the risks associated with our company’s compensation philosophy and programs.

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Ensures that the compensation structure strikes an appropriate balance in motivating our senior executives to deliver long-term results for the company’s stockholders, while simultaneously holding our senior leadership team accountable.

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Oversees risks related to our governance structure and processes, as well as risks associated with the company’s corporate sustainability practices and reporting.

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Oversees the company’s political activity and, pursuant to our Political Activity Policy, holds final approval over all proposed political contributions by the company.

BOARD OVERSIGHT OF HUMAN RESOURCES MANAGEMENT
As a people-driven company with a strong customer service culture, our ability to be an employer of choice and a business partner of choice are intertwined. Our management team and Board are committed to attracting a high caliber of talent to our organization and ensuring a workplace culture that prioritizes safety and engagement, as well as professional growth and competitive total compensation that meets the needs of our employees and their families. Our success relies in large part on our robust governance structure and Code of Business Ethics, our good corporate citizenship and, importantly, highly engaged employees with a strong customer service mentality. Our management team and Board work together in a transparent manner that enables open communication, including with respect to human resources-related matters. Our directors have access to information about our human resources operations and plans, and our chief human resources officer (“CHRO”) regularly attends and presents at meetings of our Board. Additionally, all Board members are invited to attend internal monthly operating review meetings with our business leaders. These meetings include discussions about human capital management topics, such as employee health and safety, sustainability initiatives and employee engagement. The Committee discussions focus on executive compensation, workplace culture and other items related to human resources management.
Our CHRO has primary responsibility for our human capital management strategy, including recruiting, developing, engaging and retaining employees who share our work ethic and the values that ultimately guide our decisions and actions. XPO’s values are: overachieve for customers, be safe, be accountable, always improve, respect each other and be world-class in every way. We are responsive to employee feedback in enhancing our workplaces to support the safety, well-being and satisfaction of our team in the following areas, among others:
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Workplace Belonging: We take pride in having an inclusive workplace that encourages a diversity of skills and perspectives. We welcome employees of every race, ethnicity, national origin, religion, life experience and disability. We celebrate Black history, women’s history, LGBTQ+ pride, Hispanic heritage, Native American heritage, Asian American heritage, and military veterans.

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Health and Safety: The physical and emotional safety of our employees is paramount, and we have numerous protocols in place to ensure a safe work environment. We developed our Road to Zero program to decrease occupational injuries and illnesses through education, mentoring, communication and on-the-job training that instills awareness and reduces risk. These same priorities are emphasized when we train new commercial driver candidates at our inhouse LTL driver training schools nationwide, where veteran XPO driver-instructors reinforce our safety culture. As part of Road to Zero, we track accident-free miles and recognize XPO drivers who have achieved million-mile safety milestones. As of December 31, 2025, approximately 2,550 of our LTL drivers have achieved a safety designation of at least one million accident-free miles, with 211 of these drivers meeting this threshold in 2025. Since the inception of Road to Zero in 2022, we have had four drivers surpass four million accident-free miles during their career, which is the highest safety milestone for drivers in XPO’s history.

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Employee Engagement and Development: XPO’s executive leadership team regularly solicits feedback from employees to gauge satisfaction and encourage constructive suggestions. Each quarter, we ask our “wired” employees to submit their input through an anonymous online satisfaction survey. In the U.S., we also conduct an annual satisfaction survey of our “non-wired” frontline employees and hold regular roundtables and town halls. Based on employee feedback, we develop action plans at the business unit and facility levels to implement targeted improvements. The importance we place on employee satisfaction has received these national recognitions, among others: XPO has been named a 2025 “Top Company For Women To Work For In Transportation — Elite 30” by the Women in Trucking Association, a 2025 “4-Star Employer” by VETS Index, and a “2026 Military Friendly Employer — Gold Ranking” by Viqtory. Additionally, we emphasize professional development and foster talent through ongoing company initiatives such as our internal driving schools and our XPO Freight Management Training program.

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Expansive Total Rewards: Our total compensation package is instrumental in providing a superior employment experience and conveys how much we appreciate each employee’s choice of XPO. We offer comprehensive health plan options, a pregnancy care policy, family bonding policy, tuition reimbursement and company contributions to 401(k) retirement accounts, as well as virtual preventive health care, virtual physical therapy and diabetes management services at no cost to employees, optional supplemental insurance and short-term loans, and a personalized Total Rewards Statement. In our open enrollment period for 2025 benefit plans, we introduced new options for virtual physical therapy and “physicals on the go,” and enhanced our employee assistance programs specifically for mental health.

For additional information about our global organization and culture, see Human Capital Management included in Part I, Item 1 of our 2025 Form 10-K.
BOARD OVERSIGHT OF SUSTAINABILITY MATTERS
Our commitment to advancing sustainability is reflected in our efforts to continually improve our performance on matters that serve the interests of our stakeholders — our stockholders, customers, employees and the communities in which we work and live. Our Board supports these efforts by providing oversight of, and engagement with management, regarding various sustainability initiatives. Since 2020, the Board’s Nominating, Corporate Governance and Sustainability Committee has operated under a charter that describes the Committee’s purpose as, in part, overseeing the work of management regarding the development of sustainability strategies and associated performance and disclosures. The chair and members of the Nominating, Corporate Governance and Sustainability Committee periodically meet with management to discuss sustainability matters, including the preparation and publication of XPO’s externally facing sustainability disclosures.
BOARD OVERSIGHT OF INFORMATION TECHNOLOGY AND CYBERSECURITY RISK MANAGEMENT
Our Board of Directors maintains direct oversight over information technology and cybersecurity risk. Directors receive regular updates from management regarding information technology and cybersecurity governance processes, the status of projects to strengthen internal cybersecurity, and the results of security breach simulations. The Board provides feedback on these matters and also discusses relevant incidents in the industry and the evolving threat landscape. Our Board is also informed of all material cybersecurity incidents — our information security program includes procedures for calling a special session of the Board in the event of a high-risk or critical-risk incident, with measures to provide ongoing updates to senior management and the Board if necessary.
In the event that a cybersecurity incident occurs, our incident response team, composed of members of our information security team and other key personnel, identifies, evaluates and quantifies the relevant risk based on available information, and classifies the severity of the cybersecurity incident based on the level of risk to the company. Our measures are regularly evaluated by internal and external experts, with the results of those reviews reported to senior management and the Board. To date, XPO has not experienced any cybersecurity threats or incidents which have materially affected, or are reasonably likely to materially affect, the company.
Our company has a robust cybersecurity team overseen by our chief information security officer (“CISO”), whose team is responsible for leading enterprise-wide cybersecurity strategy, policy, standards, architecture, threat prevention, threat detection, and incident response processes. The cybersecurity team continuously reviews legislative, regulatory, and technical developments related to cybersecurity, and enhances our information security capabilities in order to protect against potential threats. The CISO and information security team provide periodic reports to our chief information officer, Board of Directors, as well as our CEO and other members of our senior management as appropriate. To foster a strong cybersecurity business environment, our CISO meets regularly with his team and key personnel to share information about potential cybersecurity events, monitor, prevent and detect potential cybersecurity incidents, and develop reports for senior management.
As part of our information security program, our CISO and his team integrate our information security measures and evaluation of potential cybersecurity risks into our company’s overall risk management processes.
We are committed to continually improving our detection and recovery processes and have implemented an information security training program that all employees are required to complete at regular intervals. Additionally, our company has obtained an information security risk insurance policy.
For additional information about the Board’s oversight of information technology and cybersecurity risk management, see Cybersecurity included in Part I, Item 1C of our 2025 Form 10-K.
DIRECTOR SELECTION PROCESS
The Nominating, Corporate Governance and Sustainability Committee is responsible for recommending to our Board of Directors all nominees for election to the Board, including nominees for re-election to the Board, after consultation with the chairman and in accordance with our company’s contractual obligations.
Under the terms of the Investment Agreement dated June 13, 2011 (the “Investment Agreement”), by and among Jacobs Private Equity, LLC (“JPE”), the other investors party thereto (collectively with JPE, the “Investors”), and our company, JPE has the right
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to designate certain percentages of the nominees for our Board of Directors so long as JPE owns securities representing specified percentages of the total voting power of our capital stock on a fully-diluted basis. JPE does not currently own securities representing the required voting power to qualify for the right to designate nominees for our Board. The foregoing rights of JPE under the Investment Agreement are in addition to, and not in limitation of, JPE’s voting rights as a holder of capital stock of our company. The Investment Agreement does not grant special voting rights to JPE or the other Investors; each share of our company’s stock votes equally for each director. JPE is controlled by Mr. Jacobs, our former executive chairman. The Investment Agreement and the terms contemplated therein were approved by our stockholders at a special meeting on September 1, 2011. None of the foregoing will prevent our Board from acting in accordance with its fiduciary duties or applicable law or stock exchange requirements or from acting in good faith in accordance with our governing documents, while giving due consideration to the intent of the Investment Agreement.
In considering new nominees for election to our Board (subject to the contractual rights granted to JPE pursuant to the Investment Agreement), the Nominating, Corporate Governance and Sustainability Committee considers, among other things, breadth of experience, financial expertise, wisdom, integrity, an ability to make independent analytical inquiries, an understanding of our company’s business environment, knowledge and experience in areas such as technology, marketing and other disciplines relevant to our company’s businesses, the nominee’s ownership interest in our company, and a willingness and ability to devote adequate time to Board duties, all in the context of the needs of the Board at that point in time and with the objective of ensuring diversity in the background, experience and viewpoints of Board members. The Nominating, Corporate Governance and Sustainability Committee periodically evaluates the Board’s composition and has engaged in a purposeful process of regular refreshment.
Subject to the contractual rights granted to JPE pursuant to the Investment Agreement, the Nominating, Corporate Governance and Sustainability Committee may identify potential nominees for election to our Board from a variety of sources, including recommendations from current directors or management, recommendations from our stockholders or any other source the committee deems appropriate, including engaging a third-party consulting firm to assist in identifying independent director candidates.
Our Board will consider nominees submitted by our stockholders, subject to the same factors that are brought to bear when it considers nominees referred by other sources. Any stockholder who wishes to nominate a potential director candidate must follow the specific requirements set forth in our bylaws, which are summarized below. We did not receive any director nominees from our stockholders for our Annual Meeting.
Our bylaws require that a stockholder who wishes to nominate an individual for election as a director at our annual meeting must give us advance written notice. The notice must be delivered to or mailed and received by the secretary of our company not less than 90 days, and not more than 180 days, prior to the earlier of the date of the annual meeting and the first anniversary of the preceding year’s annual meeting. As more specifically provided in our bylaws, any nomination must include: (i) the nominator’s name and address and the number of shares of each class of our capital stock that the nominator owns; (ii) a representation that the nominator is a holder of record of stock entitled to vote at the annual meeting, will continue to be a stockholder of record through the date of the annual meeting and intends to appear in person or by proxy at the annual meeting; (iii) the name and address of any person with whom the nominator is acting in concert and the number of shares of each class of our capital stock that any such person owns; (iv) a certification that each such stockholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, has complied with all applicable federal, state and other legal requirements in connection with its acquisition of XPO shares or other securities; (v) the information with respect to each such proposed director nominee that would be required to be (a) set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a), and (b) provided in a proxy statement prepared in accordance with applicable SEC rules; (vi) the consent of the proposed candidate to serve as a member of our Board; and (vii) a completed director questionnaire signed by such nominee. A copy of our bylaws may be obtained by sending a request to: Corporate Secretary, XPO, Inc., Five American Lane, Greenwich, Connecticut 06831.
DIRECTOR ORIENTATION AND CONTINUING EDUCATION
Pursuant to the Guidelines, our company provides new directors with an orientation program to familiarize them with, among other things, the company’s business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflict policies, Code of Business Ethics, the Guidelines, principal officers, and internal and external auditors.
Each director is expected to participate in continuing education programs in order to maintain the necessary level of expertise to perform his or her responsibilities as a director. The company reimburses directors for the reasonable costs of attending such programs.
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DIRECTOR COMPENSATION
The following table sets forth information concerning the compensation of each person who served as a non-employee director of our company during 2025.
2025 Director Compensation Table(1)
Name	Fees Earned in Cash(2)	Stock Awards(3)	Total
Bella Allaire(4)	100,000	182,055	282,055
J. Wes Frye(5)	100,000	182,055	282,055
Michael G. Jesselson(6)	80,000	182,055	262,055
Allison Landry(7)	125,000	182,055	307,055
Irene Moshouris(8)	105,000	182,055	287,055
Johnny C. Taylor, Jr.(9)	125,000	182,055	307,055

(1)
Compensation information for Mr. Jacobs and Mr. Harik, who are NEOs of our company, is disclosed in this Proxy Statement under the heading Executive Compensation — Compensation Tables. Mr. Jacobs and Mr. Harik did not receive additional compensation for their service as a director.

(2)
The amounts reflected in this column represent the fees earned by each director for his or her Board service during 2025. Because the fees are paid in arrears and fourth quarter payments are received during the following calendar year, fees earned more accurately represent the compensation received by our directors.

(3)
The amounts reflected in this column represent an annual award amount made in 2025 as discussed in more detail below and represent the full grant date fair value of the awards made in 2025, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718 “Compensation — Stock Compensation” (“ASC 718”). For further discussion of the assumptions used in the calculation of the grant date fair value, please see “Notes to Consolidated Financial Statements — Note 14. Stock-Based Compensation” of our 2025 Form 10-K. Each director serving on January 2, 2025 was granted an award of 1,374 time-based restricted stock units (“RSUs”), corresponding to the value of $182,055. These awards vested on January 2, 2026.

(4)
As of December 31, 2025, Ms. Allaire held 1,374 RSUs. As of the Record Date, Ms. Allaire directly owns 9,916 shares of our common stock as disclosed in this Proxy Statement under the heading Security Ownership of Certain Beneficial Owners and Management.

(5)
As of December 31, 2025, Mr. Frye held 1,374 RSUs. As of the Record Date, Mr. Frye directly and indirectly owns a total of 10,981 shares of our common stock as disclosed in this Proxy Statement under the heading Security Ownership of Certain Beneficial Owners and Management.

(6)
As of December 31, 2025, Mr. Jesselson held 1,374 RSUs. As of the Record Date, Mr. Jesselson directly and indirectly owns a total of 314,931 shares of our common stock as disclosed in this Proxy Statement under the heading Security Ownership of Certain Beneficial Owners and Management.

(7)
As of December 31, 2025, Ms. Landry held 1,374 RSUs. As of the Record Date, Ms. Landry directly owns 7,249 shares of our common stock as disclosed in this Proxy Statement under the heading Security Ownership of Certain Beneficial Owners and Management.

(8)
As of December 31, 2025, Ms. Moshouris held 1,374 RSUs. As of the Record Date, Ms. Moshouris directly owns 9,916 shares of our common stock as disclosed in this Proxy Statement under the heading Security Ownership of Certain Beneficial Owners and Management.

(9)
As of December 31, 2025, Mr. Taylor held 1,374 RSUs. As of the Record Date, Mr. Taylor directly owns 13,974 shares of our common stock as disclosed in this Proxy Statement under the heading Security Ownership of Certain Beneficial Owners and Management.

The compensation of our directors is subject to approval by our Board, which is based, in part, on the recommendation of the Compensation and Human Capital Committee. Directors who are employees of our company do not receive additional compensation for service as members of our Board or its committees. All forms of independent director compensation paid to our directors are reviewed annually by the Compensation and Human Capital Committee together with Exequity LLP, the Committee’s independent compensation consultant, which provides competitive benchmarking and guidance. Following a review of director compensation relative to peer group practices (the same group used to evaluate executive compensation), no changes were recommended for 2025, as compensation was determined to be competitive and reflective of market practices.
For service during calendar year 2025, our non-employee directors received an annual cash retainer of $80,000 and RSUs with a fair market value of $182,055. The annual grant of such RSUs was made on the first business day of 2025 (the “RSU Grant Date”). The number of units was determined by dividing $190,000 by the average of the closing prices of the company’s common stock on the ten trading days immediately preceding the RSU Grant Date. The grant vested on the first business day of 2026. The vice chair of the Board and the lead independent director each received an additional $25,000 annual cash retainer. Additionally, the chairs of the Audit Committee, Compensation and Human Capital Committee, and Nominating, Corporate Governance and Sustainability Committee received a cash retainer of $25,000, $20,000 and $20,000, respectively. The non-employee members of the Operating Excellence Committee each received an annual $20,000 cash retainer. All cash compensation is paid quarterly in arrears.
No other fees were paid to our directors for their attendance at or participation in meetings of our Board or its committees in 2025. We reimbursed our directors for expenses incurred in the performance of their duties, including reimbursement for air travel and hotel expenses.
In 2016, our Board adopted a stock ownership policy establishing guidelines for stock retention requirements that apply to our non-employee directors and executive officers. Non-employee directors are subject to stock ownership guidelines of six times the
19	© 2026 XPO, Inc.

annual cash retainer. To determine compliance with these guidelines, generally, common shares held directly or indirectly, vested RSUs subject to deferred delivery of stock, and unvested RSUs subject solely to time-based vesting count toward meeting the stock ownership guidelines. Stock options and equity-based awards subject to performance-based vesting conditions do not count toward meeting stock ownership guidelines until they have been exercised or the performance conditions are met, as applicable. Until the guidelines are met, 70% of the net shares (after tax withholding) received upon settlement of equity-based awards are required to be retained by the director. A revised policy was adopted by the Board in June 2023, extending the period by when a newly appointed director is required to reach the required ownership level from three years to five years from the date of his or her appointment. As of the Record Date, all members of our Board were in compliance with this policy.
INSIDER TRADING POLICIES AND PROCEDURES
We maintain an Insider Trading Policy that governs the purchase and sale of our securities by our directors, officers, and employees. The policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations as well as the NYSE rules. The policy prohibits purchasing or selling XPO securities when any of these individuals are in possession of material non-public information about XPO and provides for “black-out periods” during each quarter in which certain individuals are prohibited from purchasing or selling XPO securities, as well as pre-clearance procedures for certain individuals, including all executive officers and directors, before engaging in certain transactions. The policy also prohibits certain hedging and pledging transactions, short selling, and option trading that may lead to inadvertent violations of the policy or otherwise create the appearance of impropriety or violations. The Insider Trading Policy is available on our Investor Relations website at investors.xpo.com under the heading Corporate Governance — Highlights.
NO HEDGING OR PLEDGING
Certain transactions in XPO securities such as: (i) short sales; (ii) transactions in publicly traded options or other derivative securities; (iii) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of XPO’s securities; or (iv) purchasing securities of the company on margin, holding securities of the company in a margin account or pledging company securities as collateral for a loan, create a heightened compliance risk or could create the appearance of misalignment between our directors, employees and stockholders. As a result, our Insider Trading Policy prohibits such transactions and any other transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of equity securities.
COMPENSATION AND HUMAN CAPITAL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
None of the members of our Compensation and Human Capital Committee are or have been an officer or employee of our company. During 2025, there were no material reportable transactions between the company and the members of the Compensation and Human Capital Committee and none of our executive officers served on any compensation committee or board of directors of any entity that has one or more executive officers serving on our Compensation and Human Capital Committee or on our Board of Directors.
CORPORATE GOVERNANCE GUIDELINES AND CODE OF BUSINESS ETHICS
Our Board of Directors is committed to sound corporate governance principles and practices. Our Corporate Governance Guidelines (the “Guidelines”) serve as a framework within which our Board conducts its operations. Among other things, the Guidelines include criteria for determining the qualifications and independence of our Board members, requirements for the standing Board committees, and the responsibilities of our Board members, including meeting attendance and the responsibility to conduct an annual evaluation of the effectiveness of our Board and its committees. The Nominating, Corporate Governance and Sustainability Committee is responsible for reviewing the Guidelines annually, or more frequently as appropriate, and recommending appropriate changes to our Board in light of applicable laws and regulations, the governance standards identified by leading governance authorities, and our company’s evolving needs.
XPO has a Code of Business Ethics (the “Code”) that applies to our directors and executive officers, as well as to our company at large. The Code is designed to deter wrongdoing, promote the honest and ethical conduct of all employees, promote compliance with applicable governmental laws, rules and regulations, and provide clear channels for reporting concerns. The Code constitutes a “code of ethics” as defined by the SEC in Item 406(b) of Regulation S-K. We intend to satisfy the disclosure requirements under applicable SEC rules relating to amendments to the Code or waivers of any provision of the Code as applicable to our principal executive officer, our principal financial officer and our principal accounting officer by posting such disclosures on our website pursuant to SEC rules. The Guidelines and the Code are available on our Investor Relations website at investors.xpo.com, under the heading Corporate Governance — Highlights. In addition, you may obtain a printed copy of these documents without charge by sending a request to: Corporate Secretary, XPO, Inc., Five American Lane, Greenwich, Connecticut 06831.
DIRECTOR INDEPENDENCE
Under the Guidelines, our Board of Directors is responsible for making independence determinations annually with the assistance of the Nominating, Corporate Governance and Sustainability Committee. Such independence determinations are made by
20	© 2026 XPO, Inc.

reference to the independence standard under the Guidelines and the definition of “independent director” under Section 303A.02 of the NYSE Rules. Our Board has affirmatively determined that each person who served as a director during any part of 2025, except for Mr. Jacobs, our former executive chairman, and Mr. Harik, our chairman and CEO, satisfies the independence standards under the Guidelines and the NYSE Rules.
In addition to the independence standards provided in the Guidelines, our Board has determined that each director who serves on our Audit Committee satisfies standards for independence of Audit Committee members established by the SEC and the NYSE Rules; that is, the director may not: (i) accept directly or indirectly any consulting, advisory or other compensatory fee from our company other than their director compensation; or (ii) be an affiliated person of our company or any of its subsidiaries. Our Board has also determined that each member of the Compensation and Human Capital Committee satisfies the NYSE standards for independence of Compensation and Human Capital Committee members. In making the independence determinations for each director, our Board and the Nominating, Corporate Governance and Sustainability Committee analyzed certain relationships of the directors, including both those that are not required to be disclosed pursuant to Item 404(a) of Regulation S-K, and those that are required to be disclosed pursuant to Item 404(a) of Regulation S-K as set forth below in the section titled “Certain Relationships and Related-Party Transactions.”
STOCKHOLDER COMMUNICATION WITH THE BOARD
Stockholders and other parties interested in communicating with our Board of Directors, any Board committee, any individual director, including our lead independent director, or any group of directors (such as our independent directors) should send written correspondence to: Board of Directors c/o Corporate Secretary, XPO, Inc., Five American Lane, Greenwich, Connecticut 06831. Note that we will not forward communications to the Board that qualify as spam, junk mail, mass mailings, resumes or other forms of job inquiries, surveys, business solicitations or advertisements.
STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING
Stockholder proposals intended to be presented at our 2027 Annual Meeting of Stockholders must be received by our Corporate Secretary no later than December 8, 2026, in order to be considered for inclusion in our proxy materials, pursuant to Rule 14a-8 under the Exchange Act.
As more specifically provided for in our bylaws, no business may be brought before an annual meeting of our stockholders unless it is specified in the notice of the annual meeting or is otherwise brought before the annual meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote and who has delivered proper notice to us not less than 90 days, and not more than 180 days, prior to the earlier of the date of the annual meeting and the first anniversary of the preceding year’s annual meeting. For example, assuming that our 2027 Annual Meeting of Stockholders is held on or after May 19, 2027, any stockholder proposal to be considered at the 2027 Annual Meeting of Stockholders, including nominations of persons for election to our Board, must be properly submitted to us no earlier than November 20, 2026, and no later than February 18, 2027.
Additionally, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 20, 2027.
Detailed information for submitting stockholder proposals or nominations of director candidates will be provided upon written request sent to: Corporate Secretary, XPO, Inc., Five American Lane, Greenwich, Connecticut 06831.
21	© 2026 XPO, Inc.

CERTAIN RELATIONSHIPS AND RELATED-PARTY
TRANSACTIONS
Under its written charter, the Audit Committee of our Board of Directors is responsible for reviewing and approving or ratifying any transaction between our company and a related person (as defined in Item 404 of Regulation S-K) that is required to be disclosed under the rules and regulations of the SEC. Our management is responsible for bringing any such transaction to the attention of the Audit Committee. In approving or rejecting a related-person transaction, the Audit Committee considers the relevant facts and circumstances, including the material terms of the transaction, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence.
During 2025, we subleased office space to JPE at our Greenwich, Connecticut office. Pursuant to the terms of the sublease, JPE paid monthly rent based on the amount of square feet subleased, as well as a share of common area maintenance charges and certain overhead costs. During 2025, JPE paid XPO a total of $530,042. Mr. Jacobs, our former executive chairman, is the managing member of JPE. This related-party transaction was approved by the Audit Committee.
22	© 2026 XPO, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND
MANAGEMENT
The following table sets forth information concerning the beneficial ownership of our voting securities as of March 23, 2026 by (i) each person who is known by us, based solely on a review of public filings, to be the beneficial owner of more than 5% of any class of our outstanding voting securities; (ii) each director; (iii) each NEO; and (iv) all executive officers and directors as a group. None of the foregoing persons beneficially owned any shares of equity securities of our subsidiaries as of the Record Date.
Under applicable SEC rules, a person is deemed to be the “beneficial owner” of a voting security if such person has (or shares) either investment power or voting power over such security or has (or shares) the right to acquire such security within 60 days by any of a number of means, including upon the exercise of options or warrants or the conversion of convertible securities. A beneficial owner’s percentage ownership is determined by assuming that options, warrants and convertible securities that are held solely by the beneficial owner, and which are exercisable or convertible within 60 days, have been exercised or converted. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all voting securities shown as being owned by them. Unless otherwise indicated, the address of each beneficial owner in the table below is c/o XPO, Inc., Five American Lane, Greenwich, Connecticut 06831.
Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding(1)
Beneficial Ownership of 5% or more:
MFN Partners, LP(2)	11,425,369	9.7%
Capital Research Global Investors(3)	11,157,329	9.5%
Capital World Investors(4)	10,985,317	9.4%
The Vanguard Group(5)	10,923,106	9.3%
BlackRock, Inc.(6)	10,418,923	8.9%
Invesco Ltd.(7)	6,267,881	5.3%
Directors:
Bella Allaire	9,916	*
J. Wes Frye(8)	10,981	*
Michael G. Jesselson(9)	314,931	*
Allison Landry	7,249	*
Irene Moshouris	9,916	*
Johnny C. Taylor, Jr.	13,974	*
NEOs:
Brad Jacobs+(10)	2,619,700	2.2%
Mario Harik+	502,805	*
Kyle Wismans	49,466	*
Dave Bates	67,350	*
Wendy Cassity	29,953	*
Current Directors and Executive Officers as a group (10 people)	1,016,541	*

*
Less than 1%

+
Director and Executive Officer

(1)
For purposes of this column, the number of shares of the class outstanding for each person reflects the sum of: (i) 117,408,318 shares of our common stock that were outstanding as of the Record Date; and (ii) the number of RSUs held, if any, that are or will become vested within 60 days of the Record Date.

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(2)
Based on Amendment No. 2 to the Schedule 13G filed on November 12, 2024 by: (i) MFN Partners, LP (the “Partnership”); (ii) MFN Partners GP, LLC (“MFN GP”), as the general partner of the Partnership; (iii) MFN Partners Management, LP (“MFN Management”), as the investment adviser to the Partnership; (iv) MFN Partners Management, LLC (“MFN LLC”), as the general partner of MFN Management; (v) Michael F. DeMichele, as a managing member of MFN GP and of MFN LLC; and (vi) Farhad Nanji, as a managing member of MFN GP and of MFN LLC (each, a “Reporting Person” and collectively, the “Reporting Persons”), which reported that, as of September 30, 2024, the Reporting Persons collectively owned 11,425,369 shares of our common stock with shared voting power and shared dispositive power. The address of the principal business office of each of the Partnership, MFN GP, MFN Management, MFN LLC and Messrs. DeMichele and Nanji is c/o MFN Partners Management, LP, 222 Berkeley Street, 13th Floor, Boston, MA 02116.

(3)
Based on Amendment No. 3 to the Schedule 13G filed on February 12, 2026 by Capital Research Global Investors, which reported that, as of December 31, 2025, Capital Research Global Investors beneficially owned 11,157,329 shares or our common stock, with sole voting power over 11,134,473 shares of our common stock and sole dispositive power over 11,157,329 shares of our common stock. The address of the principal business office of Capital Research Global Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(4)
Based on Amendment No. 3 to the Schedule 13G filed on November 13, 2025 by Capital World Investors, which reported that, as of September 30, 2025, Capital World Investors beneficially owned 10,985,317 shares of our common stock, with sole voting power over 10,963,639 shares of our common stock and sole dispositive power over 10,985,317 shares of our common stock. The address of the principal business office of Capital World Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(5)
Based on Amendment No. 9 to the Schedule 13G filed on February 13, 2024 by The Vanguard Group, which reported that, as of December 29, 2023, The Vanguard Group beneficially owned 10,923,106 shares of our common stock, with shared voting power over 41,086 shares of our common stock, sole dispositive power over 10,758,747 shares of our common stock and shared dispositive power over 164,359 shares of our common stock. The address of the principal business office of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group filed a Schedule 13G/A on March 27, 2026, reporting that, following an internal realignment, The Vanguard Group, Inc. did not beneficially own any of the company’s common shares and that certain of its subsidiaries and/or business divisions of such subsidiaries that formerly had, or were deemed to have had, beneficial ownership with the Vanguard Group, Inc., will report beneficial ownership separately on a disaggregated basis from the Vanguard Group, Inc. The identity of such subsidiaries and/or business divisions of such subsidiaries and the number of common shares beneficially owned by them is not known to the company as of March 27, 2026.

(6)
Based on Amendment No. 1 to the Schedule 13G filed on July 17, 2025 by BlackRock, Inc., which reported that, as of June 30, 2025, BlackRock, Inc. beneficially owned 10,418,923 shares of our common stock, with sole voting power over 10,010,732 shares of our common stock and sole dispositive power over 10,418,923 shares of our common stock. The address of the principal business office of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(7)
Based on the Schedule 13G filed on November 6, 2025 by Invesco Ltd., which reported that, as of September 30, 2025, Invesco Ltd. beneficially owned 6,267,881 shares of our common stock, with sole voting power over 6,192,272 shares of our common stock and sole dispositive power over 6,267,881 shares of our common stock. The address of the principal business office of Invesco Ltd. is 1331 Spring Street NE, Suite 2500, Atlanta, GA 30309.

(8)
Consists of: (i) 7,981 directly held shares of our common stock; and (ii) 3,000 shares of our common stock held in an individual retirement account of Mr. Frye.

(9)
Consists of: (i) 57,873 directly held shares of our common stock; (ii) 5,000 shares of our common stock held in an individual retirement account of Mr. Jesselson; (iii) 6,000 shares of our common stock owned by Mr. Jesselson’s spouse; (iv) 201,001 shares of our common stock beneficially owned by the Michael G. Jesselson 4/8/71 Trust and the Michael G. Jesselson 12/18/80 Trust, of which trusts Mr. Jesselson is the beneficiary; (v) 8,000 shares of our common stock beneficially owned by the JJJ Irrevocable Trust, of which Mr. Jesselson is a trustee; (vi) 8,000 shares of our common stock beneficially owned by the RAJ Irrevocable Trust, of which Mr. Jesselson is a trustee; (vii) 8,000 shares of our common stock beneficially owned by the SJJ Irrevocable Trust, of which Mr. Jesselson is a trustee; and (viii) 21,057 shares of our common stock beneficially owned by Michael G. Jesselson and Linda Jesselson, Trustees UID 6/30/93 FBO Maya Ariel Ruth Jesselson.

(10)
Consists of: (i) 1,318,999 directly held shares of our common stock; and (ii) 1,300,701 shares of our common stock owned by JPE. Mr. Jacobs has indirect beneficial ownership of the shares of our common stock owned by JPE as a result of being its managing member. Mr. Jacobs stepped down as the executive chairman of our Board on December 31, 2025. His beneficial ownership information is based on the most recent Form 4 filed by Mr. Jacobs. Mr. Jacobs is not included in the group of current directors and executive officers.

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EXECUTIVE
COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) explains the guiding principles, policies and practices upon which our executive compensation program is based, as well as our decision-making process, including our consideration of stockholder feedback, and the 2025 compensation paid to our named executive officers (“NEOs”).
NAMED EXECUTIVE OFFICERS FOR 2025
The following individuals were our named executive officers for 2025:
Name	Position
Brad Jacobs	Executive Chairman (through December 31, 2025)
Mario Harik	Chief Executive Officer
Kyle Wismans	Chief Financial Officer
Dave Bates	Chief Operating Officer
Wendy Cassity	Chief Legal Officer and Corporate Secretary
Brad Jacobs Executive Chairman
Mr. Jacobs served as executive chairman of XPO’s Board from November 1, 2022 until December 31, 2025, and was previously chairman of the board and chief executive officer from September 2, 2011 to October 31, 2022. He has served as chairman of the board and chief executive officer of QXO, Inc. (NYSE: QXO) since June 6, 2024. Mr. Jacobs served as non-executive chairman of the board of directors of GXO Logistics, Inc. from August 2, 2021 to December 31, 2025, and of RXO, Inc. from November 1, 2022 to May 21, 2025. Additionally, he is the managing member of Jacobs Private Equity, LLC and Jacobs Private Equity II, LLC. Prior to XPO, Mr. Jacobs led two public companies: United Rentals, Inc., which he founded in 1997, and United Waste Systems, Inc., which he founded in 1989. Mr. Jacobs served as chairman and chief executive officer of United Rentals for its first six years, and as executive chairman for an additional four years. He served eight years as chairman and chief executive officer of United Waste Systems.

Mario Harik Chief Executive Officer
Mr. Harik has served as XPO’s chief executive officer and a director since November 2022 and as chairman of the board since January 1, 2026. Previously, he served as president of XPO’s North American Less-Than-Truckload unit from October 2021 to October 2022, and additionally held roles as XPO’s chief information officer from November 2011 to October 2022, and chief customer officer from February 2021 to January 2022. Prior to XPO, he was chief information officer and senior vice president of research and development with Oakleaf Waste Management, chief technology officer with Tallan, Inc., and co-founder and chief architect of web and voice applications with G3 Analyst. Mr. Harik has served as a director of QXO, Inc. (NYSE: QXO) since June 2024. He holds a master’s degree in engineering, information technology from Massachusetts Institute of Technology, and a degree in engineering, computer and communications from the American University of Beirut in Lebanon.

Kyle Wismans Chief Financial Officer
Kyle Wismans has led the company’s finance organization since 2023. He joined XPO in 2019 as senior vice president, financial planning and analysis and later served as senior vice president, revenue management and finance. Mr. Wismans has held numerous senior financial positions during his two decades with global public companies. Prior to XPO, he was an executive with General Electric Company and Baker Hughes, holding leadership positions as head of global financial planning and analysis for two divisions and chief financial officer for a global GE business. He also held senior roles on GE’s global audit staff. Mr. Wismans has served as a director of GXO Logistics, Inc. (NYSE: GXO) since May 2025. He holds a degree in business administration from the University of Michigan, Stephen M. Ross School of Business.

25	© 2026 XPO, Inc.

Dave Bates Chief Operating Officer
Dave Bates is responsible for all day-to-day operations of XPO’s LTL business in North America, including quality of service and the customer experience, network optimization, workforce productivity and sales. Additionally, he leads the execution of initiatives specific to XPO’s growth strategy, such as capital deployments and the company’s in-house driver school operations. Mr. Bates joined XPO in 2023 following 27 years with Old Dominion Freight Line, Inc., including 12 years as senior vice president, operations, with responsibility for all operations in North America. He started his career with roles at Carolina Freight Carriers and Roadway Express.

Wendy Cassity Chief Legal Officer and Corporate Secretary
Wendy Cassity leads XPO’s legal and compliance functions, including corporate governance, litigation and commercial matters. Prior to joining the company in March 2023, Ms. Cassity served as chief legal officer with Nuance Communications, Inc., and previously held general counsel positions at Zayo Group, a publicly traded communications infrastructure company, and at Thompson Creek Metals, a publicly traded natural resources company. Ms. Cassity has also served in private practice as a corporate transactional attorney with McDermott Will & Emery, LLP, and with Cravath Swaine & Moore, LLP. She holds a bachelor’s degree in English and History from the University of Arizona, and a juris doctorate degree from Columbia Law School.

26	© 2026 XPO, Inc.

EXECUTIVE SUMMARY
2025 Company Performance Highlights
In 2025, our NEOs were instrumental in driving XPO’s achievement of numerous strategic, financial and operational goals through the execution of our strategy and our LTL growth plan. Despite a soft freight market environment, the strong leadership of our NEOs delivered financial results that outpaced expectations, enhanced service quality, realized record levels of customer satisfaction and employee engagement, and positioned the business to generate sustainable long-term stockholder value:
Generated robust 2025 financial results company-wide:
Revenue $8.16B	Operating Income $656M	Adjusted EBITDA(1) $1.27B	Adjusted Diluted Earnings Per Share(1) $3.73
Achieved significant progress by executing all four levers of our LTL growth plan in 2025:
PROVIDE BEST-IN-CLASS SERVICE	INVEST IN NETWORK GROWTH FOR THE LONG TERM	ACCELERATE YIELD GROWTH	DRIVE COST EFFICIENCIES
■ Damage claims ratio of 0.3%, compared with 1.2% at year-end 2021 ■ Improved on-time performance from 2024 • Q4 2025 was the fifteenth consecutive quarter of year-over-year improvement	■ Added more than 1,200 tractors and 3,600 trailers • Reduced average tractor age to 3.7 years at year-end 2025, compared with 5.9 years at year-end 2022	■ Grew yield ex-fuel by 6.0% from 2024 • Driven by enhanced service quality, expansion of accessorial services and revenue growth from local customers
■
Leveraged AI-based proprietary technology to capture productivity gains

■
Reduced purchased transportation expense by more than 50% from 2024

■
Exited the year with 5.1% of Q4 linehaul miles outsourced to third parties the most favorable level in company history

Delivered above-market LTL growth and profitability:

■
Grew adjusted operating income(1) to $775 million, up 4% year-over-year

■
Improved adjusted operating ratio(1) by 80 basis points year-over-year to 84%

■
Grew adjusted EBITDA(1)(2) to $1.13 billion, up 4% year-over-year

(1) See Annex A for reconciliations of non-GAAP measures.
(2) Excluding gains on real estate transactions
Delivered a 533% increase in total shareholder return (TSR) since becoming a standalone LTL company in 2022(1)

■
XPO’s stock price has significantly outperformed the transportation sector and the broader market, generating over $19 billion in stockholder value creation since becoming a standalone company

■
Over the same period, XPO was the top-performing transportation stock in the S&P Transportation Select Industry Index

■
TSR was driven by a robust combination of financial results and operational improvements

(1) Through Q1 2026
27	© 2026 XPO, Inc.

Maintained focus on employee engagement:

■
Global employee satisfaction was 7.9 among the company’s total “wired” employee population in 2025

■
Most recent North American Dockworker, Driver and Manufacturing Survey response rate was 84%, with over 13,000 LTL employees participating

■
Reduced voluntary turnover in three key LTL employee groups by year-end 2025: 6.2% decrease with dockworkers; 4.9% decrease with freight operations supervisors; and 2.2% decrease with driver sales representatives, reinforcing employee satisfaction

Enhanced brand reputation with external recognitions

■
Fortune named XPO one of the World’s Most Admired Companies for 2026

■
Forbes named XPO one of America’s Best Large Employers for 2026

■
Newsweek named XPO one of America’s Most Reliable Companies for 2026

■
FreightWaves named XPO to the 2026 FreightTech 25 for innovation in freight technology

■
Viqtory designated XPO as a Military Friendly® Gold Employer for 2026

■
VETS Indexes recognized XPO as a 2025 4-Star Employer for hiring and supporting veterans

■
TIME magazine named XPO one of the World’s Best Companies for 2025

■
Women in Trucking Association named XPO one of the Top Companies For Women to Work For in Transportation for the fifth year in a row

The chart below illustrates XPO’s Total Shareholder Return (TSR), as compared to the S&P 500 and the S&P Transportation Select Industry Index since we became a standalone LTL carrier in North America:
Our NEOs are moving XPO forward from a position of strength as one of the largest LTL networks in North America, with approximately 9% share of the $52 billion LTL market, based on 2025 industry revenue. We are making significant progress in executing our plan for profitable growth and margin expansion, and we see a long runway ahead to continue to deliver outsized stockholder value.
Stockholder Engagement and Responsiveness
The Compensation and Human Capital Committee (the “Committee”) considers engagement with stockholders to be a critical component in formulating XPO’s executive compensation philosophy and structure. We have a robust, year-round stockholder engagement program, in which Committee members play an active role. During these engagements, we seek stockholder input through dialogue on a broad range of topics, including our executive compensation program, which informs the Committee’s decisions regarding the program and related disclosures.
At our 2025 Annual Meeting of stockholders, our directors received 98% support on average and our say-on-pay proposal received 99% support. These results reflect strong support for the Board and for XPO’s executive compensation program, which we designed in direct response to stockholder feedback. The Board is appreciative of our stockholders’ support and remains committed to ongoing engagement.
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OUR EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES
Compensation Philosophy
Our executive compensation program is designed to incent and reward outstanding performance and retain exceptional leadership talent. The Compensation and Human Capital Committee’s pay-for-performance philosophy is focused on rewarding our NEOs for performance that creates substantial, long-term value for our stockholders. Awards are designed to tie closely to the company’s strategic operating plans, as communicated broadly to our investor community, and to ensure alignment with public expectations. The Committee’s goal is to ensure our executives remain focused on executing to exceptional operational standards, are incentivized to outperform industry competitors, and are motivated to drive long-term stockholder value creation.
Our guiding principles and sound compensation practices align the compensation of our NEOs with company performance, taking into consideration the size, scope and success of the business as follows:
Pay-for-Performance
A significant portion of our NEOs’ total compensation should be at risk and performance-based, with metrics aligned to the company’s short-term and long-term financial performance. Performance-related compensation should align to our culture of goal achievement, accountability and continuous improvement.

Stockholder Alignment
The pay elements of our NEOs’ compensation should align directly with the long-term interests of our stockholders and cultivate the NEOs’ ownership of, and accountability for, executing the company’s vision and strategy.

Attraction and Retention	Our executive compensation program should provide overall target compensation that is market-competitive and enables the company to attract and retain top talent from a variety of industries.
Simplified Approach	Our executive compensation program should be straightforward, transparent and consistent.
Compensation Policies and Practices
The Compensation and Human Capital Committee is committed to sound executive compensation policies and practices, to incentivize a high caliber of performance as highlighted in the following table.
WHAT WE DO	WHAT WE DON’T DO
  Significant emphasis on variable, at-risk compensation. XPO’s compensation program is heavily weighted toward variable compensation through short-term incentives and long-term incentives. This allows the Committee to closely align total compensation values with company performance on an annual and long-term basis.
No exceptional perquisites. Our NEOs have no relocation benefits, supplemental pension or retirement savings or financial planning services beyond what is provided broadly to all XPO employees.
  Substantial portion of compensation linked to creation of stockholder value. Performance-based awards are subject to meaningful stock price and/or earnings-related performance goals measured over service-based vesting periods. In addition, the Committee regularly reviews the full portfolio of XPO stockholdings for each NEO to ensure that a sufficient amount of compensation is at risk if objectives are not met, further aligning compensation with stockholder returns and value creation.

  No pledging or hedging of company stock. Under our insider trading policy, our company’s directors and executive officers, including the NEOs, are prohibited from pledging or holding company securities in a margin account or pledging company securities as collateral for a loan which could create a heightened compliance risk or could create the appearance of misalignment between our directors, employees and stockholders. In addition, they are prohibited from engaging in hedging transactions, such as prepaid variable forwards, equity swaps, collars and exchange funds or any other transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of company equity securities.

  Stock ownership policies. The Board has established meaningful stock ownership guidelines and stock retention requirements that encourage a strong ownership mindset among our NEOs. Our ownership guidelines specify 6x annual base salary for our CEO and 3x annual base salary for our other NEOs.

  No guaranteed annual salary increases. Salary increases are not guaranteed annually and are instead determined based on review of our peer group, market survey data, an executive’s experience, tenure, company and individual performance, scope and scale of responsibility, unique skills, internal equity, and stockholder feedback.

Clawback policy. Our NEOs are subject to clawback restrictions that are compliant with and exceed NYSE listing standards with respect to incentive compensation.
  No stock option repricing or discounted exercise price. XPO’s equity incentive plan does not permit either stock option repricing without stockholder approval or stock option awards with an exercise price below fair market value.

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WHAT WE DO	WHAT WE DON’T DO
Restrictive covenants. Our NEOs are subject to comprehensive non-competition and other restrictive covenants.	No golden parachute excise tax gross-ups. XPO does not provide golden parachute excise tax gross-ups.
  Engage with stockholders. Our Board values stockholder feedback and carefully considers investor perspectives in its decision-making processes for governance, compensation and sustainability practices.

  No consultant conflicts. The Committee retains an independent compensation consultant who performs services only for the Committee, as described in more detail below under the heading Role of the Committee’s Independent Compensation Consultant.

Components of NEO Compensation
The compensation design for our NEOs has three components: annual base salary, short-term cash incentive and long-term incentive:
■
Annual base salary is a fixed form of competitive pay that corresponds to an executive’s experience and job scope.

■
Short-term cash incentive is a performance-based, at-risk component that offers competitive incentive pay designed to motivate and recognize performance in a given year.

■
Long-term incentive is an at-risk component that offers a combination of performance-based and time-based restricted stock units and is designed to motivate sustained performance over time. It is granted in equity to reinforce the long-term incentive component of value creation and also strives to increase the retention of top talent over time.

Pay Mix and At-Risk Compensation
The Compensation and Human Capital Committee believes that the majority of compensation for the NEOs should be a mix of performance-based, at-risk compensation designed specifically to incent both short-term and long-term company performance. This is delivered through a short-term annual cash incentive award and a long-term performance-based equity award. The amount the NEOs eventually earn from their at-risk compensation should align with stockholders’ returns over similar time periods.
The Committee may utilize a different mix of compensation elements for NEOs depending on the unique aspects of their roles or depending on the circumstances of their hire or promotion. The Committee commits to aligning executive pay with performance.
The chart below shows the mix of 2025 target total annual compensation for our NEOs, including the portions at-risk versus fixed compensation. As noted below, approximately 77% of the CEO’s total compensation was at-risk, and an average of approximately 68% of other NEOs’ compensation was at-risk, ensuring alignment of executive pay to company performance.

2025 Target Total Annual Incentive
65%
11%
16%
8%
63%
14%
16%
7%
45%
15%
25%
15%
17%
61%
9%
13%
30%
27%
16%
27%
Performance-Based RSUs
Target Annual Incentive
Time-Based RSUs
Base Salary
Brad Jacobs
76% At-Risk
24% Fixed
Mario Harik
77% At-Risk
23% Fixed
Kyle Wismans
60% At-Risk
40% Fixed
Dave Bates
78% At-Risk
22% Fixed
Wendy Cassity
57% At-Risk
43% Fixed

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2025 EXECUTIVE COMPENSATION OVERVIEW
Our executive compensation program, as detailed below, was designed to emphasize performance-based compensation and to incent and retain our NEOs:
ELEMENT	HIGHLIGHTS OF 2025 COMPENSATION DESIGN
BASE SALARY	Fixed cash compensation corresponds to experience and job scope, and is aligned with market levels
SHORT-TERM INCENTIVE	EC, CEO, CFO and CLO	COO(1)
	100% based on performance against the company’s annual adjusted EBITDA target – Adjusted EBITDA is a mainstay financial performance metric in each of XPO’s reportable segments	Profit-sharing cash incentive program with 0.56% participation factor of LTL adjusted operating income – Adjusted operating income incentivizes improving profitability
LONG-TERM INCENTIVES EC and CEO: 80% PSU 20% RSU CFO, COO and CLO: 65% PSU 35% RSU
Performance-Based Restricted Stock Units (PSUs) based on three-year performance period

 –
35% LTL adjusted EBITDA growth

 –
40% LTL adjusted operating ratio improvement

 –
25% relative TSR vs. S&P Transportation Select Industry Index TSR

PSU cliff vesting performance target hurdles include:
 –
LTL adjusted EBITDA growth of at least 12%

 –
LTL adjusted operating ratio improvement of at least 375 basis points

 –
TSR ranking at or above the 55th percentile relative to S&P Transportation Select Industry Index TSR

Restricted Stock Units (RSUs) that vest annually over three years

(1)
Chief operating officer (“COO”) profit-sharing cash incentive program paid out quarterly and subject to: (i) Mr. Bates’ continuing employment through the date on which the quarterly earnings are publicly announced; and (ii) the terms and conditions of the company’s profit-sharing cash incentive program approved by the Compensation and Human Capital Committee.

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Target Pay Levels for Current NEOs
In setting total target pay levels for our NEOs, the Committee considers several factors, including competitive market data, company and individual performance, scope and scale of responsibility, unique skills, tenure, internal equity and stockholder feedback. The Committee reviews the competitiveness of the total target pay level and practices relative to the established peer group and published survey data provided by its independent compensation consultant (see Peer Group and Market Analysis on page 35).
For 2025, the Committee approved an increase in total target direct compensation for Messrs. Jacobs, Harik and Wismans and Ms. Cassity as supported by competitive market data provided by our independent compensation consultant and in recognition of their outstanding performance related to key strategic objectives.
The following table provides 2025 annual target compensation for the current NEOs included in this Proxy Statement:
NEO	Base Salary ($)	Target STI ($)	Total Target Cash Compensation ($)	Target PSUs Awarded ($)(1)	RSUs Awarded ($)(1)	Total Target Direct Compensation ($)
Brad Jacobs	618,000	927,000	1,545,000	5,200,000	1,300,000	8,045,000
Mario Harik	875,500	1,751,000	2,626,500	8,000,000	2,000,000	12,626,500
Kyle Wismans	650,000	650,000	1,300,000	1,950,000	1,050,000	4,300,000
Dave Bates	750,000	3,420,000	4,170,000	975,000	525,000	5,670,000
Wendy Cassity	600,000	600,000	1,200,000	650,000	350,000	2,200,000

(1)
Based on the economic value of the approved annual long-term equity awards for each NEO.

Executive Chairman Pay Approach and Transition
The Board and the Compensation and Human Capital Committee regularly review the company’s leadership structure and executive compensation program to ensure they best serve XPO and its stockholders. In early 2025, the Board determined that Mr. Jacobs continued to provide significant value as executive chairman through his oversight of leadership and strategy, informed by his long-standing experience and deep knowledge of the company and industry. Based on these contributions, the Committee approved total target compensation of $8,045,000 for 2025, representing approximately 64% of the CEO’s target total compensation and consistent with the framework established upon his transition from CEO to executive chairman.
At the end of 2025, Mr. Jacobs stepped down as executive chairman in accordance with Section 6(e) of his employment agreement. Effective January 1, 2026, Mr. Harik assumed the role of chairman of the Board. Mr. Jacobs will serve as a special advisor to the Board and the new chairman through June 30, 2026, to support this transition, during which time he will receive base salary and bonus compensation consistent with his 2025 compensation, prorated for his time in the special advisor role. The terms of Mr. Jacobs’ transition to special advisor are described in the “Potential Payments Upon Termination or Change of Control” section below.
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EXECUTIVE COMPENSATION OUTCOMES FOR 2025
Annual Short-Term Incentive Awards
The company’s annual short-term incentive (“STI”) awards are designed to reward our NEOs for performance against pre-established metrics set by the Compensation and Human Capital Committee at the beginning of the fiscal year. Each NEO (excluding the COO) is assigned an annual short-term incentive target, as a percentage of base salary, based on the NEO’s level of responsibility, scope of role and impact, and market data. Actual annual short-term incentive payouts are based on results achieved against the pre-established performance metrics determined by the Committee and can range from 0% to 200% of target. Short-term incentive payouts are made in cash.
For fiscal year 2025, achievement of the annual short-term incentive for our NEOs (excluding the COO) was measured using XPO’s adjusted EBITDA target. Adjusted EBITDA was selected because it is a key metric in our financial performance and demonstrates how well the company operates in serving its customers. Adjusted EBITDA focuses on the financial outcome of operating decisions by eliminating the impact of non-operating items, such as income tax provision, interest expense and depreciation and amortization expense. Because it reflects the operating profitability of our business, it can be compared to other companies by our leaders, current and potential investors, and others with an interest in XPO. It is important to assess adjusted EBITDA performance on both a short-term and long-term basis, which is oriented to stockholder expectations. While a version of adjusted EBITDA is utilized in both the annual short-term incentive and long-term plan, adjusted EBITDA in the long-term plan measures LTL adjusted EBITDA growth, thereby ensuring that short-term adjusted EBITDA performance is aligned with long-term growth objectives and stockholder expectations. This performance metric reflects our company’s progress with our strategic objectives of driving profitable growth, deploying capital for superior returns over time, and increasing the value of XPO’s common stock.
NEO STI Payouts Excluding COO
For 2025, XPO’s annual adjusted EBITDA* of $1.27 billion resulted in a 94.13% goal attainment based on the 2025 target of $1.35 billion. Based on the linear payout curve below, this yielded an STI payout of 70.64%.
	100% Adjusted EBITDA
	Threshold	Target	Maximum	Actual
Performance	$1.08	$1.35	$1.62	$1.27
Payout	50%	100%	200%	70.64%
The following table provides the 2025 short-term incentive targets and actual payouts for our NEOs, excluding our COO.
NEO	Base Salary ($)	Target STI		Payout Achievement	Final Payout ($)
		%	$
Brad Jacobs	618,000	150%	927,000	70.64%	654,833
Mario Harik	875,500	200%	1,751,000	70.64%	1,236,906
Kyle Wismans	650,000	100%	650,000	70.64%	459,160
Wendy Cassity	600,000	100%	600,000	70.64%	423,840

*
See Annex A for reconciliations of non-GAAP financial measures.

COO STI Payouts
In order to secure Mr. Bates’ commitment to join XPO in 2023 from a top-tier competitor, the Compensation and Human Capital Committee designed a short-term incentive program based on the program provided to him by his previous employer. Under
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XPO’s program, Mr. Bates receives 0.56% of the company’s North American LTL adjusted operating income on a quarterly basis. This metric was specifically chosen because it fully aligns with Mr. Bates’ responsibilities as COO; that is, to deliver best-in-class customer service, improve network efficiency, and increase yield performance. North American LTL adjusted operating income is also a key comparative measure against industry peers, and improvements to the metric are expected to correlate to increased stockholder value.
The company’s 2025 North American LTL adjusted operating income* was $775 million, which resulted in a short-term incentive cash payout for Mr. Bates of $4,334,400. This payout is directly reflective of Mr. Bates’ leadership throughout the year to improve cost efficiency through operational discipline, including increases in labor productivity and linehaul transportation insourcing from third-party carriers. In 2025, Mr. Bates helped achieve a damage claims ratio of 0.3%, which contributed to a 6.0% increase in yield, excluding fuel. In addition, Mr. Bates continued to leverage XPO’s proprietary technology to improve labor productivity and reduced outsourced linehaul miles to the best level in XPO’s history, lowering the cost of third-party purchased transportation by over 50% compared with 2024 and reducing outsourced linehaul miles as a percentage of total linehaul miles to 5.1% in the fourth quarter.
Long-Term Incentive Awards
The company’s long-term incentive (“LTI”) awards are designed to provide individuals with equity compensation tied to long-term performance and stockholder alignment through a combination of performance awards and restricted stock. Performance awards are tied to performance against pre-established long-term targets set by the Compensation and Human Capital Committee at the beginning of each three-year performance period in alignment with the company’s long-term strategic plan. The key objective of the plan is to encourage performance that drives stockholder value higher over the long term, align interests of executives with stockholders, and reward and retain executives.
2025 Annual LTI Award Design
For 2025, the Committee determined to maintain the same metrics and weighting used in 2024, given their continued link to XPO’s business strategy. In 2025, our NEOs received a majority of LTI awards as PSUs, with the executive chairman and CEO receiving 80% in PSUs and 20% in RSUs. All other NEOs received 65% PSUs and 35% RSUs. The PSU payout scale ranges from 0% to 200% based on performance.
The following table provides an overview of equity award types and performance metrics.
Pay Element	Performance Measures / Details	Weight	Metric Rationale
Performance-Based Restricted Stock Units (PSUs)	LTL adjusted EBITDA growth over three-year performance period ■ Target CAGR of 12%; performance ranging from 80% to 120% of target	35%
LTL adjusted EBITDA growth is a critical operating performance measure that reflects the profitability of the LTL business. While a version of adjusted EBITDA is used in the annual incentive plan, LTL adjusted EBITDA in the long-term plan measures growth over a three-year period, reinforcing alignment between annual performance, long-term growth objectives, and stockholder expectations.

	LTL adjusted operating ratio improvement over three-year performance period ■ Target improvement of at least 375 basis point, with a 50 basis points spread from threshold to maximum	40%	LTL adjusted operating ratio measures the cost-efficiency and profitability of our LTL network operations and informs our disciplined investments in long-term growth.
	Relative Total Shareholder Return (TSR) performance vs. S&P Transportation Select Industry Index, measured over a three-year performance period	25%
TSR targets focus on XPO’s growth in market position versus core competitors, while directly aligning executive compensation with stockholder value creation. Performance and payout range encourages superior performance above our industry competitors and ensure that the company is delivering increasing stockholder value over time relative to its peers.

Restricted Stock Units (RSUs)	Ratable vesting annually over three years		Three-year vesting structure supports retention and helps build stock ownership, ensuring strong alignment with stockholder interests.

*
See Annex A for reconciliations of non-GAAP financial measures.

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2025 NEO Annual LTI Awards Granted
The Committee approved the annual LTI awards for each of our NEOs in 2025.
The following table shows the economic value of the approved annual long-term equity awards for each NEO.
NEO	Target PSUs ($)	RSUs ($)	Total ($)
Brad Jacobs	5,200,000	1,300,000	6,500,000
Mario Harik	8,000,000	2,000,000	10,000,000
Kyle Wismans	1,950,000	1,050,000	3,000,000
Dave Bates	975,000	525,000	1,500,000
Wendy Cassity	650,000	350,000	1,000,000
2023-2025 PSU Achievement
For the 2023-2025 performance period, PSUs were earned at 178%, reflecting strong EBITDA and relative TSR performance.
The following table summarizes the performance of the PSU awards granted in March 2023.
Performance Metric and Weight	Target	Actual	Performance Payout
40% LTL Adjusted EBITDA Growth	8%	37%	200%
40% Relative TSR vs. S&P Transportation Index	60th Percentile	98th Percentile	200%
20% LTL Adjusted Operating Ratio Improvement	300 bps	284 bps	92%
Overall Payout			178%
THE COMPENSATION AND HUMAN CAPITAL COMMITTEE’S DECISION-MAKING PROCESS
Role of the Compensation and Human Capital Committee
The Committee is responsible for approving our compensation practices and overseeing our executive compensation program in a manner consistent with XPO’s compensation philosophy. The Committee is tasked with: (i) reviewing the annual and long-term performance goals for our NEOs; (ii) approving awards under incentive compensation and equity-based plans; and (iii) approving all other compensation and benefits for our NEOs. The Committee acts independently but works closely with the full Board and executive management in making many of its decisions. To assist it in discharging its responsibilities, the Committee has retained the services of an independent compensation consultant, as discussed below.
Role of Management
Executive management provides input to the Committee, including with respect to the Committee’s evaluation of executive compensation practices. In particular, our CEO, Mr. Harik, provides recommendations for proposed compensation actions with respect to our executive team, but not with respect to his own or Mr. Jacobs’ compensation. The Committee carefully and independently reviews the recommendations of management without members of management present and consults its independent compensation consultant before making final determinations. We believe this process ensures that our executive compensation program effectively aligns with XPO’s compensation philosophy and stockholder interests.
Role of the Committee’s Independent Compensation Consultant
The Committee directly retained Exequity LLP as its independent compensation consultant for 2025. In addition to compensation, Exequity advises on governance matters, monitors trends and evolving market practices in executive compensation, and provides general advice and support to the Committee and the Committee’s chair. Exequity’s support of the Committee in 2025 included reviewing LTI award grant proposals, providing guidance with the design of the annual STI program and reviewing the content of this CD&A. Exequity did not provide any other services to the company.
The Committee considered the independence of Exequity in light of applicable SEC rules and NYSE listing standards. After taking into account the absence of any relationships with management and members of the Committee, as well as Exequity’s internal policies and other information provided to the Committee, the Committee determined that no conflicts of interest existed that would prevent Exequity from serving as an independent compensation consultant to the Committee.
Peer Group and Market Analysis
XPO competes for the best talent within the transportation industry and across industries within the broader economic landscape. In order to attract and retain high-performing talent, the Committee references prevailing pay rates when establishing target compensation opportunities; specifically, by reviewing executive pay levels and practices across the peer group, as well as survey
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data. The peer group serves as the principal reference group for evaluating our NEOs’ compensation. Survey data serves as a secondary reference to ensure reasonableness by incorporating general industry companies between $5 billion and $10 billion in annual revenue, which is comparable to XPO’s revenue. The Committee evaluates a range of information regarding market pay practices, considering XPO has a longstanding history of sourcing executives from industries outside the transportation and logistics sectors, and the number of pure-play public transportation carriers of a size similar to XPO is extremely limited.
At the end of 2024 the Committee, with support from Exequity, conducted a comprehensive annual review of the peer group. Based on its evaluation, the Committee added Canadian National Railway Company, Canadian Pacific Kansas City Limited and Saia, Inc. and removed Hertz Global Holdings, Inc. and Matson, Inc. to ensure continued comparability to XPO in terms of industry, revenue, market capitalization and labor market:
2025 Peer Group
ArcBest Corporation	Hub Group, Inc.	Saia, Inc.
Avis Budget Group, Inc.	J.B. Hunt Transport Services, Inc.	Schneider National, Inc.
Canadian National Railway Company	Knight-Swift Transportation Holdings, Inc.	TFI International Inc.
Canadian Pacific Kansas City Limited	Landstar System, Inc.	Union Pacific Corporation
C.H. Robinson Worldwide, Inc.	Norfolk Southern Corporation	Werner Enterprises, Inc.
CSX Corporation	Old Dominion Freight Line, Inc.
Expeditors Int’l of Washington, Inc.	Ryder System, Inc.
The peer group and survey data were utilized in the benchmarking analysis conducted at the end of 2024 to inform evaluating 2025 target total compensation targets. In addition to reviewing peer group and survey data, the Committee considered other internal and external factors in recommending compensation for our NEOs, including an executive’s experience and tenure, retention and succession plan objectives, and company performance.
OTHER COMPENSATION-RELATED ITEMS
Stock Ownership Policies
We believe that executive equity ownership in the company ensures alignment with stockholders and mitigates potential risks in the near-term at the expense of long-term value creation.
Guidelines
Stock ownership guidelines are expressed as a multiple of each NEO’s annual base salary:
■
CEO: 6x annual base salary

■
Other NEOs: 3x annual base salary

Compliance with our stock ownership guidelines is generally determined using the aggregate count of shares of common stock held directly or indirectly by the NEO, plus unvested restricted stock units subject solely to time-based vesting. Stock options, whether vested or unvested, and equity-based awards subject to performance-based vesting conditions, are not counted toward meeting stock ownership guidelines until they have settled or been exercised, as applicable.
Until the stock ownership guidelines are met, an executive is required to retain 70% of the net shares (after tax withholding) received upon settlement of equity-based awards. A newly appointed executive is required to reach his or her stock ownership guideline no later than five years from the date of appointment.
As of the Record Date, all NEOs were in compliance with our stock ownership guidelines.
Clawback Policy
As described below under the heading Employment Agreements with NEOs — Clawbacks, Mr. Jacobs and Mr. Harik are party to agreements in connection with their employment, which include clawback restrictions with respect to LTI and STI compensation. Mr. Wismans, Mr. Bates and Ms. Cassity are subject to agreements in connection with their LTI compensation, which include clawback restrictions. The Committee is focused on mitigating the company’s risk associated with its compensation program for NEOs and believes that clawback provisions are an important tool to achieve this. In 2023, the Board adopted a clawback policy (the “Clawback Policy”), which complies with the SEC rules and NYSE listing standards and is also more comprehensive.
Annual STI Compensation
Beyond the mandated clawback provisions under the SEC rules and NYSE listing standards, the employment agreements for Mr. Jacobs and Mr. Harik provide that if the NEO has engaged in fraud or other willful misconduct that contributes materially to any
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financial restatement or material loss to the company or any of its affiliates, the company may: (i) require repayment by the NEO of any cash STI or annual STI previously paid, net of any taxes paid by the NEO on such STI; (ii) cancel any earned but unpaid cash STI or annual STI; and/or (iii) adjust the NEO’s future compensation in order to recover an appropriate amount with respect to the restated financial results or the material loss.
Long-Term Incentive Compensation
Beyond the mandated clawback provisions under the SEC rules and NYSE listing standards, the employment agreements for Mr. Jacobs and Mr. Harik include a clawback provision under which the NEO may be required, upon certain triggering events, to repay all or a portion of LTI compensation that was previously paid (including proceeds from previously exercised and vested equity-based awards) and to forfeit unvested equity-based awards during the term of the employment agreements. In cases where a cure is possible, the NEO will first be provided with a specified cure period. These clawback provisions are generally triggered if any of the following conditions apply. If the NEO:
■
Is terminated for cause, as defined in the employment agreement;

■
Has engaged in fraud or other willful misconduct that contributes materially to any significant financial restatement or material loss to our company or any of our affiliates; and/or

■
Breaches the restrictive covenants that are applicable under the employment agreement.

The time period for the company to take action under this clawback provision is up to six months from the date of termination for cause and, for all other specified conditions, at any time up to six months after learning of the conduct, but in no event more than two years after the NEO engages in such conduct.
The LTI agreements for NEOs provide that if they breach any restrictive covenant contained in any arrangements with the company or engage in fraud or willful misconduct that contributes materially to any financial restatement or material loss to the company or any of its subsidiaries, the company may require the NEO to repay any long-term incentive compensation that was previously paid (including proceeds from vested equity-based awards) and to forfeit unvested equity-based awards. In cases where a cure is possible, the NEO will first be provided with a specified cure period.
The Change in Control and Severance Agreements for our NEOs provide that they will be subject to any legally mandated policy relating to the recovery of compensation, to the extent that the company is required to implement such policy pursuant to applicable law.
The Clawback Policy provides that the company shall promptly recoup any erroneously awarded compensation received by any covered executive in the event of an accounting restatement. The accounting restatements covered include any restatement of the company’s financial statements due to material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to such financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected. The amount of erroneously awarded compensation subject to recovery under the Clawback Policy is the amount of incentive-based compensation received during the three-year period preceding the date of the accounting restatement exceeds the amount that would have been received had it been determined based on the restated amounts.
To the extent that the rules adopted by the NYSE or the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act are broader than the clawback provisions contained in our NEO agreements, and to the extent that the company is required to implement any additional clawback provisions pursuant to applicable law, each NEO will be subject to additional clawback provisions pursuant to such rules as described under the heading Employment Agreements with NEOs  —  Clawbacks.
Equity Granting Policy
All equity awards to NEOs are approved by the Committee with a grant date determined at the time of approval. We do not currently grant stock options. The Committee did not take material non-public information into account when determining the timing and terms of equity awards in 2025, and we do not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation.
Benefits
Our NEOs are provided with the same benefits as are generally offered to other eligible employees, including participation in our company’s 401(k) plan and insurance benefit programs. Our NEOs receive minimal perquisites, as shown in the “All Other Compensation” table following the CD&A.
Employment Agreements
We have entered into multi-year employment agreements with certain of our NEOs to promote long-term retention, while enabling the Committee to exercise discretion in designing incentive compensation programs. The material compensation-related terms of these agreements are described under the heading Employment Agreements with NEOs.
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Mr. Jacobs and Mr. Harik each entered into employment agreements in connection with the transition to their new roles in August and September 2022, respectively; these agreements became effective upon the spin-off of RXO, Inc. (“RXO”) on November 1, 2022. Mr. Wismans entered into an offer letter agreement, a Confidential Information Protection Agreement, and a Change of Control and Severance Agreement in connection with his promotion to chief financial officer (“CFO”), effective August 11, 2023. Mr. Bates entered into an offer letter agreement, a Confidential Information Protection Agreement, and a Change of Control and Severance Agreement in connection with his hiring as COO, effective April 21, 2023. Ms. Cassity entered into an offer letter agreement, a Confidential Information Protection Agreement, and a Change of Control and Severance Agreement in connection with her hiring as chief legal officer (“CLO”), effective March 13, 2023.
The above mentioned agreements for our NEOs (collectively, the “NEO Agreements”) outline the terms and conditions of employment with XPO, including all restrictive covenants that benefit the company, with provisions such as non-competition and non-solicitation of customers and employees, as well as the target compensation opportunity designated by the Committee for base salary, annual STIs, annual LTIs, and other separation benefits that the executives would qualify for under specified circumstances. The material terms of these agreements are described under the heading Employment Agreements with NEOs. There are no multi-year compensation guarantees established in the NEO Agreements. The Committee may adjust compensation levels from year to year based on its annual assessments of performance and market benchmarks.
Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) disallows a federal income tax deduction to public companies for compensation greater than $1 million paid in any tax year to covered executive officers.
As a general matter, while tax deductibility is one of several relevant factors considered by the Committee in determining compensation, our Board believes that the tax deduction limitation imposed by Section 162(m) should not compromise the company’s access to compensation arrangements that will attract and retain a high level of executive talent. Accordingly, the Committee and the Board take into consideration a multitude of factors when making executive compensation decisions and may approve executive compensation that is not tax deductible.
Risk Assessment of Incentive Compensation Programs
The Committee’s independent compensation consultant conducts an annual assessment of the company’s executive compensation program to determine whether there are material risks that could arise from our compensation plans and programs. Based on this review, the Committee concluded that the company’s 2025 executive compensation plans and programs are not reasonably likely to have a material adverse effect on the company.
COMPENSATION AND HUMAN CAPITAL COMMITTEE REPORT
The following statement made by the Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that we specifically incorporate such statement by reference.
The Committee reviewed the Compensation Discussion and Analysis with management as required by Item 402(b) of Regulation S-K, as set forth above. Based on this review and the resulting discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into XPO’s 2025 Form 10-K.
COMPENSATION AND HUMAN CAPITAL COMMITTEE
Johnny C. Taylor, Jr., chair
Allison Landry, member
Irene Moshouris, member
38	© 2026 XPO, Inc.

COMPENSATION TABLES
Summary Compensation Table
The following table provides information concerning the total compensation awarded to, earned by or paid to our NEOs for the year ended December 31, 2025. We compensate our NEOs pursuant to the terms of their respective employment agreements. The information reported in the table below reflects the terms of such agreements. More information about our NEOs’ employment agreements is provided under the heading Employment Agreements with NEOs.
Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Brad Jacobs Executive Chairman	2025	615,670		22,330,984	654,833	15,515	23,617,002
	2024	600,000		5,449,879	1,321,110	15,315	7,386,304
	2023	600,000		14,125,046	1,291,050	14,880	16,030,976
Mario Harik Chief Executive Officer	2025	872,198		9,876,760	1,236,906	15,680	12,001,545
	2024	850,000		10,681,790	2,495,430	15,480	14,042,700
	2023	850,000		9,084,498	2,438,650	14,463	12,387,611
Kyle Wismans(5) Chief Financial Officer	2025	639,424		2,939,831	459,160	15,515	4,053,929
	2024	591,154		4,292,522	880,740	15,189	5,779,605
	2023	440,913	795,000	1,679,932	788,975	14,102	3,718,922
David Bates(6) Chief Operating Officer	2025	752,885		1,469,802	4,334,400	15,680	6,572,767
	2024	750,000		1,609,682	4,177,600	15,480	6,552,762
	2023	522,116	1,725,000	11,485,130	2,468,431	1,120	16,201,797
Wendy Cassity(7) Chief Legal Officer	2025	595,770		979,852	423,840	15,452	2,014,913
	2024	575,000		1,073,103	844,043	15,252	2,507,398
	2023	464,423	570,000	1,324,127	824,838	1,210	3,184,598

(1)
Annual cash bonus awards for 2025, 2024 and 2023 are included in the column “Non-Equity Incentive Plan Compensation” and reflect formulaic awards earned in respect of those years. In 2023, Mr. Wismans received $795,000 in cash-based retention bonuses related to the RXO spin-off prior to becoming CFO; Mr. Bates was granted a new hire sign-on cash award of $1.725 million, which included a payment in lieu of the short-term incentive bonus that he was forced to forfeit upon joining XPO from his previous employer; and Ms. Cassity received a sign-on bonus of $570,000 as part of her offer letter.

(2)
The amounts reflected in this column generally represent the aggregate grant date fair value of the awards made during each respective year, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718 “Compensation — Stock Compensation” (“FASB ASC 718”). The amounts reported for the 2025 PSUs reflect achievement of the performance goals at target. At the grant date, these awards were expected to vest at the maximum and the actual grant date fair value calculated in accordance with FASB ASC 718 was $15,554,710, $4,323,805, $2,161,733 and $1,441,214, for Mr. Harik, Mr. Wismans, Mr. Bates and Ms. Cassity, respectively. Note that these amounts may not correspond to the actual value realized by each NEO, as they are based upon company performance over the three-year performance period. For additional information related to the measurement of stock-based compensation awards, see Notes to Consolidated Financial Statements — Note 14. Stock-Based Compensation in our 2025 Form 10-K. With respect to the 2025 Stock Awards for Mr. Jacobs, in connection with Mr. Jacobs’ transition to special advisor, the vesting on Mr. Jacobs’ RSUs and PSUs was accelerated in accordance with Section 6(e) of his employment agreement. The acceleration resulted in an accounting charge that must be disclosed as reportable compensation due to technical SEC rules. In accordance with ASC 718, the incremental fair value is determined by comparing the aggregate fair value of the outstanding awards immediately before and after the modification, which represents the amount in the table for 2025. The grant date fair value of the Stock Awards in 2025 at target was $6,419,988. At the grant date, the PSUs were expected to vest at the maximum and the grant date fair value calculated in accordance with ASC 718 for all 2025 Stock Awards for Mr. Jacobs was $10,110,661.

(3)
The amounts reported in this column for 2024 and 2025 represent the amounts earned under the annual short-term incentive awards, based on achievement of the 2024 and 2025 targets, respectively. See the description under the heading Executive Compensation Outcomes for 2025 in the sections “Annual Short-Term Incentive Awards — NEO STI Payouts Excluding COO” and “Annual Short-Term Incentive Awards — COO STI Payouts.” The 2023 STI award for Mr. Wismans reflects combined compensation amounts of $479,870 for the prior roles he held in 2023, as well as $309,105 for the portion of 2023 he served as our CFO. In lieu of an annual short-term incentive award, Mr. Bates receives quarterly payments equivalent to 0.56% of our North American LTL adjusted operating income, subject to certain restrictions. Descriptions of the company’s profit-sharing cash incentive plan and Award Agreement are provided under the heading Executive Compensation Outcomes for 2025 in the section COO STI Payouts. On July 31, 2020, the Committee awarded Mr. Jacobs and Mr. Harik LTI awards subject to achievement of an absolute adjusted cash flow per share goal, a relative growth in adjusted cash flow per share goal and scorecard targets related to ESG goals. The award is earned in cash in four installments on the first anniversary of the grant (July 31, 2021) and each of January 15, 2022, 2024 and 2026. On February 9, 2023, the Committee approved the cancellation of 100% of the target amount of the 2023 tranche of the 2020 LTI award for Mr. Jacobs and Mr. Harik and replacement with PSUs (the “PSU Replacement Awards”). Each PSU Replacement Award has a target grant date value equal to the canceled portion of Messrs. Jacobs’ and Harik’s 2020 LTI awards. The PSU Replacement Awards are subject to a replacement of the absolute adjusted cash flow per share and relative growth in adjusted cash flow per share performance goals from the 2020 LTI awards’ final tranche with a relative TSR performance goal, weighted at 75%, and a continuation of the ESG scorecard goal, weighted at 25% and adjusted in connection with the RXO spin-off. The number of PSUs granted pursuant to the PSU Replacement Award for each of Mr. Jacobs and Mr. Harik was determined based on the grant value of the 2020 LTI awards final tranche for each of Messrs. Jacobs and Harik and the closing price of a share of the company’s common stock on February 9, 2023. The PSU Replacement Awards have an additional time-based vesting condition that generally requires continued service through February 9, 2025, or an earlier qualifying termination of service, and are subject to a restriction on the sale or transfer of shares until January 15, 2026 (which generally aligns with the vesting period for the corresponding canceled portion of the 2020 LTI awards).

(4)
The components of All Other Compensation for 2025 are detailed in the “All Other Compensation” table below.

39	© 2026 XPO, Inc.

(5)
Effective as of August 11, 2023, Mr. Wismans assumed the role of CFO. Mr. Wismans’ 2023 amounts reflect all of his compensation for the full fiscal year.

(6)
Effective as of April 21, 2023, Mr. Bates assumed the role of COO. Mr. Bates’ 2023 amounts reflect all of his compensation for the full fiscal year.

(7)
Effective as of March 13, 2023, Ms. Cassity assumed the role of CLO. Ms. Cassity’s 2023 amounts reflect all of her compensation for the full fiscal year.

All Other Compensation
The following table provides the amounts included in the “All Other Compensation” column in the “Summary Compensation Table” for our NEOs in 2025.
Name	Matching Contributions to 401(k) Plan(1) ($)	Company- Paid Life Insurance Premiums(2) ($)	Total ($)
Brad Jacobs	14,000	1,515	15,515
Mario Harik	14,000	1,680	15,680
Kyle Wismans	14,000	1,515	15,515
Dave Bates	14,000	1,680	15,680
Wendy Cassity	14,000	1,452	15,452

(1)
Amounts in this column represent matching contributions made by XPO to the company’s 401(k) plan. Only amounts contributed directly by our NEOs are eligible for matching contributions, and our NEOs are eligible for matching contributions on the same basis as all other eligible employees of our company.

(2)
Amounts in this column include company-paid premiums for basic life insurance.

Grants of Plan-Based Awards
The following table provides additional details regarding grants of equity plan-based awards for our NEOs in 2025.
			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(3)
Name	Grant Date	Grant Type	Threshold (#)(1)	Target (#)	Maximum (#)(2)
Brad Jacobs(4)	3/3/2025	PSU				80,430	—(3)
	3/3/2025	RSU				10,869	—(3)
	12/31/2025*	PSU				140,131	20,838,893
	12/31/2025*	RSU				10,010	1,492,091
Mario Harik	3/3/2025	PSU	33,443	66,884	133,768		7,984,110
	3/3/2025	RSU				16,721	1,892,650
Kyle Wismans	3/3/2025	PSU	8,152	16,303	32,606		1,946,136
	3/3/2025	RSU				8,779	993,695
Dave Bates	3/3/2025	PSU	4,076	8,151	16,302		973,011
	3/3/2025	RSU				4,389	496,791
Wendy Cassity	3/3/2025	PSU	2,717	5,434	10,868		648,658
	3/3/2025	RSU				2,926	331,194

(*)
Modification Date

(1)
The amounts in this column reflect the number of potential shares earned for threshold performance for each performance metric of each award.

(2)
The maximum level that may be paid is 200% of target.

(3)
The amounts in this column generally reflect the aggregate grant date fair value of the awards made during each respective year, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification 718 “Compensation — Stock Compensation” (“FASB ASC 718”). The amounts reported for the PSUs reflect achievement of the performance goals at target. At the grant date, these awards were expected to vest at the maximum, and the actual grant date fair value calculated in accordance with FASB ASC 718 for these awards was $13,662,060, $3,330,110, $1,664,942 and $1,110,020, for Mr. Harik, Mr. Wismans, Mr. Bates and Ms. Cassity, respectively. Note that these amounts may not correspond to the actual value realized by each NEO, as they are based upon company performance over the three-year performance period. For additional information related to the measurement of stock-based compensation awards, see “Notes to Consolidated Financial Statements — Note 14. Stock-Based Compensation” in our 2025 Form 10-K. With respect to Mr. Jacobs, please see FN. 2 to the “Summary Compensation Table” with respect to the calculation of the modified 2025 awards (i.e., the incremental fair value attributable to the modification of the awards). The grant date fair value of the March 2025 award was $5,189,726 for the PSUs and $1,230,262 for the RSUs. Also, with respect to Mr. Jacobs 2025 awards, pursuant to his stepping down as executive chairman effective December 31, 2025, and continuing as a special advisor through June 30, 2026, the PSUs vested at the actual performance level determined by shortening the performance period to December 31, 2025.

40	© 2026 XPO, Inc.

See the material compensation-related terms for Mr. Jacobs described under the heading the Employment Agreements with NEOs section and footnote 6 to the Potential Payments Upon Termination or Change of Control table for additional details.
(4)
In connection with Mr. Jacobs’ transition to special advisor, the vesting of Mr. Jacobs’ RSUs and PSUs was accelerated in December 2025. The December 31, 2025, share numbers represent the awards modified with incremental fair value (which include the 2024 and 2025 awards). The March 3, 2025, share numbers represent the actual number of shares that were vested and released to Mr. Jacobs in connection with the March 2025 award.

Additional information relevant to the awards shown in the above table, including a discussion of the applicable performance criteria and the actual payouts under such awards, is included below under the heading Outstanding Equity Awards at Fiscal Year-End.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the outstanding equity awards held by our NEOs as of December 31, 2025.
Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Brad Jacobs	—	—	373,912(2)	50,818,380(2)
Mario Harik	41,345(3)	5,619,199(3)	940,470(4)	127,819,278(4)
Kyle Wismans	26,932(5)	3,660,328(5)	99,180(6)	13,479,554(6)
Dave Bates	11,266(7)	1,531,162(7)	281,222(8)	38,220,882(8)
Wendy Cassity	13,652(9)	1,855,443(9)	51,960(10)	7,061,884(10)

Note: Vesting of all outstanding equity awards is subject to continued employment by the NEO on the applicable vesting date, subject to certain exceptions in connection with a qualifying termination of employment. See the “Potential Payments Upon Termination or Change of Control” table below for more details.
(1)
The values reflected in this column were calculated using $135.91, the closing price per share of XPO common stock on the NYSE on December 31, 2025, the last trading day of our fiscal year 2025.

(2)
Consists of: (i) 110,314 target PSUs originally scheduled to vest on March 6, 2026; and (ii) 33,167 target PSUs originally scheduled to vest on March 1, 2027; and (iii) 43,475 target PSUs originally scheduled to vest on March 3, 2028, subject to achievement of the performance criteria defined below. PSUs are reflected at the maximum level.

a.
PSUs noted as vesting on March 6, 2026, subject to achievement of certain performance criteria. The PSUs are shown at the maximum level, with achievement of target performance goals as follows: (i) LTL adjusted EBITDA growth of at least 8% (40% of award); (ii) LTL adjusted operating ratio Improvement of at least 300 basis points (20% of award); and (iii) our company’s TSR ranking at the completion of the performance period relative to each company in the S&P Transportation Select Industry Index TSR (in the order of lowest to highest TSR) at a minimum of the 60th percentile (40% of award).

b.
PSUs noted as vesting on March 1, 2027, subject to achievement of certain performance criteria. The PSUs are shown at the maximum level, with achievement of target performance goals as follows: (i) LTL adjusted EBITDA growth of at least 12% (35% of award); (ii) LTL adjusted operating ratio Improvement of at least 450 basis points (40% of award); and (iii) our company’s TSR ranking at the completion of the performance period relative to each company in the S&P Transportation Select Industry Index TSR (in the order of lowest to highest TSR) at the 55th percentile (25% of award).

c.
PSUs noted as vesting on March 3, 2028, subject to achievement of certain performance criteria. The PSUs are shown at the maximum level, with achievement of target performance goals as follows: (i) LTL adjusted EBITDA growth of at least 12% (35% of award); (ii) LTL adjusted operating ratio Improvement of at least 375 basis points (40% of award); and (iii) our company’s TSR ranking at the completion of the performance period relative to each company in the S&P Transportation Select Industry Index TSR (in the order of lowest to highest TSR) at the 55th percentile (25% of award).

d.
All of Mr. Jacobs’ outstanding PSUs vested at the projected actual performance level determined by shortening the performance period to December 31, 2025. The vested shares were certified and released to Mr. Jacobs on January 28, 2026. See the material compensation-related terms for Mr. Jacobs described under the heading Employment Agreements with NEOs and footnote 6 to the Potential Payments Upon Termination or Change of Control table for additional details.

(3)
Consists of: (i) 13,789 RSUs that vest on March 15, 2026; (ii) 10,835 RSUs that vest in substantially equal installments on March 15, 2026 and March 15, 2027; and (iii) 16,721 RSUs that vest in substantially equal installments on March 15, 2026, March 15, 2027 and March 15, 2028.

(4)
Consists of: (i) 165,472 target PSUs that are eligible to vest on March 6, 2026; (ii) 172,871 target PSUs that are eligible to vest on August 5, 2026 subject to the TSR Performance Goal with a relative TSR Multiplier; (iii) 65,008 target PSUs that vest on March 1, 2027; and (iv) 66,884 target PSUs that vest on March 3, 2028, as defined below. The PSUs that vest on March 6, 2026 and August 5, 2026 are restricted from sale until one year after the settlement date, except in death or change of control termination. The PSUs are reflected at a maximum payout of 200% of target. The target award can be earned based on individual or aggregate attainment of the performance goals as detailed below. The award is earned based on a sliding scale with a minimum payout of 0% and a maximum payout of 200% of target.

a.
PSUs noted as vesting on March 6, 2026, subject to achievement of certain performance goals. See footnote 2a. above for additional terms of these PSUs.

b.
PSUs noted as vesting on August 5, 2026, subject to achievement of a relative TSR goal with a relative TSR multiplier; cannot be earned until after the four-year performance period ending August 5, 2026. The goals underlying these PSUs are: (i) company TSR ranking at the completion

41	© 2026 XPO, Inc.

of the performance period relative to each company in the S&P Midcap 400 Index TSR (in the order of lowest to highest TSR) at a minimum of the 67th percentile (the “TSR Performance Goal”); and (ii) a multiplier of company TSR over the performance period that exceeds the aggregate weighted TSR of certain pre-selected transportation peers over the performance period by a minimum of 200 basis points (the “TSR Multiplier”).
c.
PSUs noted as vesting on March 1, 2027, subject to achievement of certain performance goals. See footnote 2b. above for additional terms of these PSUs.

d.
PSUs noted as vesting on March 3, 2028, subject to achievement of certain performance goals. See footnote 2c. above for additional terms of these PSUs.

(5)
Consists of: (i) 3,972 RSUs that vest on February 15, 2026; (ii) 2,988 RSUs that vest on March 15, 2026; (iii) 3,454 RSUs that vest on August 15, 2027; (iv) 7,739 RSUs that vest in substantially equal installments on March 15, 2026 and March 15, 2027; and (v) 8,779 RSUs that vest in substantially equal installments on March 15, 2026, March 15, 2027, and March 15, 2028.

(6)
Consists of: (i) 8,274 target PSUs that vest on March 6, 2026; (ii) 21,559 target PSUs that vest on March 1, 2027; (iii) 3,454 target PSUs that vest on August 15, 2027; and (iv) 16,303 target PSUs that vest on March 3, 2028, subject to achievement of certain performance goals. PSUs are reflected at the maximum level.

a.
PSUs noted as vesting on March 6, 2026, subject to achievement of certain performance goals. See footnote 2a. above for additional terms of these PSUs.

b.
PSUs noted as vesting on March 1, 2027, subject to achievement of certain performance goals. See footnote 2b. above for additional terms of these PSUs.

c.
PSUs noted as vesting on August 15, 2027, subject to achievement of the TSR performance goals as follows: (i) achievement of threshold opportunity at 50% payout for the company’s Total Shareholder Return Percentile Position vs. Index Companies in the S&P Transportation Select Industry Index for performance at the 40th percentile performance; and (ii) the maximum payout level of 200% of target for performance at the 75th percentile or greater. The target award can be earned based on attainment of the company’s Total Shareholder Return Percentile Position vs. S&P Transportation Select Industry Index companies for performance at the 55th percentile performance for the period August 15, 2023 through August 15, 2027 (100% of award). The PSUs are reflected at a maximum payout of 200% of target. The award is earned based on a sliding scale with a minimum payout of 0% and a maximum payout of 200%.

d.
PSUs noted as vesting on March 3, 2028, subject to achievement of certain performance goals. See footnote 2c. above for additional terms of these PSUs.

(7)
Consists of: (i) 3,975 RSUs that vest on March 15, 2026; (ii) 2,902 RSUs that vest in equal installments on March 15, 2026 and March 15, 2027; and (iii) 4,389 RSUs that vest in equal installments on March 15, 2026, March 15, 2027 and March 15, 2028.

(8)
Consists of: (i) 22,149 target PSUs that vest on March 6, 2026; (ii) 8,085 target PSUs that vest on March 1, 2027; (iii) 8,151 target PSUs that vest on March 3, 2028; and (iv) 102,226 target PSUs that vest on April 21, 2028, subject to achievement of certain performance goals. PSUs are reflected at the maximum level.

a.
PSUs noted as vesting on March 6, 2026, subject to achievement of certain performance goals. See footnote 2a. above for additional terms of these PSUs.

b.
PSUs noted as vesting on March 1, 2027, subject to achievement of certain performance goals. See footnote 2b. above for additional terms of these PSUs.

c.
PSUs noted as vesting on March 3, 2028, subject to achievement of certain performance goals. See footnote 2c. above for additional terms of these PSUs.

d.
PSUs noted as vesting on April 21, 2028, subject to achievement of the TSR performance goals as follows: (i) achievement of threshold opportunity at 50% payout for the company’s Total Shareholder Return Percentile Position vs. S&P Transportation Select Industry Index companies for performance at the 40th percentile performance; and (ii) the maximum payout level of 200% of target for performance at the 75th percentile or greater. The target award can be earned based on attainment of the company’s Total Shareholder Return Percentile Position vs. S&P Transportation Select Industry Index companies for performance at the 55th percentile performance for the period April 21, 2023 through April 21, 2028 (100% of award). PSUs are reflected at the maximum level.

(9)
Consists of: (i) 8,791 RSUs that vest on March 15, 2026; (ii) 1,935 RSUs that vest in equal installments on March 15, 2026 and March 15, 2027; and (iii) 2,926 RSUs that vest in substantially equal installments on March 15, 2026, March 15, 2027, and March 15, 2028.

(10)
Consists of: (i) 15,156 target PSUs that vest on March 6, 2026; (ii) 5,390 target PSUs that vest on March 1, 2027; and (iii) 5,434 target PSUs that vest on March 3, 2028, subject to achievement of certain performance goals. PSUs are reflected at the maximum level. See footnote 2a, 2b and 2c above, respectively, for additional terms of these PSUs.

42	© 2026 XPO, Inc.

Option Exercises and Stock Vested
The following table sets forth the options exercised and stock vested for our NEOs during 2025.
	Stock Awards(1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Brad Jacobs(3)	533,055	78,174,671
Mario Harik	158,728	21,615,276
Kyle Wismans	12,543	1,513,205
Dave Bates	35,527	3,406,876
Wendy Cassity	9,757	1,046,341

(1)
In accordance with the RXO spin-off distribution ratio, certain outstanding LTI awards on November 1, 2022 received corresponding LTI awards covering shares of stock of RXO, Inc. These RXO LTI awards vested as follows: (i) Mr. Harik vested in 28,031 RXO PSUs valued at $555,294 and (ii) Mr. Wismans vested in 1,713 RXO RSUs valued at $27,691. The values reflected were calculated by multiplying the number of RXO shares that vested in 2025 by the closing price per share of RXO common stock on the NYSE on each applicable vesting date. The values of these RXO awards are not reflected in the table above.

(2)
The values reflected in this column were calculated by multiplying the number of shares that vested in 2025 by the closing price of one share of XPO common stock on the NYSE on each applicable vesting date. The values reflected in this column for Mr. Jacobs and Mr. Harik include the vesting of the PSU Replacement Awards in 2025 as described in footnote 3 to the “Summary Compensation Table”.

(3)
Pursuant to his stepping down as executive chairman effective December 31, 2025, all of Mr. Jacobs’ outstanding RSUs vested on December 31, 2025. The values represented in this column do not include Mr. Jacobs’ PSUs which vested on December 31, 2025 and were certified and released in January 2026. See material compensation-related terms for Mr. Jacobs described under the heading Employment Agreements with NEOs and footnote 6 to the “Potential Payments Upon Termination or Change of Control” table for additional details.

Potential Payments Upon Termination or Change of Control
The following table sets forth the amounts of compensation that would be due to each of Messrs. Jacob and Harik pursuant to their respective employment agreements and equity award agreements (or in the cases of each of Messrs. Wismans and Bates and Ms. Cassity, pursuant to their Change of Control and Severance Agreement and equity award agreements), as applicable, upon the termination events as summarized below, as if each such event had occurred on December 31, 2025. The amounts shown below are estimates of the payments that each NEO would receive in certain instances. The actual amounts payable will be determined upon the occurrence of any such event.
	Brad Jacobs ($)	Mario Harik ($)	Kyle Wismans ($)	Dave Bates ($)	Wendy Cassity ($)
Termination without Cause for Good Reason
Continuation of cash compensation(1)(2)	4,635,000(3)	3,500,000	1,950,000	5,775,000	1,800,000
Acceleration of equity-based awards(4)	45,732,220(6)	53,506,355	6,599,745	12,500,978	4,062,634
Continuation of medical / dental benefits(5)	20,744	28,893	11,460	12,771	12,216
Total	50,387,964	57,035,249	8,561,205	18,288,748	5,874,850
Long-Term Disability
Acceleration of equity-based awards(4)	—	4,479,433	2,863,344	1,220,441	1,476,789
Total	—	4,479,433	2,863,344	1,220,441	1,476,789
Death
Acceleration of equity-based awards(4)	—	69,528,838	10,400,105	20,641,603	5,386,385
Total	—	69,528,838	10,400,105	20,641,603	5,386,385
Change of Control and Termination
Continuation of cash compensation(1)(2)(3)	—	9,598,750	3,250,000	11,760,000	3,000,000
Acceleration of equity-based awards(4)	—	69,528,838	10,400,105	20,641,603	5,386,385
Continuation of medical / dental benefits(5)	—	57,786	45,840	51,083	48,864
Total	—	79,185,374	13,695,945	32,452,686	8,435,249

(1)
Amounts shown do not include any payments for accrued and unpaid salary, bonuses or paid time off. In the event of a termination by the company without cause, continuation of cash compensation payable to each of Messrs. Harik, Wismans and Bates and Ms. Cassity will be reduced, dollar for dollar, by other income earned by such NEO in accordance with the terms of their employment agreement. The calculations of continuation of cash compensation pay for each use the applicable NEO’s base salary and target bonus amounts effective as of December 31, 2025.

(2)
In the event of a termination for any reason, the company has the right to extend the period during which each of Messrs. Harik, Wismans and Bates and Ms. Cassity is bound by the non-competition covenant in their employment agreement for up to 12 additional months for Mr. Harik and Ms. Cassity, and up to 18 additional months for Messrs. Wismans and Bates. This would extend the non-compete period from three years to four years following termination for Mr. Harik, from 18 months to three years following termination for Messrs. Wismans and Bates, and from 12 months to 24 months for Ms. Cassity. During the period the non-compete is extended, the applicable NEO would be entitled to receive cash compensation consisting of a portion of his or her monthly base salary as in effect on the date employment is terminated, reduced dollar for dollar by any other income earned at the time by the NEO. Fully extending the non-compete period would increase the amounts shown as continuation of cash compensation by up to $875,000 for Mr. Harik, $975,000 for Mr. Wismans, $1,125,000 for Mr. Bates and $600,000 for Ms. Cassity.

(3)
Pursuant to the terms of his Special Advisor Agreement, upon the end of Mr. Jacobs’s tenure as special advisor on June 30, 2026, Mr. Jacobs is entitled to receive a lump sum non-compete payment of $4,635,000, equal to three times the sum of his base salary ($618,000) and target bonus

43	© 2026 XPO, Inc.

($927,000) as in effect on the date of termination. The company has the right to extend the non-competition period for up to 12 additional months beyond the initial three-year period. During any extension period, Mr. Jacobs would be entitled to receive 1/12th of the non-compete payment per month, reduced dollar for dollar by any other income earned by Mr. Jacobs during such period. Fully extending the non-compete period would increase the amount shown as continuation of cash compensation by up to $1,545,000.
(4)
The values reflected in this row for each of Messrs. Harik, Wismans and Bates and Ms. Cassity, as applicable, were calculated using $135.91, the closing price per share of XPO common stock on the NYSE on December 31, 2025, the last trading day of our fiscal year 2025. The amounts shown for PSUs have been estimated assuming that the applicable performance goals are met at target levels. As of December 31, 2025, none of the NEOs had any unvested stock options. Values applicable to all NEOs include standard pro-rata vesting upon certain terminations pursuant to the applicable award agreement.

(5)
The amounts of continued medical and dental benefits shown in the table: (i) have been calculated based upon the company’s current actual costs of providing the benefits through COBRA; and (ii) have not been discounted for the time value of money. In the event of a termination without cause, continued medical and dental benefits would cease for Mr. Harik when he commences employment with a new employer, and for Messrs. Wismans and Bates and Ms. Cassity when each becomes eligible for any medical and dental benefits through a new employer.

(6)
The values reflected for Mr. Jacobs represent the acceleration of equity-based awards pursuant to the terms of his employment agreement in connection with his stepping down from his role as executive chairman and a member of the Board effective December 31, 2025, as described under the heading Employment Agreements with NEOs. In accordance with these terms, all outstanding equity awards became fully vested as of December 31, 2025. RSUs were released on December 31, 2025. PSUs which vested on December 31, 2025 were certified and released in January 2026.

a.
The values above include a total of 336,489 PSUs which were released in January 2026. Using the closing stock price of $135.91 on the December 31, 2025 vesting date, this reflects a realized value of $45,732,220. The number of shares vested consists of: (i) 196,358 PSUs originally scheduled to vest on March 6, 2026, certified at 178% of target performance; (ii) 59,701 PSUs originally scheduled to vest on March 1, 2027, certified at 180% of target performance; and (iii) 80,430 PSUs originally scheduled to vest on March 3, 2028, certified at 185% of target. Details on the performance metrics of these awards can be found in footnotes 2a, 2b, and 2c of the Outstanding Equity at Fiscal Year-End table.

b.
The values above do not include a total of 25,590 RSUs which vested and were released on December 31, 2025, and are shown in the Option Exercises and Stock-Vested table.

c.
For more information regarding the payments and benefits to which our NEOs are entitled upon certain termination events or upon a Change of Control, see the discussion in this Proxy Statement under the heading Employment Agreements with NEOs.

CEO PAY RATIO DISCLOSURE
As required by Item 402(u) of the SEC’s Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our CEO to that of our median employee. The pay ratio and annual total compensation amount disclosed in this section are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules.
Identifying the Median Employee
In accordance with the SEC executive compensation disclosure rules, we elected to run a full analysis to identify a new median employee and selected December 31, 2025 as the measurement date. The 2025 median employee was identified based on the same compensation parameters used to select the 2024 median employee, as follows:
■
As of December 31, 2025, we had 37,267 employees globally, including 22,200 U.S. employees and 15,067 non-U.S. employees. We determined the identity of our median employee using this employee group, which included full-time, part-time and seasonal employees.

■
The median employee was identified by calculating the 2025 cash compensation for the population of 37,267 employees, excluding the CEO. For this purpose, cash compensation included all earnings paid to each employee during the calendar year, including base salary and wages, bonuses, commissions, overtime and holiday or PTO pay. Compensation was converted into U.S. dollars using currency conversion rates as of December 31, 2025.

Annual Compensation of Median Employee using Summary Compensation Table Methodology
After identifying the median employee as described above, we calculated annual total compensation for this employee using the same methodology we use for our CEO in the Summary Compensation Table. This compensation calculation includes base salary and wages, bonuses, commissions, overtime, holiday or PTO pay, equity awards, 401(k) company match and company-paid life insurance premiums, as applicable. The compensation for our estimated median employee was $64,732 and the compensation for our company’s CEO was $12,001,545. We note for informational purposes that the compensation for our estimated median employee in North American LTL was approximately $86,000.
Based on the above information, the ratio of the annual total compensation of our CEO to the estimated median employee is 185:1. The pay ratio reported by other companies may not be comparable to our pay ratio due to variances in business mix, proportion of seasonal and part-time employees and distribution of employees across geographies. XPO operates globally with approximately 40% of our employee population located outside of the United States. We seek to attract, incentivize and retain our employees through a combination of competitive base pay, bonus opportunities, 401(k) matching employer contributions and other benefits.
44	© 2026 XPO, Inc.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and the company’s financial performance. For further information on the company’s executive compensation, see the CD&A beginning on page 25.
Required Tabular Disclosure of Compensation Actually Paid Versus Performance
The following table discloses information on compensation actually paid (“CAP”) to our principal executive officers (“PEOs”) and (on average) to our other NEOs (“non-PEO NEOs”) during the specified years alongside the company’s TSR and net income metrics, as well as a company-selected measure of adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”). The company selected adjusted EBITDA as the most important measure to use in linking PEO and NEO compensation actually paid to company performance for 2025, as LTL adjusted EBITDA represents a 35% weighting in the March 3, 2025 PSU awards, and XPO adjusted EBITDA represents 100% weighting in the 2025 annual incentive plan for our executive chairman, CEO, CFO and CLO.
Fiscal Year(1) (a)	Summary Compensation Table Total for PEO 1(2) ($) (b)	Compensation Actually Paid to PEO 1(3) ($) (c)	Summary Compensation Table Total for PEO 2(2) ($) (b)	Compensation Actually Paid to PEO 2(3) ($) (c)	Average Summary Compensation Table Total for non-PEO NEOs ($) (d)	Average Compensation Actually Paid to non-PEO NEOs ($) (e)	Value of Initial Fixed $100 Investment Based on XPO Total Shareholder Return ($) (f)	Value of Initial Fixed $100 investment Based on Peer Group(4) Total Shareholder Return ($) (g)	Net Income ($ in millions) (h)	Company- Selected Measure: Adjusted EBITDA ($ in millions)(5) (i)
2025	—	—	12,001,545	21,505,696	9,064,653	9,399,552	316.78	136.28	316	1,272
2024	—	—	14,042,700	67,171,178	5,556,517	31,774,053	305.69	127.78	387	1,266
2023	—	—	12,387,611	75,024,676	8,237,805	34,380,024	204.16	121.64	189	996
2022	46,990,957	66,874,224	9,027,723	19,687,049	1,310,474	3,184,179	77.59	96.77	666	997
2021	22,043,280	22,043,280	—	—	3,990,800	3,600,679	113.76	134.42	336	812
(1)
Brad Jacobs is PEO 1 for fiscal years 2022 and 2021. Mario Harik is PEO 2 for fiscal years 2025, 2024, 2023 and 2022. The non-PEO NEOs for fiscal year 2025 were Brad Jacobs, Kyle Wismans, Dave Bates and Wendy Cassity.

(2)
2022 data reflects the total compensation of our executive chairman and former CEO, Mr. Jacobs, who served as our PEO (“PEO 1”) from January 1, 2022 until November 1, 2022, and the total compensation of our current CEO, former president, North American LTL and former CIO, Mr. Harik, who began serving as our PEO (“PEO 2”), effective November 1, 2022, and is therefore included in this table as an additional PEO in accordance with SEC rules. Amounts shown are as calculated in the “Summary Compensation Table” for each of the years shown (and for Mr. Harik, solely reflect compensation for the years of his service as our CEO).

(3)
The dollar amounts shown in these columns reflect compensation actually paid (“CAP”) to Messrs. Jacobs and Harik, calculated in accordance with SEC rules. As required, the dollar amounts include (among other items) unpaid amounts of equity compensation that may be realizable in future periods, and as such, the dollar amounts shown do not fully represent the actual final amount of compensation earned or actually paid to either officer during the applicable years. The adjustments made to each officer’s total compensation for each year to determine CAP are shown in the tables below. For Mr. Jacobs, information is only included with respect to 2022 and 2021. For Mr. Harik, information is only included with respect to 2025, 2024, 2023 and 2022.

(4)
Our peer group is represented by the S&P Transportation Select Industry Index, which replaced the Dow Jones Transportation Average Index starting with 2023. We believe that the S&P Transportation Select Industry Index is the appropriate index, as our outstanding performance-based restricted stock units (“PSUs”) generally measure our performance compared to this index, of which we are a component. The peer group Total Shareholder Return shown in the table above reflects data for the S&P Transportation Select Industry Index for 2025, 2024, 2023, 2022 and 2021.

(5)
Our company-selected measure is adjusted EBITDA, which we define as income from continuing operations before debt extinguishment loss, interest expense, income tax provision, depreciation and amortization expense, goodwill impairment charges, litigation matters, transaction and integration costs, restructuring costs and other adjustments. Adjusted EBITDA is a non-GAAP financial measure. See Annex A for reconciliations of non-GAAP measures.

45	© 2026 XPO, Inc.

	PEO 1
Prior FYE Current FYE Fiscal Year	12/31/2020 12/31/2021 2021 ($)	12/31/2021 12/31/2022 2022(1) ($)	12/31/2022 12/31/2023 2023 ($)	12/31/2023 12/31/2024 2024 ($)	12/31/2024 12/31/2025 2025 ($)
Summary Compensation Table total	22,043,280	46,990,957	—	—	—
- Grant date fair value of modified awards disclosed in fiscal year (FASB ASC 718)	—	(54,298,870)	—	—	—
+ Previously reported grant date fair value of modified awards	—	19,697,878	—	—	—
- Grant date fair value of modified awards over previously reported grant date fair value of modified awards	—	(34,600,992)	—	—	—
+ Fair value at fiscal year-end of outstanding and unvested option awards and stock awards granted in fiscal year	—	54,484,259	—	—	—
+ Change in fair value of outstanding and unvested option awards and stock awards granted in prior fiscal years	—	—	—	—	—
+ Fair value at vesting of option awards and stock awards granted in fiscal year that vested during fiscal year	—	—	—	—	—
+ Change in fair value as of vesting date of option awards and stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during fiscal year	—	—	—	—	—
- Fair value as of prior fiscal year-end of option awards and stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during fiscal year	—	—	—	—	—
Compensation Actually Paid	22,043,280	66,874,224	—	—	—
(1)
On November 1, 2022, in connection with the completion of the RXO spin-off, the outstanding PSUs granted in 2018 and 2019 to both Mr. Jacobs and Mr. Harik were modified by converting the 2018 PSU award and 2019 PSU awards held by each into time-based vesting RSU awards (“2022 Converted RSUs”). The 2022 Converted RSUs: (i) vest on December 31, 2024, generally subject to continued employment by the executive (or, in the case of Mr. Jacobs, willingness to serve on the company’s board of directors) through the vesting date; and (ii) the after-tax shares received upon the settlement of the 2022 Converted RSUs, subject to a lock-up that prohibits transfers of such shares through December 31, 2025. With respect to the previously awarded PSUs in 2018 and 2019 for Mr. Jacobs and Mr. Harik, the company reported the grant date values of those awards in the tables “Summary Compensation Table” and “Grants of Plan-Based Award” in the year of grant as if the performance conditions associated with those awards were probable. The performance conditions were not probable and the amounts that should have been reflected were $0. In 2022, these awards were modified and converted to time-based RSUs. The fair value of the awards immediately prior to the 2022 modification were zero, as the awards were not probable. The amount shown in this column represents the incremental fair value of the modified awards calculated in accordance with FASB ASC 718 at the 2022 modification date over the sum of the award amounts previously reported in our 2018 and 2019 proxy statements ($12,690,463 and $7,007,415 for Mr. Jacobs, and $1,230,004 and $1,648,799 for Mr. Harik, for 2018 and 2019, respectively). The values shown in this column (when taken together with the previously reported values) are equal to the full amount of compensation expense to be taken for these awards under FASB ASC Topic 718. The financial statements properly reflect the accounting for these awards in accordance with FASB ASC 718 for all periods.

	PEO 2
Prior FYE Current FYE Fiscal Year	12/31/2020 12/31/2021 2021 ($)	12/31/2021 12/31/2022 2022(1) ($)	12/31/2022 12/31/2023 2023 ($)	12/31/2023 12/31/2024 2024 ($)	12/31/2024 12/31/2025 2025 ($)
Summary Compensation Table total	—	9,027,723	12,387,611	14,042,700	12,001,545
- Grant date fair value of modified awards disclosed in fiscal year (FASB ASC 718)	—	(10,259,872)	—	—
+ Previously reported grant date fair value of modified awards	—	2,878,803	—	—	—
- Grant date fair value of modified awards over previously reported grant date fair value of modified awards	—	(7,381,069)	—	—	—
- Grant date fair value of option awards and stock awards granted in fiscal year		—	(9,084,498)	(10,681,790)	(9,876,760)
+ Fair value at fiscal year-end of outstanding and unvested option awards and stock awards granted in fiscal year	—	18,040,395	38,029,239	18,177,101	18,728,073
+ Change in fair value of outstanding and unvested option awards and stock awards granted in prior fiscal years	—	—	32,520,954	36,102,885	16,280
+ Fair value at vesting of option awards and stock awards granted in fiscal year that vested during fiscal year	—	—	—	—	—
46	© 2026 XPO, Inc.

	PEO 2
Prior FYE Current FYE Fiscal Year	12/31/2020 12/31/2021 2021 ($)	12/31/2021 12/31/2022 2022(1) ($)	12/31/2022 12/31/2023 2023 ($)	12/31/2023 12/31/2024 2024 ($)	12/31/2024 12/31/2025 2025 ($)
+ Change in fair value as of vesting date of option awards and stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during fiscal year	—	—	1,171,370	9,530,282	636,558
- Fair value as of prior fiscal year-end of option awards and stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during fiscal year	—	—	—	—	—
Compensation Actually Paid	—	19,687,049	75,024,676	67,171,178	21,505,696
(1)
See footnote 1 under PEO 1 table above.

	Non-PEO NEOs
Prior FYE Current FYE Fiscal Year	12/31/2020 12/31/2021 2021 ($)	12/31/2021 12/31/2022 2022 ($)	12/31/2022 12/31/2023 2023 ($)	12/31/2023 12/31/2024 2024 ($)	12/31/2024 12/31/2025 2025 ($)
Summary Compensation Table total	3,990,800	1,310,474	8,237,805	5,556,517	9,064,653
- Grant date fair value of option awards and stock awards granted in fiscal year	(521,238)	(545,923)	(6,051,943)	(3,106,297)	(6,930,117)
+ Fair value at fiscal year-end of outstanding and unvested option awards and stock awards granted in fiscal year	1,199,280	4,175,040	18,841,448	5,098,823	4,947,895
+ Change in fair value of outstanding and unvested option awards and stock awards granted in prior fiscal years	—	—	12,883,805	11,781,956	356,337
+ Fair value at vesting of option awards and stock awards granted in fiscal year that vested during fiscal year	—	184,257	—	—	369,301
+ Change in fair value as of vesting date of option awards and stock awards granted in prior fiscal years for which applicable vesting conditions were satisfied during fiscal year	9,732	(86,372)	661,143	12,443,054	1,591,484
- Fair value as of prior fiscal year-end of option awards and stock awards granted in prior fiscal years that failed to meet applicable vesting conditions during fiscal year	(1,077,895)	(1,853,297)	(192,234)	—	0
Compensation Actually Paid	3,600,679	3,184,179	34,380,024	31,774,053	9,399,552
Required Tabular Disclosure of Most Important Measures Linking Compensation Actually Paid During 2025 to Company Performance
As required, the disclosure below specifies the most important measures used by the company to link compensation actually paid to our PEO and NEOs for 2025 to company performance. For further information regarding these performance metrics and their function in our executive compensation program, see the CD&A beginning on page 25.
2025 Most Important Measures (Unranked)
■ XPO Adjusted EBITDA	■ LTL Adjusted Operating Ratio	■ LTL Adjusted Operating Income
■ LTL Adjusted EBITDA	■ Relative TSR
Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures
The following graphs further illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below illustrates the relationship between XPO’s TSR and the TSR of the S&P Transportation Select Industry Index. For purposes of the tabular disclosure and these graphs, as noted earlier, the “compensation actually paid” amounts were calculated in accordance with SEC rules and do not fully represent the final compensation amounts actually paid to or earned by our PEOs and other NEOs during the applicable years.
47	© 2026 XPO, Inc.

XPO & Peer TSR vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Value of $100 Investment from 12/31/2020
80
70
60
50
40
30
20
10
0
350
300
250
200
150
100
50
$22.04
$134.42
$113.76
$3.60
$66.87
$96.77
$19.69
$77.59
$3.18
$75.02
$204.16
$121.64
$34.38
$67.17
$305.69
$127.78
$31.77
$316.78
$21.51
$136.28
$9.40
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - Brad Jacobs
PEO CAP ($M) - Mario Harik
Avg NEO CAP ($M)
XPO TSR
S&P Transportation Select Industry Index TSR

XPO Net Income vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Net Income ($M)
80
70
60
50
40
30
20
10
0
$800
$700
$600
$500
$400
$300
$200
$100
$22.04
$3.60
$336
$66.87
$19.69
$3.18
$666
$75.02
$34.38
$189
$67.17
$31.77
$387
$21.51
$9.40
$316
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - Brad Jacobs
PEO CAP ($M) - Mario Harik
Avg NEO CAP ($M)
Net Income ($M)

48	© 2026 XPO, Inc.

XPO Adjusted EBITDA(1) vs. Compensation Actually Paid
Compensation Actually Paid ($M)
Adjusted EBITDA
80
70
60
50
40
30
20
10
0
$1,400
$1,300
$1,200
$1,100
$1,000
$900
$800
$700
$22.04
$812
$3.60
$66.87
$997
$19.69
$3.18
$75.02
$996
$34.38
$67.17
$1,266
$31.77
$1,272
$21.51
$9.40
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
PEO CAP ($M) - Brad Jacobs
PEO CAP ($M) - Mario Harik
Avg NEO CAP ($M)
Adjusted EBITDA

(1)
Adjusted EBITDA is a non-GAAP financial measure. See Annex A for reconciliations of non-GAAP measures.

EMPLOYMENT AGREEMENTS WITH NEOs
We have entered into multi-year employment agreements and change of control and severance agreements with certain of our NEOs to promote long-term retention, while enabling the Compensation and Human Capital Committee to exercise discretion in designing incentive compensation programs.
Messrs. Jacobs and Harik each entered into separate employment agreements in August and September 2022, respectively, in connection with their transition to their new roles; these agreements became effective upon the RXO spin-off on November 1, 2022. Mr. Wismans entered into an offer letter agreement, a Confidential Information Protection Agreement, and a Change of Control and Severance Agreement in connection with his promotion to CFO, effective August 11, 2023. Mr. Bates entered into an offer letter agreement, a Confidential Information Protection Agreement, and a Change of Control and Severance Agreement in connection with his hiring as COO, effective April 21, 2023. Ms. Cassity entered into an offer letter agreement, a Confidential Information Protection Agreement, and a Change of Control and Severance Agreement in connection with her hiring as CLO, effective March 13, 2023. Pursuant to the Special Advisor Agreement amending certain terms of his employment agreement dated as of December 14, 2025, Mr. Jacobs stepped down from his roles as executive chairman and a member of the Board effective December 31, 2025, and will continue employment as a special advisor to the Board and the new chairman until June 30, 2026. Mr. Jacobs ceased to be an executive officer of the company effective upon his transition to his role as special advisor.
The above mentioned agreements for our NEOs (collectively, the “NEO Agreements”) outline the terms and conditions of employment with XPO, including all restrictive covenants that benefit the company, with provisions such as non-competition and non-solicitation of customers and employees, as well as the target compensation opportunity designated by the Committee for base salary, annual STIs, annual LTIs, and other separation benefits that the executives would qualify for under specified circumstances. The material terms of these agreements are described in this section. There are no multi-year compensation guarantees established by the NEO Agreements. The Committee may adjust compensation levels from year to year based on its annual assessments of performance and market benchmarks. For 2025, the Committee determined that no changes to base salary or target variable compensation levels were warranted for Mr. Bates, given the recent assessments of competitive pay levels conducted in early 2025. The Committee approved increases in the total target direct compensation for Messrs. Jacobs, Harik, and Wismans and for Ms. Cassity in 2025, as supported by competitive market practices data provided by our compensation consultant, as noted on page 32.
Term
The NEO Agreement with Mr. Harik has a four-year term commencing on November 1, 2022. The NEO Agreements with each of Messrs. Wismans and Bates and Ms. Cassity provide no term, as they are employed on an at-will basis. The NEO Agreements with Mr. Jacobs provide that Mr. Jacobs ceased to be executive chairman and a director effective December 31, 2025, and that he will continue employment in a non-executive capacity serving as a special advisor to the Board and the new chairman through June 30, 2026.
49	© 2026 XPO, Inc.

Severance Payments and Benefits
The severance payments pursuant to the NEO Agreements are generally subject to and conditioned upon: (i) the applicable NEO signing and not revoking a waiver and general release agreement; and (ii) compliance with the restrictive covenants contained in the applicable NEO Agreement. The material terms of the severance payments and benefits under the NEO Agreements are described below.
In the event that any amounts payable to the applicable NEO in connection with a Change of Control constitute “parachute payments” within the meaning of Section 280G of the Code, then any such amounts will be reduced to avoid triggering the excise tax imposed by Section 4999 of the Code, if such reduction would be more favorable to the NEO on a net after-tax basis. No NEO is entitled to a gross-up payment for excise taxes imposed by Section 4999 of the Code on “excess parachute payments,” as defined in Section 280G of the Code.
Mr. Harik’s NEO Agreement
Non-Change of Control. If the company terminates Mr. Harik’s employment without cause as defined in his NEO Agreement or Mr. Harik’s employment is terminated by reason of his death, in either event prior to or more than two years after a Change of Control of the company, Mr. Harik will be entitled to the following severance payments and benefits (subject to any delay required by Section 409A of the Code):
■
Except in the event of termination by reason of Mr. Harik’s death, a cash payment, payable in equal installments over the 12-month period following the date of termination, equal to the sum of: (i) 24 months of Mr. Harik’s base salary in effect on the date of termination; (ii) the pro rata target bonus for the year of termination; and (iii) any annual bonus that Mr. Harik earned prior to, but is unpaid as of, the date of termination, and that the company has notified Mr. Harik of in writing, provided, however, that any monies Mr. Harik earns from any other work while he is receiving such payments shall reduce, on a dollar-for-dollar basis, the amount that the company is obligated to pay Mr. Harik;

■
Except in the event of termination by reason of Mr. Harik’s death, medical and dental coverage for a period of up to 12 months from the date of termination, or, if earlier, until Mr. Harik secures other employment; and

■
Vesting of equity-based or other LTI compensation awards solely to the extent set forth in the applicable award agreement.

Change of Control. If the company terminates Mr. Harik’s employment without cause or he resigns for good reason as defined in his NEO Agreement, in either event, upon or within the two-year period following a Change of Control of the company, Mr. Harik will be entitled to the following severance payments and benefits (subject to any delay required by Section 409A of the Code):
■
A cash lump-sum payment equal to 2.99 times the sum of: (i) Mr. Harik’s base salary in effect on the date of termination; and (ii) the target bonus in effect on the date of termination;

■
A cash lump-sum payment equal to the pro rata target bonus for the year of termination;

■
Any annual bonus that Mr. Harik earned prior to, but is unpaid as of, the date of termination, and that the company has notified Mr. Harik of in writing;

■
Medical and dental coverage for a period of 24 months from the date of termination; and

■
Vesting of equity-based or other LTI compensation awards solely to the extent set forth in the applicable award agreement.

Mr. Wismans’ NEO Agreement
Non-Change of Control. If the company terminates Mr. Wismans’ employment without cause as defined in the Severance Agreement, either prior to or more than two years following a Change of Control of the company, Mr. Wismans will be entitled to the following severance payments and benefits (subject to any delay required by Section 409A of the Code):
■
A cash payment, payable in equal installments over the 12-month period following the date of termination, equal to the sum of: (i) 12 months of Mr. Wismans’ base salary in effect on the date of termination; and (ii) the target bonus in effect on the date of termination, provided, however, that certain monies earned by Mr. Wismans while he is receiving such payments shall reduce, on a dollar-for-dollar basis, the amount we are obligated to pay him;

■
A cash payment equal to the pro rata target bonus for the year of termination; and

■
Medical and dental coverage for a period of six months from the date of termination, or, if earlier, until Mr. Wismans becomes eligible for medical and dental benefits through another employer.

Change of Control. If the company terminates Mr. Wismans’ employment without cause or he resigns for good reason as defined in the Severance Agreement, in either event, upon or within the two-year period following a Change of Control of the company, Mr. Wismans will be entitled to the following severance payments and benefits (subject to any delay required by Section 409A of the Code):
■
A cash lump-sum payment equal to two times the sum of his base salary and the target bonus;

■
A cash lump-sum payment equal to the pro rata target bonus for the year of termination;

50	© 2026 XPO, Inc.

■
A cash lump-sum payment equal to any annual bonus that Mr. Wismans earned prior to, but is unpaid as of, the date of termination, and that the company has notified Mr. Wismans of in writing; and

■
Medical and dental coverage for a period of 24 months from the date of termination.

Mr. Bates’ NEO Agreement
Non-Change of Control. If the company terminates Mr. Bates’ employment without cause as defined in the Severance Agreement, either prior to or more than two years following a Change of Control of the company, Mr. Bates will be entitled to the following severance payments and benefits (subject to any delay required by Section 409A of the Code):
■
A cash payment, payable in equal installments over the 24-month period following the date of termination, equal to the sum of: (i) 24 months of Mr. Bates’ base salary in effect on the date of termination; and (ii) the target bonus in effect on the date of termination, provided, however, that certain monies earned by Mr. Bates while he is receiving such payments shall reduce, on a dollar-for-dollar basis, the amount we are obligated to pay him;

■
A cash lump-sum payment equal to the pro rata target bonus for the year of termination; and

■
Medical and dental coverage for a period of six months from the date of termination, or, if earlier, until Mr. Bates becomes eligible for medical and dental benefits through another employer.

Change of Control. If the company terminates Mr. Bates’ employment without cause or he resigns for good reason as defined in the Severance Agreement, in either event, upon or within the two-year period following a Change of Control of the company, Mr. Bates will be entitled to the following severance payments and benefits (subject to any delay required by Section 409A of the Code):
■
A cash lump-sum payment equal to two times the sum of his base salary and the target bonus;

■
A cash lump-sum payment equal to the pro rata target bonus for the year of termination;

■
A cash lump-sum payment equal to any bonus that Mr. Bates earned prior to, but is unpaid as of, the date of termination, and that the company has notified Mr. Bates of in writing; and

■
Medical and dental coverage for a period of 24 months from the date of termination.

Ms. Cassity’s NEO Agreement
Non-Change of Control. If the company terminates Ms. Cassity’s employment without cause as defined in the Severance Agreement, either prior to or more than two years following a Change of Control of the company, Ms. Cassity will be entitled to the following severance payments and benefits (subject to any delay required by Section 409A of the Code):
■
A cash payment, payable in equal installments over the 12-month period following the date of termination, equal to the sum of: (i) 12 months of Ms. Cassity’s base salary in effect on the date of termination; and (ii) the target bonus in effect on the date of termination, provided, however, that certain monies earned by Ms. Cassity while she is receiving such payments shall reduce, on a dollar-for-dollar basis, the amount we are obligated to pay her;

■
A cash lump-sum payment equal to the pro rata target bonus for the year of termination; and

■
Medical and dental coverage for a period of six months from the date of termination, or, if earlier, until Ms. Cassity becomes eligible for medical and dental benefits through another employer.

Change of Control. If the company terminates Ms. Cassity’s employment without cause or she resigns for good reason as defined in the Severance Agreement, in either event, upon or within the two-year period following a Change of Control of the company, Ms. Cassity will be entitled to the following severance payments and benefits (subject to any delay required by Section 409A of the Code):
■
A cash lump-sum payment equal to two times the sum of her base salary and the target bonus;

■
A cash lump-sum payment equal to the pro rata target bonus for the year of termination;

■
A cash lump-sum payment equal to any annual bonus that Ms. Cassity earned prior to, but is unpaid as of, the date of termination, and that the company has notified Ms. Cassity of in writing; and

■
Medical and dental coverage for a period of 24 months from the date of termination.

Mr. Jacobs’ NEO Agreements
Non-Change of Control. In the event: (i) of termination of Mr. Jacobs’ employment by reason of his death; (ii) the company terminates Mr. Jacobs’ employment without cause (as defined in Mr. Jacobs’ employment agreement), either prior to or more than two years following a Change of Control of the company; or (iii) Mr. Jacobs resigns due to certain events of good reason (as defined in Mr. Jacobs’ employment agreement), Mr. Jacobs will be entitled to the following severance payments and benefits (subject to any delay required by Section 409A of the Code):
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■
Any annual bonus that the company has notified Mr. Jacobs of in writing as having been earned by him prior to the date of termination but is unpaid as of the date of termination;

■
Except in the event of termination by reason of Mr. Jacobs’ death, medical and dental coverage for a period of up to 12 months from the date of termination, or, if earlier, until Mr. Jacobs begins to receive medical or dental coverage, as applicable, in connection with other employment; and

■
Accelerated vesting of all equity-based or other LTI compensation awards then outstanding.

Change of Control. In the event that upon or within the two-year period following a Change of Control of the company, Mr. Jacobs’ employment is terminated by the company without cause or he resigns due to good reason, Mr. Jacobs will be entitled to the following severance payments and benefits (subject to any delay required by Section 409A of the Code):
■
A cash payment equal to the pro rata target bonus for the year of termination;

■
A cash payment equal to any annual bonus that the company has notified Mr. Jacobs of in writing as having been earned by him prior to the date of termination but is unpaid as of the date of termination;

■
Medical and dental coverage for a period of 24 months from the date of termination; and

■
Accelerated vesting of all equity-based or other LTI compensation awards then outstanding.

Disability. In the event that Mr. Jacobs’ employment is terminated due to disability (as defined in Mr. Jacobs’ employment agreement), except as otherwise provided in the applicable equity award agreement, Mr. Jacobs shall become vested in a pro-rata portion of all outstanding equity-based or other LTI compensation awards granted to him on or after the effective date of the employment agreement, subject to Mr. Jacobs’ continued compliance with the terms and conditions of the employment agreement.
Mr. Jacobs stepped down from his position as executive chairman effective December 31, 2025 and is continuing his employment with XPO in a non-executive capacity as a special advisor to the Board and the new chairman through June 30, 2026. Pursuant to the Special Advisor Agreement, Mr. Jacobs continues to receive his base salary, and remains eligible to receive his full 2025 bonus on existing criteria at the regular bonus payment time and a pro-rated bonus for 2026 paid at target level. The full amount of the non-compete payment under his employment agreement will be paid in a lump sum on June 30, 2026. As of December 31, 2025, Mr. Jacobs became fully vested in all of his outstanding equity, with his PSUs becoming vested at the projected actual performance level determined by shortening the performance period to December 31, 2025. He continues to be eligible to participate in all applicable benefit plans during the term of his employment as special advisor and to receive reimbursement of business expenses and administrative support, each as provided under his employment agreement.
Clawbacks
Under the NEO Agreements for each of Messrs. Jacobs and Harik, the applicable NEO is subject to certain LTI compensation forfeiture and clawback provisions in the event of: (i) a breach of the restrictive covenants; (ii) termination of employment by our company for cause; or (iii) engagement in fraud or willful misconduct that contributes materially to any financial restatement or material loss to our company or its affiliates.
Furthermore, under their NEO Agreements, each of Messrs. Jacobs and Harik is subject to certain annual bonus forfeiture and clawback provisions in the event of engagement in fraud or other willful misconduct that contributes materially to any financial restatement or material loss to our company.
In addition, in the event of the applicable NEO breaching any restrictive covenant, such NEO will be required, upon written notice from us, to forfeit or repay to our company his or her severance payments, extended non-compete payments, and, with respect to Mr. Jacobs, the Non-Compete Payment (as defined below).
In certain circumstances, the triggering event must have occurred within a certain period in order for us to be able to cause the forfeiture or clawback equity-based awards, annual bonus, severance payments, extended non-compete payments, and the Non-Compete Payment, as applicable.
Each NEO shall also be subject to any other clawback or recoupment policy of the company as may be in effect from time to time or any clawback or recoupment as may be required by applicable law. See Other Compensation-Related Items — Clawback Policy for further details regarding our clawback policy.
Restrictive Covenants
Under the NEO Agreements, the applicable NEO is generally subject to the following restrictive covenants: employee and customer non-solicitation during employment and for a period of two years thereafter; confidentiality and non-disparagement during employment and thereafter; and non-competition during employment and for a period of three years thereafter (in the case of Messrs. Jacobs and Harik), 18 months thereafter (in the case of Messrs. Bates and Wismans), or 12 months thereafter (in the case of Ms. Cassity).
Non-Compete Payments. Pursuant to Mr. Jacobs’ NEO Agreements, in the event Mr. Jacobs’ employment is terminated for any reason prior to the end of his employment as special advisor on June 30, 2026 (including due to mutual agreement by the
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company and Mr. Jacobs) other than (x) due to his death, (y) by the company for cause, or (z) Mr. Jacobs’ voluntary resignation (A) prior to a Change of Control or more than two years following a Change of Control, other than due to certain events of good reason, or (B) upon or during the two years following a Change of Control, other than for good reason, then Mr. Jacobs will be entitled to receive payments for each year of the three year non-compete period in an amount equal to one times the sum of: (i) Mr. Jacobs’ base salary in effect on the date of termination; and (ii) the target bonus in effect on the date of termination (collectively, the “Non-Compete Payment”). Pursuant to the terms of his special advisor agreement, upon the end of his employment as special advisor on June 30, 2026, Mr. Jacobs shall be paid the Non-Compete Payment in a lump sum on the date of termination.
Extended Non-Compete Payments. The company has the option to extend the non-competition period in Messrs. Jacobs and Harik’s and Ms. Cassity’s NEO Agreements for up to an additional 12 months and in Messrs. Wismans’ and Bates’ NEO Agreements for up to an additional 18 months; provided, however, that, in the case of Messrs. Harik, Wismans and Bates and Ms. Cassity, the company continues to pay the applicable NEO’s base salary as in effect on the date of termination during each month of the extended non-competition period, and, in the case of Mr. Jacobs, the company continues to pay him an amount equal to one-twelfth of the Non-Compete Payment during each month of the extended non-compete period. The extended non-compete payments for Messrs. Harik, Wismans and Bates and for Ms. Cassity will be offset by any monies the applicable NEO earns from any other work during such period. The company’s right to extend the non-competition period for each NEO lapses upon a Change of Control.
EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2025, with respect to the company’s compensation plans, under which equity securities are authorized for issuance.
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	1,684,394(1)	—	6,887,685(2)
Equity compensation plans not approved by security holders	—	—	—
Total	1,684,394	—	6,887,685

(1)
Consists of 1,684,394 RSUs and PSUs granted under the XPO Logistics, Inc. 2016 Omnibus Incentive Compensation Plan.

(2)
Includes 2,583,997 securities available for issuance under the XPO Logistics, Inc. 2016 Omnibus Incentive Compensation Plan and 4,303,688 securities available for issuance under the XPO Logistics, Inc. Employee Stock Purchase Plan.

53	© 2026 XPO, Inc.

AUDIT-RELATED MATTERS
AUDIT COMMITTEE REPORT
The following statement made by our Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such statement by reference.
The Audit Committee (“we” in this Audit Committee Report) currently consists of Ms. Moshouris (chair), Mr. Jesselson and Ms. Landry.
The Board of Directors has determined that each current member of the Audit Committee has the requisite independence and other qualifications for audit committee membership under the SEC rules, the NYSE listing standards, our Audit Committee charter, and the independence standards set forth in the XPO, Inc. Corporate Governance Guidelines. The Board of Directors has also determined that Ms. Moshouris qualifies as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Exchange Act. As described more fully below, in carrying out its responsibilities, the Audit Committee relies on management and XPO’s independent registered public accounting firm (“KPMG” or the “outside auditor”). The Audit Committee members are not professionally engaged in the practice of accounting or auditing. The Audit Committee operates under a written charter that is reviewed annually and is available on our Investor Relations website at investors.xpo.com, under the heading Corporate Governance — Highlights.
In accordance with our charter, the Audit Committee assists the Board of Directors in fulfilling its responsibilities in a number of areas. These responsibilities include, among others, oversight of: (i) XPO’s accounting and financial reporting processes, including the company’s systems of internal controls over financial reporting and disclosure controls; (ii) the integrity of XPO’s financial statements; (iii) XPO’s compliance with legal and regulatory requirements; (iv) the qualifications and independence of XPO’s outside auditors; and (v) the performance of XPO’s outside auditors and internal audit function. Management is responsible for XPO’s financial statements and the financial reporting process, including the system of internal controls over financial reporting. We are solely responsible for selecting and reviewing the performance of XPO’s outside auditors and, if we deem appropriate in our sole discretion, terminating and replacing the outside auditors. We also are responsible for reviewing and approving the terms of the annual engagement of XPO’s outside auditors, including the scope of audit and non-audit services to be provided by the outside auditors and the fees to be paid for such services, and discussing with the outside auditors any relationships or services that may impact the objectivity and independence of the outside auditors.
In fulfilling our oversight role, we met and held discussions, both together and separately, with the company’s management and our outside auditor KPMG. Management advised us that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and we reviewed and discussed the consolidated financial statements and key accounting and reporting issues with management and KPMG, both together and separately, in advance of the public release of operating results and filing of annual and quarterly reports with the SEC. We discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC and reviewed written communications from KPMG disclosing such matters.
KPMG also provided us with the written disclosures required by applicable requirements of the PCAOB regarding the outside auditor’s communications with the Audit Committee concerning independence, and we discussed with KPMG matters relating to their independence and considered whether their provision of certain non-audit services is compatible with maintaining their independence. KPMG has confirmed its independence, and we determined that KPMG’s provision of non-audit services to XPO is compatible with maintaining its independence. We also reviewed a report by KPMG describing the firm’s internal quality-control procedures and any material issues raised in the most recent internal quality-control review or external peer review or inspection performed by the PCAOB.
Based on our review and discussion of XPO’s audited consolidated financial statements with management and KPMG, and KPMG’s report on such financial statements, and based on the discussions and written disclosures described above, and our business judgment, we recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in XPO’s 2025 Form 10-K, for filing with the SEC.
AUDIT COMMITTEE:
Irene Moshouris, chair
Michael G. Jesselson, member
Allison Landry, member
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POLICY REGARDING PRE-APPROVAL OF SERVICES PROVIDED BY OUTSIDE AUDITORS
The Audit Committee’s charter requires review and pre-approval by the Audit Committee of all audit services provided by our outside auditors and, subject to the de minimis exception under applicable SEC rules, all permissible non-audit services provided by our outside auditors. The Audit Committee has delegated to its chair the authority to approve, within guidelines and limits established by the Audit Committee, specific services to be provided by our outside auditors and the fees to be paid. Any such approval must be reported to the Audit Committee at the next scheduled meeting. As required by Section 10A of the Exchange Act, the Audit Committee preapproved all audit and non-audit services provided by our outside auditor during 2025 and 2024 and the fees paid for such services.
SERVICES PROVIDED BY THE OUTSIDE AUDITORS
As described above, the Audit Committee is responsible for the appointment, compensation, oversight, evaluation and termination of our outside auditors. Accordingly, the Audit Committee appointed KPMG to serve as our independent registered public accounting firm for fiscal year 2026 on March 31, 2026.
The following table shows the fees for audit and other services provided by KPMG for fiscal years 2025 and 2024.
Fee Category	2025	2024
Audit Fees	$6,309,462	$6,236,135
Audit-Related Fees	93,250	93,250
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$6,402,712	$6,329,385
Audit Fees. This category includes fees for professional services rendered by KPMG for the audits of our financial statements included in our 2025 Form 10-K and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the years 2025 and 2024. Audit fees also include comfort letter fees.
Audit-Related Fees. This category includes fees for other audit-related services for the years 2025 and 2024.
Tax Fees. This category includes fees for professional services rendered in connection with general tax consulting services. There were no such fees in 2025 and 2024.
All Other Fees. This category represents fees for all other services or products provided that are not covered by the categories above. There were no such fees in 2025 and 2024.
55	© 2026 XPO, Inc.

QUESTIONS AND ANSWERS
ABOUT OUR ANNUAL
MEETING
This Proxy Statement sets forth information relating to the solicitation of proxies by XPO’s Board of Directors in connection with our Annual Meeting, which will be held as a live webcast on May 19, 2026 at 10:00 a.m. Eastern Time, or any adjournment or postponement thereof. You are required to enter your control number to access the meeting at meetnow.global/M6W4LLV. Please follow the instructions below to receive your control number.
The Notice of Internet Availability of Proxy Materials (the “Notice”) is first being distributed on or about April 7, 2026, to our stockholders of record as of the close of business on March 27, 2026 (the “Record Date”).
Note that we are furnishing proxy materials and access to our Proxy Statement to our stockholders electronically and will only mail printed copies upon request. The Notice you receive from us will contain instructions on how to access our proxy materials and vote online, as well as instructions on how to request a printed copy of our Proxy Statement and 2025 Form 10-K. Stockholders who have communicated a preference for printed materials prior to the distribution of the Notice will not receive the Notice, and instead will receive the printed materials by mail.
The following answers address some questions you may have regarding our Annual Meeting. These questions and answers may not include all information of importance to you as a stockholder of our company. Refer to the more detailed information contained elsewhere in this Proxy Statement.
What items of business will be voted on at the Annual Meeting?
We expect that the business put forth for a vote at the Annual Meeting will be as follows:
■
To elect seven members of our Board of Directors for a term to expire at the 2027 Annual Meeting of Stockholders or until their successors are duly qualified and elected (Proposal 1);

■
To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2026 (Proposal 2);

■
To conduct an advisory vote to approve the executive compensation of our named executive officers as disclosed in this Proxy Statement (Proposal 3); and

■
To consider and transact other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

Senior management of XPO and representatives of our outside auditor, KPMG, will be available to respond to appropriate questions.
Who can attend and vote at the Annual Meeting?
You are entitled to receive notice of, attend and vote at the Annual Meeting, or any adjournment or postponement thereof, if you were a holder of record of XPO common stock as of the close of business on March 27, 2026, the Record Date.
We have designed our virtual Annual Meeting format to provide substantially the same opportunities to participate as stockholders would have at an in-person meeting. Our virtual Annual Meeting will be conducted on the internet via live webcast at meetnow.global/M6W4LLV. You will be required to provide the control number on your proxy card to access the Annual Meeting. If the shares of common stock you hold are in an account at a broker, dealer, commercial bank, trust company or other nominee (i.e., in “street name”), you must register in advance to participate in the Annual Meeting, vote electronically and submit questions during the live webcast of the meeting. To register, you will need to obtain a legal proxy from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares. Requests for registration should be directed to Computershare by email at legalproxy@computershare.com no later than 5:00 p.m. Eastern Time on Thursday, May 14, 2026. You will receive confirmation of your registration and your control number by email from Computershare. At the time of the Annual Meeting, go to meetnow.global/M6W4LLV and enter your control number.
Can I ask questions during the Annual Meeting?
The virtual meeting format allows stockholders to ask questions of XPO’s management and Board of Directors during the question-and-answer session, as appropriate. Stockholders (or their proxy holders) may submit questions in advance of, or during, the Annual Meeting by logging on to the Annual Meeting website at meetnow.global/M6W4LLV. You will need the control number on your proxy card or in the confirmation email from Computershare in order to submit a question. Click on the “Q&A” icon in the top right corner of the screen and type in your question. You may provide your name, address and organization, and, if
56	© 2026 XPO, Inc.

applicable, the specific proposal to which your question relates. Questions can be submitted in advance of the Annual Meeting beginning at 9:00 a.m. Eastern Time on May 13, 2026. Questions may also be submitted during the Annual Meeting through the Annual Meeting website. We will answer as many questions during the Annual Meeting as time allows and will group questions together where appropriate. We reserve the right to exclude questions regarding topics that are not pertinent to the Annual Meeting matters or company business or are inappropriate.
What if I have trouble accessing the Annual Meeting virtually?
The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktop, laptop, tablet and cell phone) that run up-to-date versions of these software applications and related plugins. Note: Internet Explorer is not a supported browser. You should ensure that you have a strong Wi-Fi connection at the location where you intend to log into the meeting. We encourage you to access the meeting prior to the start time. Should you need further assistance, you may call U.S. 1-888-724-2416 or International +1 781-575-2748.
How many shares of XPO common stock must be present to conduct business at the Annual Meeting?
As of the Record Date, there were 117,408,318 shares of XPO common stock issued and outstanding, which includes 117,393,766 shares of outstanding common stock and 14,552 shares of issued restricted stock, with each share entitled to one vote on each matter to come before the Annual Meeting. Therefore, 117,408,318 votes are eligible to be cast at the Annual Meeting.
A quorum is necessary to hold a valid meeting of stockholders. Pursuant to the company’s bylaws, holders of a majority of the shares of our common stock issued and outstanding and entitled to vote must be present, in person or by proxy, for each of the proposals to be presented at our annual meetings. Accordingly, holders of shares of our common stock representing 58,704,160 votes must be present at this year’s Annual Meeting. If you vote by internet, telephone or proxy card, the shares you vote will be counted toward the quorum for the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining a quorum.
What are my voting choices?
With respect to Proposal 1, the election of directors, you may vote “FOR” or “AGAINST” each of the director nominees, or you may “ABSTAIN” from voting for one or more of such nominees. With respect to Proposals 2 and 3, you may vote “FOR” or “AGAINST” or you may “ABSTAIN” from voting on these proposals. If you sign your proxy without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors with respect to the specific proposals described in this Proxy Statement and at the discretion of the proxy holders on any other matters that properly come before the Annual Meeting.
What vote is required to approve the proposals being considered at the Annual Meeting?
■
Proposal 1: Election of seven directors. The re-election of each of the seven incumbent director nominees named in this Proxy Statement requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) by holders of shares of our common stock at the Annual Meeting at which a quorum is present. If any director standing for election receives a greater number of votes “against” his or her election than votes “for” such election, our bylaws require that such person must promptly tender his or her resignation to our Board of Directors. You may not accumulate your votes for the election of directors.

Brokers may not use discretionary authority to vote shares of our common stock on the election of directors if they have not received specific instructions from their clients. If you are a beneficial owner of shares of our common stock, in order for your vote to be counted in the election of directors, you will need to communicate your voting decisions to your bank, broker or other nominee before the date of the Annual Meeting in accordance with their specific instructions. Abstentions and broker non-votes are not considered votes cast for purposes of tabulation and will have no effect on the election of director nominees.
■
Proposal 2: Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2026. Ratification of the appointment of KPMG as our company’s independent registered public accounting firm for the year ending December 31, 2026 requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” such proposal must exceed the number of shares voted “against” such proposal) by holders of shares of our common stock at the Annual Meeting at which a quorum is present. Abstentions are not considered votes cast for purposes of tabulation and will have no effect on the proposed ratification of KPMG. We do not expect any broker non-votes, as brokers have discretionary authority to vote on this proposal.

■
Proposal 3: Advisory vote to approve executive compensation. Advisory approval of the resolution on executive compensation of our NEOs as disclosed in this Proxy Statement requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” such proposal must exceed the number of shares voted “against” such proposal) by holders of shares of our common stock at the Annual Meeting at which a quorum is present. This resolution, commonly referred to as a “say-on-pay” resolution, is not binding on our Board of Directors. Although it is non-binding, our Board and its Compensation and Human Capital Committee will consider the voting results when making future decisions regarding our executive compensation program.

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Brokers may not use discretionary authority to vote shares of our common stock on the advisory vote to approve executive compensation if they have not received specific instructions from their clients. If you are a beneficial owner of shares of our common stock, in order for your vote to be counted in the advisory vote to approve executive compensation, you will need to communicate your voting decisions to your bank, broker or other nominee before the date of the Annual Meeting in accordance with their specific instructions. Abstentions and broker non-votes are not considered votes cast for purposes of tabulation and will have no effect on the advisory vote to approve executive compensation.
In general, other business properly brought before the Annual Meeting at which a quorum is present requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” such proposal must exceed the number of shares voted “against” such proposal) by holders of shares of our common stock.
How does the Board of Directors recommend that I vote?
Our Board of Directors, after careful consideration, recommends that our stockholders vote “FOR” the election of each director nominee named in this Proxy Statement, “FOR” the ratification of KPMG as our independent registered public accounting firm for fiscal year 2026, and “FOR” the advisory approval of the resolution to approve executive compensation.
What do I need to do now?
We urge you to read this Proxy Statement carefully and then vote via the internet, by telephone or by mail. Follow the instructions on the proxy card to vote via the internet or by telephone, or mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your votes will be counted at the Annual Meeting.
How do I cast my votes?
Registered Stockholders. If you are a registered stockholder (i.e., if you own XPO shares in your own name and not through a bank, broker or other nominee that holds shares for your account in “street name”), you may vote by proxy via the internet, by telephone or by mail. Follow the instructions provided on the proxy card to vote via the internet or by telephone, or mail your completed, dated and signed proxy card in the enclosed return envelope. Proxies submitted via the internet or by telephone must be received by 11:59 p.m. Eastern Time on May 18, 2026. Stockholders of record who attend the Annual Meeting may vote directly at the Annual Meeting by following the instructions provided during the Annual Meeting.
Beneficial Owners. If you are a beneficial owner of shares (i.e., if your XPO shares are held in the name of a brokerage firm, bank or a trustee), you may vote by proxy by following the instructions provided in the voting instruction form or other materials provided to you by the brokerage firm, bank or other nominee that holds your shares. Votes must be received by 11:59 p.m. Eastern Time on May 18, 2026. To vote directly at the Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank or other nominee that holds your shares, and follow the instructions provided on page 1 to register and obtain your control number for access to the meeting website, and where voting instructions will be provided during the Annual Meeting.
What is the deadline to vote?
If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Annual Meeting. As indicated on the proxy card provided to you, proxies submitted prior to the Annual Meeting via internet or by telephone must be received by 11:59 p.m. Eastern Time on May 18, 2026. You may vote by mail by promptly completing, signing, and dating the proxy card provided to you and return it in the envelope provided; it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in the United States.
If you are the beneficial owner of shares of our common stock, follow the voting instructions provided by your broker, trustee or other nominee.
What happens if I do not respond, or if I respond and fail to indicate my voting preference, or if I abstain from voting?
If you fail to vote via internet or by telephone as indicated on your proxy card, or fail to properly sign, date and return your proxy card, your shares will not be counted toward establishing a quorum for the Annual Meeting, which requires holders representing a majority of the outstanding shares of our common stock to be present in person or by proxy.
Failure to vote, assuming the presence of a quorum, will have no effect on the tabulation of the votes on the proposals. If you are a stockholder of record and you properly sign, date and return your proxy card, but do not indicate your voting preference, we will count your proxy as a vote “FOR” the election of all seven nominees for director (Proposal 1), “FOR” the ratification of KPMG as our independent registered public accounting firm for fiscal year 2026 (Proposal 2), and “FOR” the advisory approval of the resolution to approve executive compensation (Proposal 3).
If my shares are held in “street name” by my broker, dealer, commercial bank, trust company or other nominee, will my broker or other nominee vote my shares for me?
You should instruct your broker or other nominee on how to vote your shares of our common stock by using the instructions they provide to you. Brokers or other nominees who hold shares of XPO common stock in “street name” for customers are prevented by the NYSE Rules from exercising voting discretion with respect to non-routine or contested matters (i.e., they must receive specific voting instructions from a stockholder in order to vote that stockholder’s shares on non-routine or contested matters).
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Shares not voted by a broker or other nominee, because they did not receive specific voting instructions from the stockholder on one or more proposals, are referred to as “broker non-votes.”
We expect that when the NYSE determines whether each of the three proposals to be voted on at our Annual Meeting is a routine or non-routine matter, only “Proposal 2 — Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for Fiscal Year 2026” will be determined to be routine. It is important that you instruct your broker or other nominee on how to vote your shares of our common stock held in “street name” by following their instructions.
What if I want to change my vote?
Whether you attend the Annual Meeting or not, you may revoke a proxy at any time before your proxy is voted at the Annual Meeting. You may do so by properly delivering a later-dated proxy either via internet, by telephone, by mail, or by attending the Annual Meeting virtually and voting. Note, however, that your attendance at the Annual Meeting will not automatically revoke any prior proxy, unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked. You also may revoke your proxy by delivering a notice of revocation to: Corporate Secretary, XPO, Inc., Five American Lane, Greenwich, Connecticut 06831 prior to the vote at the Annual Meeting. If you hold your shares through a broker, dealer, commercial bank, trust company or other nominee, you should follow the instructions of your broker or other nominee regarding revocation of proxies.
How will the persons named as proxies vote?
If you are a registered stockholder (i.e., if you hold your shares of XPO common stock in your own name and not through a bank, broker or other nominee that holds shares for your account in “street name”) and you complete and submit a proxy, the persons named as proxies will follow your instructions. If you submit a proxy but do not provide voting instructions, or if your instructions are unclear, the persons named as proxies will vote as recommended by our Board of Directors or, if no recommendation is given, by using their own discretion.
Where can I find the results of the voting?
We intend to announce preliminary voting results at the Annual Meeting and will publish final results on a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. The Current Report on Form 8-K will also be available on our Investor Relations website at investors.xpo.com.
Who will pay for the cost of soliciting proxies?
The company will pay for the cost of soliciting proxies. We have engaged Okapi Partners LLC to assist us in soliciting proxies in connection with the Annual Meeting and have agreed to pay them a fee of $18,500 plus reimbursement of out-of-pocket expenses for providing such services. As is customary, we will reimburse brokerage firms, fiduciaries, voting trustees and other nominees for forwarding our proxy materials to each beneficial owner of shares of our common stock held through them as of the Record Date. Our directors, officers and other employees, without additional compensation, may solicit proxies personally, in writing, by telephone, by email or otherwise.
Why did I receive a “Notice of Internet Availability of Proxy Materials” but no proxy materials?
We are distributing our proxy materials to stockholders via the internet under the “Notice and Access” approach permitted by the rules of the SEC. This approach expedites stockholders’ receipt of proxy materials while conserving natural resources and reducing our distribution costs. On or about April 7, 2026, we distributed a Notice of Internet Availability of Proxy Materials to eligible stockholders containing instructions on how to access the proxy materials on the internet, and if desired, to request to receive a printed copy of our proxy materials by mail.
What is “householding” and how does it affect me?
In cases where multiple company stockholders share the same address and the shares are held through a bank, broker or other holder of record in a “street name” account, only one copy of our proxy materials will be delivered unless a stockholder at that address requests otherwise. This practice, known as “householding,” is intended to reduce printing and postage costs. However, any street-name stockholders residing at the same address who wish to receive a separate copy of our proxy materials may request a copy by contacting their bank, broker or other holder of record, or by mailing a written request to Investor Relations, XPO, Inc., Five American Lane, Greenwich, Connecticut 06831, or by contacting Investor Relations by email at investors@xpo.com, or telephone: (855) 976-6951. The voting instruction form sent to a “street name” stockholder should provide information on how to request a separate copy of future materials for each XPO stockholder at the “household” address, if that is your preference. If you currently receive separate copies of our proxy materials but wish to participate in householding, please contact us through one of the methods described above.
Can I obtain an electronic copy of the company’s proxy materials?
Yes, this Proxy Statement and our 2025 Annual Report are available on our Investor Relations website at investors.xpo.com.
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PROPOSALS TO BE PRESENTED AT THE
ANNUAL MEETING
Proposal 1: Election of Directors
Our Board of Directors has nominated for re-election each of the following persons to serve until the 2027 Annual Meeting of Stockholders or until their successors are duly qualified and elected:
Mario Harik
Bella Allaire
J. Wes Frye
Michael G. Jesselson
Allison Landry
Irene Moshouris
Johnny C. Taylor, Jr.
All of the nominees were elected as directors by our stockholders at our 2025 Annual Meeting of Stockholders. In the event that any of these nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies voting for his or her election will be voted for any nominee who shall be designated by the Board of Directors to fill the vacancy. As of the date of this Proxy Statement, we are not aware that any nominee is unable or will decline to serve as a director if elected.
REQUIRED VOTE
The election of each of the seven director nominees named in this Proxy Statement requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) by holders of shares of our common stock at the Annual Meeting at which a quorum is present. If any incumbent director standing for election receives a greater number of votes “against” his or her election than votes “for” his or her election, our bylaws require that such person must promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors.
RECOMMENDATION
Our Board of Directors recommends a vote “FOR” the election of each of the nominees listed above.
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Proposal 2: Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for Fiscal Year 2026
The Audit Committee of our Board of Directors has appointed KPMG LLP (“KPMG”) to serve as our company’s independent registered public accounting firm for the year ending December 31, 2026. KPMG has served in this capacity since 2011.
Our stockholders are being asked to ratify the appointment of KPMG as XPO’s independent registered public accounting firm for the year ending December 31, 2026. Although ratification is not required by our bylaws or otherwise, our Board of Directors is submitting the appointment of KPMG to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the appointment of KPMG, the Audit Committee will consider whether it is appropriate and advisable to appoint a different independent registered public accounting firm. Even if our stockholders ratify the appointment of KPMG, the Audit Committee in its discretion may appoint a different registered public accounting firm at any time if it determines that such a change would be in the best interests of our company and our stockholders.
Representatives of KPMG are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so, and to respond to appropriate questions.
REQUIRED VOTE
Ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2026 requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” such proposal must exceed the number of shares voted “against” such proposal) by holders of shares of our common stock at the Annual Meeting at which a quorum is present.
RECOMMENDATION
Our Board of Directors recommends a vote “FOR” the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal year 2026.
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Proposal 3: Advisory Vote to Approve Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, and Section 14A of the Exchange Act, require that we provide our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we are asking our stockholders to approve the following advisory resolution:
“RESOLVED, that the stockholders of XPO, Inc. (the “company”) hereby approve, on an advisory basis, the compensation of the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Proxy Statement for the company’s 2026 Annual Meeting of Stockholders.”
We encourage stockholders to review the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures included in this Proxy Statement. As described in detail under the heading Executive Compensation — Compensation Discussion and Analysis, we believe that our compensation programs appropriately reward executive performance and align the interests of our NEOs and key employees with the long-term interests of our stockholders, while also enabling us to attract and retain talented executives.
This resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on our Board of Directors. However, our Board of Directors and its Compensation and Human Capital Committee will consider the voting results when making future decisions regarding our executive compensation program.
Note about Frequency:   At the 2024 Annual Meeting of Stockholders, our stockholders voted to approve an annual holding of the advisory vote on executive compensation. The annual frequency will continue until the next required non-binding, advisory vote on the frequency of advisory votes on executive compensation is held in 2030.
REQUIRED VOTE
Approval of this advisory resolution, commonly referred to as a “say-on-pay” resolution, requires the affirmative vote of a majority of the votes cast (meaning the number of shares voted “for” such proposal must exceed the number of shares voted “against” such proposal) by holders of shares of our common stock at the Annual Meeting at which a quorum is present.
RECOMMENDATION
Our Board of Directors recommends a vote “FOR” approval of the advisory resolution to approve executive compensation set forth above.
OTHER MATTERS
We do not expect that any matter other than the foregoing proposals will be brought before the Annual Meeting. If, however, such a matter is properly presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, the persons appointed as proxies will vote as recommended by our Board of Directors or, if no recommendation is given, in accordance with their judgment.
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ADDITIONAL INFORMATION
AVAILABILITY OF ANNUAL REPORT AND PROXY STATEMENT
If you would like to receive a paper copy of our 2025 Annual Report or this Proxy Statement, please contact us at Investor Relations, XPO, Inc., Five American Lane, Greenwich, Connecticut 06831 or by email at investors@xpo.com, and we will send a copy to you without charge.
A NOTE ABOUT OUR WEBSITE
Although we include references to our website, www.xpo.com, including the Investor Relations section of our website, investors.xpo.com, and certain additional third-party websites throughout this Proxy Statement, information that is included on our website is not incorporated by reference into, and is not a part of, this Proxy Statement. The address of our website is included as an inactive textual reference only.
We use our website as one means of disclosing material non-public information and for complying with our disclosure obligations under the SEC’s Regulation FD. Such disclosures typically will be included within the Investor Relations section of our website. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings and public conference calls and webcasts.
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ANNEX A—
RECONCILIATION OF NON-GAAP
MEASURES
RECONCILIATION OF NET INCOME FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA
(Unaudited)
(In millions)
	Years Ended December 31,
	2025	2024	2023	2022	2021
Net income from continuing operations	$316	$387	$192	$184	$96
Debt extinguishment loss	6	—	25	39	54
Interest expense	219	223	168	135	211
Income tax provision	121	86	68	74	11
Depreciation and amortization expense	521	490	432	392	385
Pre-Con-way acquisition environmental matter(1)	35	—	—	—	—
Goodwill impairment	—	—	—	64	—
Legal matters(2)	(13)	—	8	—	—
Transaction and integration costs	8	53	58	58	36
Restructuring costs	59	27	44	50	19
Other	—	—	1	1	—
Adjusted EBITDA	$1,272	$1,266	$996	$997	$812

Amounts may not add due to rounding.
(1)
Relates to environmental and product liability claims involving a former subsidiary of Con-way, which was sold prior to XPO’s acquisition of Con-way in 2015, as described in Note 17 to the company’s 2025 Annual Report on Form 10-K.

(2)
Legal matters in 2023 relates to California Environmental Matters as described in Note 17 to the company’s 2025 Annual Report on Form 10-K and legal matters in 2025 reflects the settlement of claims against certain truck manufacturers related to purchases by our European Transportation segment covering periods prior to 2015.

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RECONCILIATION OF ADJUSTED NET INCOME NET INCOME AND DILUTED EARNINGS PER SHARE TO AND ADJUSTED DILUTED EARNINGS PER SHARE
(Unaudited)
(In millions, except per share data)
	Years Ended December 31,
	2025	2024
Net income(1)	$316	$387
Debt extinguishment loss	6	—
Amortization of acquisition-related intangible assets	58	57
Pre-Con-way acquisition environmental matter(2)	35	—
Legal matter(3)	(13)	—
Transaction and integration costs	8	53
Restructuring costs	59	27
Income tax associated with the adjustments above(4)	(24)	(24)
European legal entity reorganization(5)	1	(41)
Adjusted net income(1)	$445	$460
Adjusted diluted earnings per share(1)	$3.73	$3.83
Weighted-average common shares outstanding
Diluted weighted-average common shares outstanding	119	120
Amounts may not add due to rounding.
(1)
Includes gains from sales of real estate of $12 million ($15 million pre-tax) or $0.10 per diluted share and $26 million ($34 million pre-tax) or $0.22 per diluted share for the years ended December 31, 2025 and 2024, respectively.

(2)
Relates to environmental and product liability claims involving a former subsidiary of Con-way, which was sold prior to XPO’s acquisition of Con-way in 2015, as described in Note 17 to the company’s 2025 Annual Report on Form 10-K.

(3)
Reflects the settlement of claims against certain truck manufacturers related to purchases by our European Transportation segment covering periods prior to 2015.

(4)
The income tax rate applied to reconciling items is based on the GAAP annual effective tax rate, excluding discrete items, non-deductible compensation, and contribution- and margin-based taxes.

(5)
Reflects a tax benefit recognized in the second quarter of 2024 and the subsequent adjustments recognized related to a legal entity reorganization within our European Transportation business.

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RECONCILIATION OF NORTH AMERICAN LTL SEGMENT ADJUSTED OPERATING INCOME, ADJUSTED OPERATING RATIO, AND ADJUSTED EBITDA, EXCLUDING GAINS ON REAL ESTATE TRANSACTIONS
(Unaudited)
(In millions)
	Years Ended December 31,
	2025	2024
Revenue (excluding fuel surcharge revenue)	$4,101	$4,115
Fuel surcharge revenue	731	785
Revenue	4,832	4,899
Salaries, wages and employee benefits	2,520	2,515
Purchased transportation	123	248
Fuel, operating expenses and supplies(1)	885	928
Operating taxes and licenses	67	65
Insurance and claims	111	80
Gains on sales of property and equipment	(9)	(27)
Depreciation and amortization	381	346
Transaction and integration costs	—	1
Restructuring costs	5	7
Operating income	749	735
Operating ratio(2)	84.5%	85.0%
Amortization expense	36	36
Transaction and integration costs	—	1
Restructuring costs	5	7
Gains on real estate transactions	(15)	(34)
Adjusted operating income	$775	$746
Adjusted operating ratio(3)	84.0%	84.8%
Depreciation expense	345	310
Pension income	6	25
Gains on real estate transactions	15	34
Adjusted EBITDA(4)	$1,142	$1,115
Adjusted EBITDA margin(4)	23.6%	22.8%
Gains on real estate transactions	15	34
Adjusted EBITDA, excluding gains on real estate transactions	$1,126	$1,081

Amounts may not add due to rounding.
(1)
Fuel, operating expenses and supplies includes fuel-related taxes.

(2)
Operating ratio is calculated as (1 – (Operating income divided by Revenue)) using the underlying unrounded amounts.

(3)
Adjusted operating ratio is calculated as (1 – (Adjusted operating income divided by Revenue)) using the underlying unrounded amounts; adjusted operating margin is the inverse of adjusted operating ratio.

(4)
Adjusted EBITDA is used by our chief operating decision maker to evaluate segment profit (loss) in accordance with ASC 280. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue using the underlying unrounded amounts.

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NON-GAAP FINANCIAL MEASURES
As required by the SEC rules we provide reconciliations of the non-GAAP financial measures contained in this Proxy Statement to the most directly comparable measure under GAAP, which are set forth in the financial tables above.
XPO’s non-GAAP financial measures used in this Proxy Statement include: adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”) on a consolidated basis; adjusted EBITDA, excluding gains on real estate transactions for our North American LTL segment; adjusted net income; adjusted diluted earnings per share (“adjusted EPS”); adjusted operating income for our North American LTL segment; and adjusted operating ratio for our North American LTL segment.
We believe that the above adjusted financial measures facilitate analysis of our ongoing business operations because they exclude items that may not be reflective of, or are unrelated to, XPO and its business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. Other companies may calculate these non-GAAP financial measures differently, and therefore our measures may not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should only be used as supplemental measures of our operating performance. Adjusted EBITDA, adjusted EBITDA, excluding gains on real estate transactions, adjusted net income, adjusted EPS, adjusted operating income and adjusted operating ratio include adjustments for transaction and integration costs, as well as restructuring costs and other adjustments as set forth in the tables above. Transaction and integration adjustments are generally incremental costs that result from an actual or planned acquisition, divestiture or spin-off and may include transaction costs, consulting fees, stock-based compensation, retention awards, internal salaries and wages (to the extent the individuals are assigned full-time to integration and transformation activities) and certain costs related to integrating and converging IT systems. Restructuring costs primarily relate to severance costs associated with business optimization initiatives. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating XPO’s and each business segment’s ongoing performance.
We believe that adjusted EBITDA and adjusted EBITDA, excluding gains on real estate transactions improve comparability from period to period by removing the impact of our capital structure (interest and financing expenses), asset base (depreciation and amortization), tax impacts and other adjustments as set out in the above tables that management has determined are not reflective of core operating activities and thereby assist investors with assessing trends in our underlying businesses. We believe that adjusted net income and adjusted EPS improve the comparability of our operating results from period to period by removing the impact of certain costs and gains that management has determined are not reflective of our core operating activities, including amortization of acquisition-related intangible assets, transaction and integration costs, restructuring costs and other adjustments as set out in the attached tables. We believe that adjusted operating income and adjusted operating ratio for our North American LTL business improve the comparability of our operating results from period to period by removing the impact of certain transaction and integration costs and restructuring costs, as well as amortization expense and other adjustments as set out in the above tables.
FORWARD-LOOKING STATEMENTS
This Proxy Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.
These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include the risks discussed in our filings with the SEC, and the following: the effects of business, economic, political, legal, and regulatory impacts or conflicts upon our operations; supply chain disruptions and shortages, strains on production or extraction of raw materials, cost inflation and labor and equipment shortages; our ability to align our investments in capital assets, including equipment, service centers, and warehouses to our customers’ demands; our ability to implement our cost and revenue initiatives and realize growth and expansion as a result of those initiatives; the effectiveness of our action plan, and other management actions, to improve our North American LTL business; our ability to continue insourcing linehaul in ways that enhance our network efficiency and productivity; the anticipated impact of a freight market recovery on our business; our ability to capture profitable share gains, facilitate yield growth, and improve margins during an upcycle; our ability to benefit from a sale, spin-off or other divestiture of one or more business units or to successfully integrate and realize anticipated synergies, cost savings and profit opportunities from acquired companies; goodwill impairment; issues related to compliance with data protection laws, competition laws, and intellectual property laws; fluctuations in currency exchange rates, fuel prices and fuel surcharges; our ability to develop and implement proprietary technology and suitable information technology systems that contribute to cost and productivity improvements; the impact of potential cyber-attacks and information technology or data security breaches or failures; our ability to repurchase shares on favorable terms; our indebtedness; our ability to raise debt and equity capital; fluctuations in interest rates; seasonal fluctuations; our ability to maintain positive relationships with our network of
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third-party transportation providers; our ability to attract and retain management talent and key employees including qualified drivers; labor matters; litigation; competition; and our ability to improve pricing growth.
All forward-looking statements set forth in this Proxy Statement are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this Proxy Statement speak only as of the date hereof, and we do not undertake any obligation to update forward-looking statements except to the extent required by law.
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XPO VOTE

Your vote matters – here's how to vote!

XPO, Inc. 2026 Annual Meeting of Stockholders Proxy Card

A Proposals

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Mario Harik	☐	☐	☐	02 - Bella Allaire	☐	☐	☐	03 - J. Wes Frye	☐	☐	☐
04 - Michael G. Jesselson	☐	☐	☐	05 - Allison Landry	☐	☐	☐	06 - Irene Moshouris	☐	☐	☐
07 - Johnny C. Taylor, Jr.	☐	☐	☐								

1 U P X

0494NC

01 - Mario Harik 04 - Michael G. Jesselson 07 - Johnny C. Taylor, Jr. 02 - Bella Allaire 05 - Allison Landry 03 - J. Wes Frye 06 - Irene Moshouris 1 U P X For Against Abstain For Against Abstain For Against Abstain A Proposals 0494NC 2. Ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal year 2026. 3. Advisory vote to approve executive compensation. The Board of Directors recommends a vote FOR all director nominees listed below. For Against Abstain For Against Abstain XPO, Inc. 2026 Annual Meeting of Stockholders Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 1. Election of Directors: The Board of Directors recommends a vote FOR proposals 2 and 3. Online Go to www.investorvote.com/XPO or scan the QR code. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/XPO Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada You may vote online or by phone instead of mailing this card. Your control number is located in the shaded bar below. Your vote matters – here’s how to vote! Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/XPO PROXY FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2026 This Proxy is solicited on behalf of the Board of Directors of XPO, Inc. The undersigned hereby acknowledges receipt of the XPO, Inc. Notice of 2026 Annual Meeting and Proxy Statement and hereby constitutes and appoints Mario Harik and Wendy Cassity, and each of them, its true and lawful agents and proxies, with full power of substitution in each, to attend the XPO, Inc. 2026 Annual Meeting of Stockholders on Tuesday, May 19, 2026 held as a virtual meeting via webcast, and any postponement or adjournment thereof, and to vote on the matters indicated all shares of Common Stock, par value $0.001, that the undersigned would be entitled to vote if personally present. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. PLEASE PROMPTLY COMPLETE, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND MAIL IN THE ENCLOSED POSTAGE-PAID ENVELOPE. XPO, Inc. C Non-Voting Items IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Change of Address — Please print new address below. Comments — Please print your comments below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Important notice regarding the internet availability of proxy materials for the XPO, Inc. 2026 Annual Meeting of Stockholders to be held on May 19, 2026: The Notice of 2026 Annual Meeting, Proxy Statement, and 2025 Annual Report on Form 10-K are available at www.investorvote.com/XPO The XPO, Inc. 2026 Annual Meeting of Stockholders will be held on May 19, 2026 at 10:00 a.m. Eastern Time virtually via the internet at meetnow.global/M6W4LLV To access the virtual meeting, you must have your control number that is printed in the shaded bar located on the reverse side of this form. YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

01 - Mario Harik 04 - Michael G. Jesselson 07 - Johnny C. Taylor, Jr. 02 - Bella Allaire 05 - Allison Landry 03 - J. Wes Frye 06 - Irene Moshouris 1 U P X For Against Abstain For Against Abstain For Against Abstain A Proposals 0494NC 2. Ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal year 2026. 3. Advisory vote to approve executive compensation. The Board of Directors recommends a vote FOR all director nominees listed below. For Against Abstain For Against Abstain XPO, Inc. 2026 Annual Meeting of Stockholders Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 1. Election of Directors: The Board of Directors recommends a vote FOR proposals 2 and 3. Online Go to www.investorvote.com/XPO or scan the QR code. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/XPO Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada You may vote online or by phone instead of mailing this card. Your control number is located in the shaded bar below. Your vote matters – here’s how to vote! Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/XPO PROXY FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2026 This Proxy is solicited on behalf of the Board of Directors of XPO, Inc. The undersigned hereby acknowledges receipt of the XPO, Inc. Notice of 2026 Annual Meeting and Proxy Statement and hereby constitutes and appoints Mario Harik and Wendy Cassity, and each of them, its true and lawful agents and proxies, with full power of substitution in each, to attend the XPO, Inc. 2026 Annual Meeting of Stockholders on Tuesday, May 19, 2026 held as a virtual meeting via webcast, and any postponement or adjournment thereof, and to vote on the matters indicated all shares of Common Stock, par value $0.001, that the undersigned would be entitled to vote if personally present. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. PLEASE PROMPTLY COMPLETE, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND MAIL IN THE ENCLOSED POSTAGE-PAID ENVELOPE. XPO, Inc. C Non-Voting Items IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Change of Address — Please print new address below. Comments — Please print your comments below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Important notice regarding the internet availability of proxy materials for the XPO, Inc. 2026 Annual Meeting of Stockholders to be held on May 19, 2026: The Notice of 2026 Annual Meeting, Proxy Statement, and 2025 Annual Report on Form 10-K are available at www.investorvote.com/XPO The XPO, Inc. 2026 Annual Meeting of Stockholders will be held on May 19, 2026 at 10:00 a.m. Eastern Time virtually via the internet at meetnow.global/M6W4LLV To access the virtual meeting, you must have your control number that is printed in the shaded bar located on the reverse side of this form. YOUR VOTE IS IMPORTANT Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.